                                               Filed Pursuant to Rule 424(b)(2)
                                                          File Number 333-00282

          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 23, 1998

                         METROPOLITAN MORTGAGE COMPANY

                                MASTER SERVICER

                       TFC HOME EQUITY LOAN TRUST 1998-1

         TFC HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 1998-1

                                  $93,860,000

 CONSIDER CAREFULLY         THE CERTIFICATES WILL BE ISSUED BY THE TFC HOME
 THE RISK FACTORS           EQUITY LOAN TRUST 1998-1 PURSUANT TO A POOLING AND
 BEGINNING ON PAGE          SERVICING AGREEMENT TO BE ENTERED INTO AMONG
 S-11 IN THIS               METROPOLITAN MORTGAGE COMPANY, AS MASTER SERVICER,
 PROSPECTUS SUPPLEMENT      TRANSAMERICA CONSUMER MORTGAGE RECEIVABLES
 AND PAGE 13 IN THE         CORPORATION, AS SELLER, AND THE FIRST NATIONAL
 ACCOMPANYING               BANK OF CHICAGO, AS TRUSTEE.
 PROSPECTUS.


                           Initial     Pass-
                           Certificate Through     Price to    Underwriting Proceeds to
                   Class   Balance     Rate        Public      Discount     Seller (1)
                   A-1     $78,066,000 6.60%(2)    100.000%(3) 0.375%       99.625%
                   A-2     $15,794,000 Variable(4) 100.000%    0.375%       99.625%

 The certificates will
 represent interests
 only in the trust
 created for Series
 1998-1 and will not
 represent interests
 in or obligations of
 Transamerica Consumer
 Mortgage Receivables
 Corporation,
 Metropolitan Mortgage
 Company or any of
 their affiliates.

                            (1) Before deducting expenses payable by
                                Transamerica Consumer Mortgage Receivables
                                Corporation, estimated to be $250,000.
                            (2) On any payment date that occurs after the
                                Optional Termination Date (as defined in this prospectus supplement), the pass-through rate shall be 7.10%.

                            (3) Plus accrued interest at the pass-through rate
                                from November 1, 1998.
 This prospectus            (4) The lesser of (a) (i) One-Month LIBOR (as
 supplement may be              defined in this prospectus supplement) plus
 used to offer and              0.54% with respect to any payment date that
 sell the Class A               occurs on or prior to the Optional Termination
 Certificates only if           Date (as defined in this prospectus
 accompanied by the             supplement) or (ii) One-Month LIBOR plus 1.08%
 prospectus.                    with respect to any payment date that occurs
                                after the Optional Termination Date and (b) the Group 2 Net WAC Cap (as defined in this prospectus supplement).


                            The Trust will also issue the Class R Certificate which will not be sold to the public. The Class R Certificate is not being offered by this prospectus supplement and will be subordinated to the Class A Certificates.

Certain distributions on the Class A Certificates will be unconditionally guaranteed pursuant to the terms of a certificate insurance policy to be issued by

                            [AMBAC LOGO GOES HERE]

 NEITHER THE  SECURITIES  AND EXCHANGE  COMMISSION NOR  ANY  STATE SECURITIES
  COMMISSION  HAS  APPROVED   THESE  SECURITIES  OR   DETERMINED  THAT  THIS
   PROSPECTUS SUPPLEMENT  OR THE  PROSPECTUS IS  ACCURATE OR  COMPLETE. ANY
    REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      PRUDENTIAL SECURITIES INCORPORATED

                               NOVEMBER 23, 1998

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                          THE ACCOMPANYING PROSPECTUS

  You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or to which we have referred you in the prospectus supplement or prospectus. We have not authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell the certificates. The information in this prospectus supplement and the accompanying prospectus may only be accurate on the respective dates of these documents.

  We provide information to you about the Class A Certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates. IF THE TERMS OF YOUR CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

  We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents provides the pages on which these captions are located.

  You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Principal Definitions" on page S-74 in this document and at the end of the accompanying prospectus.

                               TABLE OF CONTENTS

                                                                           PAGE
                          PROSPECTUS SUPPLEMENT
SUMMARY INFORMATION.......................................................  S-5
 What You Own.............................................................  S-5
 Information about the Mortgage Pool......................................  S-5
 The Class A Certificates.................................................  S-5
 Initial Certificate Balance of the Certificates..........................  S-6
 Denominations............................................................  S-6
 Distributions on the Certificates........................................  S-6
 General..................................................................  S-6
 Distributions of Interest................................................  S-7
 Distributions of Principal...............................................  S-7
 Credit Enhancement.......................................................  S-8
 Advances.................................................................  S-9
 Optional Termination and Termination Auction.............................  S-9
 Yield and Prepayment Considerations......................................  S-9
 Book-Entry Registration.................................................. S-10
 Ratings.................................................................. S-10
 Legal Investment......................................................... S-10
 Erisa Considerations..................................................... S-10
 Tax Status............................................................... S-10
RISK FACTORS.............................................................. S-11
DESCRIPTION OF THE MORTGAGE POOL.......................................... S-19
 General.................................................................. S-19
 Group 1.................................................................. S-19
 Group 2.................................................................. S-26
 Conveyance of Subsequent Loans and
  Pre-Funding Account..................................................... S-32
CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS............................... S-34
 Special Yield and Prepayment Considerations Applicable to the Class A-2
  Certificates............................................................ S-36
 Prepayment Model......................................................... S-37
 Class A-1 Certificates................................................... S-40
 Class A-2 Certificates................................................... S-41
THE MASTER SERVICER--ORIGINATION AND SERVICING EXPERIENCE................. S-42
 General.................................................................. S-42
 Metropolitan Mortgage Company............................................ S-42
LOSS AND DELINQUENCY EXPERIENCE........................................... S-46
DESCRIPTION OF THE CERTIFICATES........................................... S-47
 General.................................................................. S-47
 Final Scheduled Payment Dates............................................ S-48
 Representations and Warranties of the Seller and the Master Servicer..... S-49
 Distributions............................................................ S-49
 Credit Enhancement....................................................... S-55
 Advances; Compensating Interest.......................................... S-57
 Servicing Compensation................................................... S-58
 Certain Matters Regarding the Master Servicer............................ S-58
 Master Servicer Termination Events....................................... S-59
 Rights Upon the Occurrence of a Master Servicer Termination Event........ S-60

                                                                          PAGE
 Termination; Purchase of Home Equity Loans.............................. S-60
 Amendment of Pooling and Servicing Agreement............................ S-61
 Assignment of Home Equity Loans......................................... S-62
THE CERTIFICATE INSURANCE POLICY AND THE INSURER......................... S-63
 The Insurer............................................................. S-63
 The Certificate Insurance Policy........................................ S-65
THE TRUSTEE.............................................................. S-67
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................. S-67
ERISA CONSIDERATIONS..................................................... S-69
LEGAL INVESTMENT......................................................... S-71
USE OF PROCEEDS.......................................................... S-71
UNDERWRITING............................................................. S-72
EXPERTS.................................................................. S-72
RATINGS.................................................................. S-73
LEGAL MATTERS............................................................ S-73
INDEX OF DEFINITIONS..................................................... S-74
APPENDIX A--Global Clearance, Settlement and Tax Documentation
 Procedures..............................................................  A-1
APPENDIX B--The Master Servicer Underwriting Criteria....................  B-1
                               PROSPECTUS
AVAILABLE INFORMATION....................................................    2
REPORTS TO HOLDERS.......................................................    2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................    3
SUMMARY OF PROSPECTUS....................................................    4
 Seller..................................................................    4
 Issuer..................................................................    4
 Master Servicer.........................................................    4
 Trustee.................................................................    4
 Cut-off Date............................................................    4
 Closing Date............................................................    4
 Description of Certificates.............................................    4
 Payment Date............................................................    5
 Record Date.............................................................    5
 Determination Date......................................................    5
 Interest................................................................    5
 Principal...............................................................    6
 Denominations...........................................................    7
 Registration of the Certificates........................................    7
 The Trust Property......................................................    8
 Optional Termination....................................................    9
 Mandatory Termination...................................................    9
 Yield and Prepayment Considerations.....................................    9
 Credit Enhancement......................................................   10
 Advances................................................................   10
 Servicing Fee...........................................................   11

                                 PAGE                                       PAGE

 Ratings....................................................................  11
 Certain Legal Aspects of the Home Equity Loans.............................  11
 Tax Status of the Certificates.............................................  12
 ERISA Considerations.......................................................  12
 Legal Investment...........................................................  12
 Use of Proceeds............................................................  12
RISK FACTORS................................................................  13
 Risks of the Home Equity Loans.............................................  13
 Limited Operating History of TransAmerica Mortgage Company.................  15
 Certificates...............................................................  15
 Creditors' Rights and Bankruptcy Considerations............................  16
 Yield and Prepayment Considerations........................................  17
 Original Issue Discount....................................................  17
DESCRIPTION OF THE MORTGAGE POOLS...........................................  18
 General....................................................................  18
 Payments on the Home Equity Loans..........................................  19
CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS.................................  20
THE TRUSTS..................................................................  21
TRANSAMERICA FINANCE CORPORATION............................................  22
THE MASTER SERVICER AND ITS AFFILIATES......................................  22
THE SELLER..................................................................  23
THE CONSUMER MORTGAGE LOAN PROGRAM..........................................  23
 Lending....................................................................  23
 Credit Policy and Procedures Relating to Consumer Loans....................  24
 Servicing of Consumer Mortgage Loans.......................................  25
 Delinquency and Loss Experience............................................  25
DESCRIPTION OF THE CERTIFICATES.............................................  26
 General....................................................................  26
 Interest...................................................................  27
 Principal..................................................................  27
 Assignment of the Home Equity Loans........................................  28
 Representations and Warranties of the Seller...............................  29
 Payments on the Home Equity Loans..........................................  30
 Advances; Servicing Advances...............................................  31
 Distributions..............................................................  31
 Optional Disposition of Home Equity Loans..................................  33
 Mandatory Disposition of Home Equity Loans.................................  33
 Reports to Holders.........................................................  33
 Description of Credit Enhancement..........................................  34
 Payment of Certain Expenses................................................  37
 Servicing Compensation.....................................................  37
 Servicing Standards........................................................  38
 Use of Subservicers........................................................  39
 Servicing Certificates and Audits..........................................  40

 Limitations on Liability of the Master Servicer and Its Agents............  40
 Removal and Resignation of Master Servicer................................  40
 Registration and Transfer of the Certificates.............................  41
CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS.............................  44
 General...................................................................  45
 Foreclosure in General....................................................  45
 Junior Mortgages..........................................................  46
 Rights of Redemption......................................................  47
 Anti-Deficiency Legislation and Other Limitations on Lenders..............  47
 Enforceability of Certain Provisions......................................  48
 Relief Act Limitations on Interest Payments and Foreclosures..............  49
 Environmental Legislation.................................................  49
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................  49
 General...................................................................  49
 REMICS....................................................................  50
 Taxation of Owners of REMIC Regular Certificates..........................  51
 Taxation of Owners of REMIC Residual Certificates.........................  56
 Mark-to-Market Rules......................................................  61
 Possible Pass-Through of Miscellaneous Itemized Deductions................  61
 Sales of REMIC Certificates...............................................  61
 Prohibited Transactions and Other Possible REMIC Taxes....................  62
 Tax and Restrictions on Transfers of REMIC Residual Certificates to
  Certain Organizations....................................................  63
 Termination...............................................................  64
 Reporting and Other Administrative Matters................................  64
 Backup Withholding With Respect to REMIC Certificates.....................  65
 Foreign Investors in REMIC Certificates...................................  65
STATE AND OTHER TAX CONSEQUENCES...........................................  66
ERISA CONSIDERATIONS.......................................................  66
 Plan Asset Regulation.....................................................  67
 Prohibited Transaction Exemptions.........................................  67
 Insurance Company General Accounts........................................  69
 Representation from Investing Plans.......................................  70
 Tax Exempt Investors......................................................  70
 Consultation With Counsel.................................................  70
LEGAL INVESTMENT...........................................................  71
USE OF PROCEEDS............................................................  71
PLAN OF DISTRIBUTION.......................................................  71
RATINGS....................................................................  71
LEGAL MATTERS..............................................................  72
INDEX OF PRINCIPAL DEFINITIONS............................................. I-1

                              SUMMARY INFORMATION

The following summary highlights selected information from this prospectus supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the Class A Certificates, read carefully this entire prospectus supplement and the accompanying prospectus.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings assigned in the prospectus.

WHAT YOU OWN

Your certificates represent ownership of a portion of the Trust. The Trust contains a pool of home equity loans and certain other assets, as described under "Description of the Certificates--General" in this prospectus supplement.

THE CLASS A CERTIFICATES ONLY REPRESENT INTERESTS IN THE ASSETS OF THE TRUST. ALL PAYMENTS TO YOU WILL COME ONLY FROM THE AMOUNTS RECEIVED IN CONNECTION WITH THOSE ASSETS.

INFORMATION ABOUT THE MORTGAGE POOL

The mortgage pool consists of approximately 3,076 fixed or floating rate home equity loans with an aggregate principal balance as of October 31, 1998 of approximately $81,519,179. All of the home equity loans are secured by residential properties and each is set to mature within 30 years of the date it was originated.

The mortgage pool consists of two loan groups, one consisting only of fixed rate home equity loans and the other consisting primarily of floating rate home equity loans. As of October 31, 1998, the fixed rate group consists of approximately 2,971 fixed rate home equity loans with an aggregate principal balance of approximately $68,316,803 and the other loan group consists of approximately 103 floating rate and two fixed rate home equity loans with an aggregate principal balance of approximately $13,202,376.

Transamerica Consumer Mortgage Receivables Corporation will deposit a portion of the proceeds from the issuance of the certificates into a pre-funding account, which the Trust will use to purchase additional home equity loans for inclusion in the mortgage pool after the date of issuance of the certificates. See "Description of the Mortgage Pool--Conveyance of Subsequent Loans and Pre-Funding Account" in this prospectus supplement.

For a further description of the home equity loans in each loan group, see "Description of the Mortgage Pool" in this prospectus supplement.

THE CLASS A CERTIFICATES

Transamerica Consumer Mortgage Receivables Corporation will deposit the home equity loans into the Trust. The Trust has been created for the purpose of issuing the TFC Home Equity Loan Asset-Backed Certificates, Series 1998-1.

The approximate initial certificate balance, pass-through rate and last scheduled payment date of each class of the Class A Certificates will be as follows:


                                                      Pass-
               Initial Certificate                   Through                   Last Scheduled
Class                Balance                          Rate                      Payment Date
---------------------------------------------------------------------------------------------
A-1                $78,066,000                     6.60%(1)                    March 25, 2030
A-2                $15,794,000                     Variable(2)                 March 25, 2030

(1) On any payment date that occurs after the Optional Termination Date (as defined in "Description of the Certificates--Distributions--Interest" in this prospectus supplement), the Pass-Through Rate shall be 7.10%.

(2) The lesser of (a) (i) One-Month LIBOR (as defined in "Description of the Certificates--Distributions--Interest" in this prospectus supplement) plus 0.54% with respect to any payment date that occurs on or prior to the Optional Termination Date (as defined in "Description of the Certificates-- Termination; Purchase of Home Equity Loans" in this prospectus supplement) or (ii) One-Month LIBOR plus 1.08% with respect to any payment date that occurs after the Optional Termination Date and (b) the Group 2 Net WAC Cap for such payment date. The "Group 2 Net WAC Cap" for any payment date will equal the average of the Net Mortgage Rates (as defined below) for the home equity loans in such loan group as of the first day of the preceding calendar month less the premium payable to the certificate insurer with respect to such loan group (calculated as a per annum rate) and, if such payment date occurs after the date that is six months after the date of issuance of the certificates, less 0.75%, with such average weighted by the respective principal balances of each such home equity loan as of such first day. The "Net Mortgage Rate" for any home equity loan is the interest rate for such loan less the per annum rate used to determine the master servicing fee.

The Class A-1 Certificates correspond to the group of fixed rate loans ("Loan Group 1") and the Class A-2 Certificates correspond to the other group of fixed and floating rate loans ("Loan Group 2"). Each class of certificates generally will receive distributions based only on principal and interest collected from the home equity loans in the corresponding loan group. However, under certain circumstances the certificates may receive distributions based on payments collected from the other loan group, as described in "Description of the Certificates--Distributions--Payment Priority" and "--Credit Enhancement-- Cross-Collateralization" in this prospectus supplement.

The Trust will also issue the Class R Certificate which will not be sold to the public. The Class R Certificate is not being offered by this prospectus supplement and will be subordinated to the Class A Certificates.

DENOMINATIONS

The Class A Certificates are offered in minimum denominations of $100,000 each and multiples of $1,000 in excess thereof.

DISTRIBUTIONS ON THE CERTIFICATES

GENERAL

Each month, the Trustee, The First National Bank of Chicago, will make distributions of interest and principal to the holders of the certificates. The first payment date will be December 28, 1998. Thereafter, distributions will be made on the 25th day of each month, or if such 25th day is not a business day, on the next business day.

The mortgagors will pay interest and principal on the home equity loans during the month to the Master Servicer. On the payment date in the next month, the Trustee will distribute the amount collected by the Master Servicer from each loan group, net of the master servicing fee, reimbursements for certain advances made and expenses incurred by the Master Servicer and the premium under the certificate insurance policy, to the holders of the certificates related to that loan group. See "Description of the Certificates--Distributions" in this prospectus supplement.

DISTRIBUTIONS OF INTEREST

The Class A-1 Certificates will accrue interest for each payment date in an amount equal to 1/12th of the annual pass-through rate for that class of certificates multiplied by the related certificate balance immediately prior such payment date. The Class A-2 Certificates will accrue interest for each payment date in an amount determined on the basis of the actual number of days elapsed over 360 at the annual pass-through rate for that class of certificates multiplied by the related certificate balance immediately prior to such payment date.

The annual pass-through rate for each class of Class A Certificates is set forth on the cover page of this prospectus supplement. The interest period for the Class A-1 Certificates for each payment date is the calendar month preceding such payment date. The interest period for the Class A-2 Certificates is the period from the preceding payment date (or from the date of issuance of the certificates with respect to the first payment date) through the day prior to the payment date. See "Description of the Certificates--Distributions-- Interest" in this prospectus supplement.

It is possible that, on any given payment date, there will be insufficient payments from the home equity loans to cover interest accrued on the certificates. If there are insufficient payments on the home equity loans, the Master Servicer does not advance its own funds to cover that interest shortfall, and there is a default by Ambac Assurance Corporation under the certificate insurance policy, such interest shortfall will be borne by the related Class of Certificates. See "Description of the Certificates--Advances; Compensating Interest" and "The Certificate Insurance Policy and the Insurer-- The Certificate Insurance Policy" in this prospectus supplement.

LIBOR. The pass-through rate for the Class A-2 Certificates will be adjusted each month based on changes in the London Interbank Offered Rate for one-month U.S. dollar deposits, as described in "Description of the Certificates-- Distributions--Interest" in this prospectus supplement.

Compensating Interest. When mortgagors make prepayments in full, they need not pay a full month's interest on the prepayment amount. Instead, they are required to pay interest only to the date of such prepayment. To compensate certificateholders for the shortfall in interest this causes, the Master Servicer will pay compensating interest to the certificateholders out of the master servicing fee it collects. The Master Servicer will not pay any compensating interest when mortgagors make partial prepayments. See "Description of the Certificates--Advances; Compensating Interest" and "Yield and Prepayment Considerations" in this prospectus supplement.

DISTRIBUTIONS OF PRINCIPAL

On each payment date, a certain portion of the payments collected by the Master Servicer on all of the home equity loans in each loan group will be distributed to the certificates related to such loan group as principal. See "Description of the Certificates-- Distributions--Payment Priority" in this prospectus supplement.

It is possible that there will be insufficient payments from the home equity loans to cover all principal payments on the Class A Certificates. The certificate insurance policy unconditionally guarantees the ultimate payment of principal on the Class A Certificates. In the event of a default by Ambac Assurance Corporation under the certificate insurance policy, however, you may not recover the full principal amount your certificates. See "Description of the Certificates--Credit Enhancement" and "The Certificate Insurance Policy and the Insurer--The Certificate Insurance Policy" in this prospectus supplement.

CREDIT ENHANCEMENT

Overcollateralization. Interest collected each month on the home equity loans in each loan group generally will exceed the amount of interest accrued on the related certificates. A portion of such excess interest, net of the fees and reimbursements paid to the Master Servicer and the premium paid under the certificate insurance policy, will initially be distributed as principal to the Class A Certificates. As a result of such principal distributions (to the extent not offset by losses on the home equity loans), the Class A Certificates will become "overcollateralized"; i.e., the aggregate principal balance of the home equity loans in each loan group will become greater than the aggregate certificate balance of the related certificates. The Pooling and Servicing Agreement requires that a certain level of overcollateralization be maintained for the certificates related to each loan group. Once a required level has been reached, excess interest will no longer be used to accelerate the amortization of the related certificates. Whenever the level of overcollateralization falls below the required level, excess interest will again be paid as principal to the related certificates until the required level has been reached. Excess interest that is not paid to the Class A Certificates in order to create or maintain the required overcollateralization level, or used to make certain other payments as described in this prospectus supplement, will be passed through to the Class R Certificate. See "Description of the Certificates-- Credit Enhancement--Overcollateralization Resulting from Cash Flow Structure" in this prospectus supplement.

Cross-Collateralization. The Pooling and Servicing Agreement provides for cross-collateralization through the application of excess interest and certain other excess amounts generated by one loan group to fund shortfalls with respect to the other loan group and to meet the required level of overcollateralization for the other loan group. See "Description of the Certificates--Distributions" in this prospectus supplement.

The Certificate Insurance Policy. A certificate insurance policy will be issued by Ambac Assurance Corporation in favor of the Trustee for the benefit of the holders of the Class A Certificates. The certificate insurance policy will unconditionally guarantee payment of the interest accrued on each Class A Certificate on each payment date and the ultimate payment of principal on the Class A Certificates. The certificate insurance policy will not guarantee any rate of principal payments on the Class A Certificates and will not guarantee payments of any LIBOR carryover amount with respect to the Class A-2 Certificates. In the event of a default by Ambac Assurance Corporation under the certificate insurance policy, the certificateholders will directly bear the credit and other risks associated with their interests in the Trust. See "The Certificate Insurance Policy and the Insurer--The Certificate Insurance Policy" in this prospectus supplement.

ADVANCES

For any month, if the Master Servicer receives an interest payment on a home equity loan that is less than the full scheduled interest payment or receives no payment, the Master Servicer will advance its own funds to cover that interest shortfall. The Master Servicer will also advance its own funds to pay certain fees and expenses relating to the home equity loans and to keep current any mortgage loan senior to any home equity loan in the pool. However, the Master Servicer will make advances with respect to a home equity loan only so long as it determines that such advance will be recoverable from future payments or collections on that home equity loan. See "Description of the Certificates--Advances; Compensating Interest" in this prospectus supplement.

OPTIONAL TERMINATION AND TERMINATION AUCTION

Once the aggregate principal balance of the home equity loans has been reduced to less than 10% of the aggregate principal balance of the original home equity loans on October 31, 1998 and of the additional home equity loans on their respective dates of purchase, the Master Servicer has an option to purchase the home equity loans and the other assets remaining in the Trust or, if the Master Servicer does not exercise such option, the Trustee may sell such remaining assets at a termination auction. See "Description of the Certificates-- Termination; Purchase of Home Equity Loans" in this prospectus supplement. Any early retirement of the certificates that results from the Master Servicer's exercise of its purchase option or the Trustee's sale at a termination auction may have an effect on the yield on the certificates. See "Certain Yield and Prepayment Considerations" in this prospectus supplement and in the accompanying prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

The yield to maturity of each class of certificates will depend upon, among other things:

 . the price at which the certificates are purchased;

 . the applicable pass-through rate; and

 . the rate of prepayments on the related home equity loans.

A higher than anticipated rate of prepayments would reduce the aggregate principal balance of the certificates more quickly than expected, thereby reducing the aggregate interest payments with respect to such certificates. Therefore, a higher rate of principal prepayments could result in a lower than expected yield to maturity on classes of certificates purchased at a premium. Conversely, a lower than anticipated rate of principal prepayments could result in a lower than expected yield to maturity on classes of certificates purchased at a discount since payments of principal with respect to the home equity loans would occur later than anticipated. See "Risk Factors" and "Certain Yield and Prepayment Considerations" in this prospectus supplement.

BOOK-ENTRY REGISTRATION

In general, the Class A Certificates will be available only in book-entry form through the facilities of The Depository Trust Company, the Euroclear System or Cedel Bank, societe anonyme. See "Description of the Certificates--General" in this prospectus supplement.

RATINGS

The Class A Certificates are required to receive a rating of "AAA" from Standard & Poor's Ratings Services and a rating of "Aaa" from Moody's Investors Service, Inc. The ratings on the Class A Certificates address the likelihood of the receipt by holders of Class A Certificates of all distributions on the underlying home equity loans to which they are entitled. They do not address the likely actual rate of prepayments. Such rate of prepayments, if different than originally anticipated, could reduce the yield realized by holders of the Class A Certificates. The ratings also do not address the likelihood of the payment of any LIBOR carryover amount with respect to the Class A-2 Certificates. See "Ratings" in this prospectus supplement.

LEGAL INVESTMENT

The Class A Certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment" in this prospectus supplement. You should consult your own legal advisors in determining whether and to what extent the Class A Certificates constitute legal investments for you.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Class A Certificates will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

TAX STATUS

An election will be made to treat the Trust as a real estate mortgage investment conduit for federal income tax purposes. The Class A Certificates will represent ownership of regular interests and the Class R Certificate will represent ownership of residual interests. The Class A Certificates will generally be treated as representing ownership of debt for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the Class A Certificates, see "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

                                  RISK FACTORS

  You should carefully consider the matters discussed under "Risk Factors" in the prospectus and the following risk factors prior to any decision to invest in the Class A Certificates. The following discussion supplements, and does not replace or supersede, the discussion under "Risk Factors" in the prospectus.

  THE CLASS A CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF CLASS A CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

  THE CLASS A CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

                         RISKS OF THE HOME EQUITY LOANS

GENERAL Defaults by the mortgagors on the home equity loans may affect the yield on your certificates in two ways. First, if such defaults in any month reduce the aggregate principal balance of the home equity loans in a loan group below the certificate balance of the certificates related to such loan group, the insurer may be required to pay the amount of such principal shortfall under the certificate insurance policy. Such a payment under the certificate insurance policy, as well as payment of principal recovered after liquidating defaulted properties, will affect the yield on your certificates in the same way as prepayments by the mortgagors. See "--Yield and Prepayment Considerations--The Yield on Your Certificates Is Directly Related to the Rate of Prepayments on the Home Equity Loans" below. Second, if the insurer defaults on its obligations under the certificate insurance policy, payments collected on the remaining home equity loans in the loan group may be insufficient to support payments of principal on the related certificates, so that certificateholders will never recover the full certificate balance of their certificates. The following is a discussion of different types of risks of default associated with the home equity loans.

THE HOME EQUITY   Certain geographic regions of the United States from time to
LOANS ARE         time will experience weaker regional economic conditions and
CONCENTRATED IN   housing markets, and, consequently, will experience higher
CERTAIN           rates of loss and delinquency on mortgage loans than other
GEOGRAPHIC        geographic regions. Similarly, any geographic concentration
REGIONS           of mortgaged properties may increase the risk of loss due to natural disasters such as hurricanes, tornadoes and floods.
                  As of October 31, 1998 approximately 96.7% and 3.2% by principal balance of the home equity loans in Loan Group 1 are secured by mortgaged properties located in the states of Florida and Georgia, respectively. As of October 31, 1998 approximately 90.1% and 9.9% by principal balance of the home equity loans in Loan Group 2 are secured by mortgaged properties located in the states of Florida and Georgia, respectively. See "Description of the Mortgage Pool" in this prospectus supplement for further information regarding the geographic concentration of the home equity loans.

MANY OF THE       As of the Cut-off Date, approximately 34.7% and 3.3% by
HOME EQUITY       principal balance of the home equity loans in Loan Group 1
LOANS ARE         and Loan Group 2, respectively, are secured by second or
SECURED BY        more junior mortgages. Although little data is available,
JUNIOR LIENS      the rate of default of junior mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. See "Risk Factors--Risks of the Home
                  Equity Loans--Junior Liens" in the accompanying prospectus.

RECENTLY          Many of the home equity loans were originated within the
ORIGINATED HOME   past 12 months. As of October 31, 1998, the weighted average
EQUITY LOANS      number of months elapsed since origination (with such
MAY BE SUBJECT    average weighted by the respective principal balances of the
TO GREATER RISK   home equity loans) of the home equity loans in Loan Group 1
OF EARLY          is 6.7 months and in Loan Group 2 is 7.2 months. Although
DEFAULTS          little data is available, defaults on mortgage loans are
                  generally expected to occur more frequently in their early years.

THE MASTER        As described under "The Master Servicer--Origination and
SERVICER'S        Servicing Experience" in this prospectus supplement, the
UNDERWRITING      underwriting standards of the Master Servicer generally are
STANDARDS ARE     less stringent than those of Fannie Mae or Freddie Mac with
LESS STRINGENT    respect to a borrower's credit history and in certain other respects. As a result of the Master Servicer's approach to underwriting, the home equity loans in the pool may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a more traditional manner.

OTHER LEGAL       In addition to losses due to default by the mortgagors,
CONSIDERATIONS    losses may occur on the home equity loans in the event that the loans violate applicable laws. The home equity loans are subject to state laws that regulate interest rates and other charges, require certain disclosures and require licensing of a person originating or acquiring mortgage loans. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the home equity loans. The home equity loans are also subject to federal laws, including:

                  . The Federal Truth-in-Lending Act and Regulation Z
                    promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the home equity loans;
                  . The Equal Credit Opportunity Act and Regulation B
                    promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act in the extension of credit; and

                  . The Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

                  Some of the home equity loans are also subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act"), which incorporates the Home Ownership and Equity Protection Act of 1994 and adds certain provisions to Regulation Z under the Truth-in-Lending Act. The Riegle Act imposes additional disclosure and other requirements on creditors with respect to non-purchase money home equity loans with high interest rates or high upfront fees and charges. The Riegle Act applies on a mandatory basis to all home equity loans originated on or after October 1, 1995. Creditors who fail to comply with the provisions of the Riegle Act may be subject to statutory liabilities, and the Riegle Act may affect the enforceability of some of the home equity loans.

                  Violations of any of these state or federal laws, policies or principles may prevent the Master Servicer from collecting all or a portion of the principal and interest on the home equity loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Seller to damages and administrative enforcement. However, the Seller and the Master Servicer will each represent and warrant that the home equity loans were originated in compliance with all applicable laws. In addition, the Seller will be required to repurchase from the Trust, and the Master Servicer will be required to repurchase from the Seller, any home equity loans that did not comply with such state and federal laws and regulations at the time of origination.

                CREDITORS' RIGHTS AND BANKRUPTCY CONSIDERATIONS

GENERAL In addition to losses that arise due to default by the mortgagors or because the home equity loans violate applicable laws, losses may occur because assignments of the mortgages to the Trustee have not been recorded, a court orders the assets and liabilities of the Seller consolidated with those of a prior owner of the home equity loans, or the transaction between a prior owner and the Seller is characterized as a secured borrowing rather than a true sale.

ASSIGNMENTS OF    So long as certain conditions specified by Ambac Assurance
THE MORTGAGES     Corporation under the certificate insurance policy are met,
MAY NOT BE        assignments of the mortgages to the Trustee under the
RECORDED          Pooling and Servicing Agreement will not be required to be recorded. The failure to record assignments of the mortgages to the Seller and to the Trustee in some states in which the mortgaged properties are located may have the result of making the sale thereof ineffective against (i) creditors of a prior owner or the Seller, (ii) a purchaser to whom a prior owner or the Seller fraudulently, negligently, or inadvertently sells a home equity loan, or (iii) any bankruptcy trustee or similar official appointed for a prior owner or the Seller.

                  If the conditions specified by Ambac Assurance Corporation are not met, assignments of the mortgages in favor of the Trustee will be required to be recorded (or opinions of counsel acceptable to Ambac Assurance Corporation and the rating agencies of the Class A Certificates will be obtained to the effect that recording is not required to protect the Trust's interest in the related home equity loans). See "Description of the Certificates--Assignment of the Home Equity Loans" in the accompanying prospectus.


THE ASSETS OF     The transactions described in this prospectus supplement
THE SELLER MAY    will be structured such that the Seller is unlikely to
BECOME            become the debtor in a case under the United States
AVAILABLE TO      Bankruptcy Code and so that, even if such a filing should
CREDITORS OF      occur, it should not result in consolidation of the assets
PRIOR OWNERS OF   and liabilities of the Seller with those of any prior owner
THE HOME EQUITY   of the home equity loans. These steps include the creation
LOANS             of the Seller as a separate, limited purpose corporation,
                  the certificate of incorporation of which contains limitations on the nature of its business and restrictions on the ability of the Seller to commence voluntary or involuntary cases or proceedings under the Bankruptcy Code without the prior unanimous affirmative vote of all its directors. The Seller does not and will not engage in any activities other than the transactions described herein and other similar transactions and activities incidental to the foregoing. The Seller does not intend to file a voluntary petition under the Bankruptcy Code. However, the Seller or a prior owner of the home equity loans may become a debtor in a case under the Bankruptcy Code, or the activities of the Seller may result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of such prior owners.

                  The Master Servicer will represent and warrant that the transfer of the home equity loans to the Seller will constitute a sale to the Seller, and that all actions that are required to perfect the Seller's ownership interests in the home equity loans have been taken. Accordingly, it is intended that the home equity loans will not be part of the bankruptcy estate of any prior owner and will not be available to the creditors of any prior owner. However, if any prior owner becomes bankrupt, such prior owner, a bankruptcy trustee for such prior owner or a creditor of such prior owner may attempt to recharacterize the transaction between the prior owner and the Seller as a pledge of the home equity loans in connection with a borrowing by such prior owner rather than a true sale. If this argument is made, it could prevent timely payments of amounts due on the certificates. If such an attempt were successful, or if the assets and liabilities of the Seller are consolidated with those of prior owners of the home equity loans, reductions in distributions of principal and interest on the certificates could result, or a trustee in bankruptcy could elect to accelerate payment of the obligation to the Seller and liquidate the home equity loans.

                      YIELD AND PREPAYMENT CONSIDERATIONS

THE YIELD ON      Your certificates represent an interest in the Trust
YOUR              containing the home equity loans. As the mortgagors make
CERTIFICATES IS   payments of interest and principal on the home equity loans,
DIRECTLY          you will receive payments. Because the mortgagors may make
RELATED TO THE    those payments faster than scheduled, you may receive
RATE OF           distributions of principal faster than you expected. None of
PREPAYMENTS ON    the loans in Loan Group 1 have any prepayment penalties,
THE HOME EQUITY   while 41.59% by principal balance of the loans in Loan Group
LOANS             2 have prepayment penalties of varying amounts if the loans are prepaid during the first five years following origination. There is no guarantee that you will receive principal payments on your certificates at any specific rate or on specific dates.

                  The yield to maturity on your certificates is directly related to the rate at which the mortgagors pay principal on the home equity loans in the related loan group or principal is otherwise paid on those home equity loans. Payment of principal on the home equity loans may be in the following forms:

                  . Scheduled payments of principal; and

                  . Principal prepayments which consist of:

                    . Prepayments in full on a home equity loan;

                    . Partial prepayments on a home equity loan;

                    . Liquidation principal, which is the principal recovered
                      after foreclosing on or otherwise liquidating a defaulted home equity loan;

                    . Repurchases by the Seller of any home equity loans with
                      defective documentation or that violate representations and warranties in the Pooling and Servicing Agreement;

                    . Principal payments under the certificate insurance
                      policy; and

                    . Payment of any amounts remaining in the pre-funding
                      account at the end of the period during which the Trust may purchase additional home equity loans.

                  In general, as prevailing mortgage interest rates decline significantly below the interest rates on the home equity loans in the pool, the rate of prepayments increases. General economic conditions and homeowner mobility will also affect the rate of prepayments. In addition, the sale of any mortgaged property may cause a prepayment in full on the related home equity loan. Furthermore, the home equity loans in the pool may prepay at a higher rate than traditional mortgage loans because the borrowers may not view home equity loans as permanent financing. See "Certain Yield and Prepayment Considerations" in this prospectus supplement and in the prospectus.

                  The Master Servicer is required to substitute other home equity loans for, or repurchase, certain delinquent home equity loans. To the extent the Master Servicer is unable to substitute for delinquent home equity loans and instead repurchases the loans, you may receive a principal prepayment that could be significant.

                  Transamerica Consumer Mortgage Receivables Corporation will deposit a portion of the proceeds from the issuance of the certificates into a pre-funding account, which the Trust will use to purchase additional home equity loans after the date of issuance of the certificates. Any amount remaining in the pre-funding account at the end of the period during which such additional purchases may be made will be paid to the holders of the Class A Certificates as a principal prepayment, which could be significant. See "Description of the Mortgage Pool--Conveyance of Subsequent Loans and the Pre-Funding Account" in this prospectus supplement.

CLASS A           If you purchase a certificate at a discount from its
CERTIFICATES      original principal balance and the rate of principal
BOUGHT AT         payments is slower than you expected, you may receive a
PREMIUMS AND      lower yield than you expected. If you purchase a certificate
DISCOUNTS MAY     at a premium over its original principal balance and the
RECEIVE A LOWER   rate of principal payments is faster than you expected, you
YIELD THAN        may receive a lower yield than you expected.
EXPECTED

INTEREST RISKS    Although all of the floating rate home equity loans provide
OF THE CLASS A-   for periodic adjustments to the interest rates thereof, some
2 CERTIFICATES    of those loans will not have their first interest adjustment dates for a period of time that is longer than would otherwise be indicated by the applicable index under which those loans are adjusted. Until their respective first adjustment dates, each such floating rate home equity loan with a delayed first adjustment date will bear interest at a fixed rate set at the origination of such loan. Even after the first adjustment dates, the interest rates on a substantial majority of the floating rate home equity loans will only adjust every 6 or 12 months thereafter. The pass-through rate on the Class A-2 Certificates may adjust monthly based on the LIBOR index which is a different index than the indices with which the floating rate home equity loans adjust. LIBOR may move differently than the indices with which the floating rate home equity loans are adjusted.
                  Further, since the Group 2 Net WAC Cap (the cap on the pass-through rate of the

                  Class A-2 Certificates, as defined in "Summary Information-- The Class A Certificates" and "Description of the Certificates--Distributions--Interest" in this prospectus supplement) is largely a function of the weighted average of the interest rates on the floating rate home equity loans, any delay in the adjustment of such interest rates may make it more likely that the Class A-2 pass-through rate will be limited by the Group 2 Net WAC Cap. Although holders of the Class A-2 Certificates will be entitled to any related carryover amount from and to the limited extent of funds available therefor as provided herein, sufficient funds for such purposes may not be available. In addition, the certificate insurance policy does not cover, and the ratings of the Class A-2 Certificates do not address the likelihood of, payment of any carryover amount.

                              OTHER RISKS FACTORS

LACK OF           A secondary market for the Class A Certificates may not
SECONDARY         develop. If a secondary market does develop, it might not
MARKET MAY MAKE   continue or it might not be sufficiently liquid to allow you
IT DIFFICULT      to resell any of your certificates. The Class A Certificates
FOR YOU TO        will not be listed on any securities exchange
RESELL YOUR
CERTIFICATES

LACK OF           Your certificates will not be issued in physical form but in
PHYSICAL          book-entry form. As a result, you will be able to transfer
CERTIFICATES      your certificates only through the Depository Trust Company,
MAY CAUSE         Cedel Bank, societe anonyme, the Euroclear System,
DELAYS IN         participating organizations, indirect participants and
PAYMENT AND       certain banks. The ability to pledge a certificate to a
CAUSE             person that does not participate in the Depository Trust
DIFFICULTIES IN   Company, Cedel Bank, societe anonyme, or the Euroclear
PLEDGING OR       System may be limited because of the lack of a physical
SELLING YOUR      certificate. In addition, you may experience some delay in
CERTIFICATES      receiving distributions because the Trustee will not send
                  distributions directly to you. Instead, the Trustee will send all distributions to Depository Trust Company, which will then credit those distributions to the participating organizations. Those organizations will in turn credit accounts you have either directly or indirectly though indirect participants. Also, because investors may be unwilling to purchase securities without delivery of a physical certificate, the Class A Certificates may be less liquid in any secondary market that may develop. See
                  "Description of the Certificates--General" in this prospectus supplement.

REDUCTION OF      The rating of the Class A Certificates will depend primarily
RATING MAY        on an assessment by Standard & Poor's Ratings Services and
AFFECT            Moody's Investors Service, Inc. (the "Rating Agencies") of
LIQUIDITY AND     the likelihood of receipt by the holders of the Class A
PRICE             Certificates of all distributions with respect to the home equity loans to which they are entitled and upon the claims-paying ability of Ambac Assurance Corporation, the insurer under the certificate insurance policy. Any reduction in a rating assigned to the claims-paying ability of Ambac

                  Assurance Corporation below the rating initially given to the Class A Certificates would likely result in a withdrawal or reduction in the rating of the Class A Certificates. Any such withdrawal or downgrading in the rating may adversely affect the liquidity of and the prices purchasers may be willing to pay for the certificates. The rating by the Rating Agencies of the Class A Certificates is not a recommendation to purchase, hold or sell the Class A Certificates. The Rating Agencies may lower or withdraw the ratings at any time after the issuance of the certificates if the Rating Agencies determine that action is warranted. In general, the ratings address credit risk and do not address the likelihood of prepayments. See "Ratings" in this prospectus supplement.

RISKS             Some computer programs use two digits to define the
ASSOCIATED WITH   applicable year. In performing date calculations, a two-
COMPUTER          digit program could recognize a date ending in "00" as the
PROGRAMS AND      year 1900, rather than the year 2000. This could result in a
THE YEAR 2000     failure to properly calculate dates before and after
                  December 31, 1999, including dates such as February 29,
                  2000, and this could also cause the computer running the programs to stop operating properly. The Master Servicer is testing for potential problems from two-digit programs, and it plans to correct or replace its affected computer programs and systems on a timely basis.

                  If the Master Servicer or any of its suppliers, customers or agents do not timely implement effective procedures to deal with computer programs that rely on two-digit year calculations, the Master Servicer's performance of its obligations for the Trust could be adversely affected. This could result in delays in processing payments on the home equity loans, which could cause a delay in distributions to you.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

  The description herein of the Home Equity Loans comprising part of the Trust (the "Mortgage Pool") and of the Mortgaged Properties describes the Mortgage Pool as it was constituted on the close of business on October 31, 1998 (the "Cut-off Date"). The Mortgage Pool consists of 3,076 Home Equity Loans (the "Initial Loans") and had an aggregate principal balance outstanding as of the Cut-off Date of $81,519,179 (the "Original Pool Principal Balance"). The promissory notes (the "Mortgage Notes") evidencing the Home Equity Loans are secured by mortgages primarily on one- to four-family dwellings, condominiums, units in planned unit developments and manufactured homes. None of the Home Equity Loans is insured or guaranteed by any governmental agency. As of the Cut-off Date, no Home Equity Loan had a scheduled maturity later than December 1, 2028. The Home Equity Loans were, and the Subsequent Loans will be, originated or acquired by the Master Servicer as described under "The Consumer Mortgage Loan Program" in the Prospectus and "The Master Servicer--Origination and Servicing Experience" herein.

  Home Equity Loans bearing fixed interest rates ("Fixed Rate Loans") and Home Equity Loan bearing adjustable interest rates ("ARM Loans") in the Trust will be assigned to one of two mortgage loan groups ("Loan Group 1" and "Loan Group 2", respectively, and each a "Home Equity Loan Group"). Loan Group 1 is comprised of Fixed Rate Loans only, and Loan Group 2 is comprised of ARM Loans and two Fixed Rate Loans. Distributions on the Class A-2 Certificates will be calculated by reference to amounts available for distribution in respect of Home Equity Loans in Loan Group 2. Distributions on the Class A-1 Certificates will be calculated by reference to amounts available for distribution in respect of the Home Equity Loans in Loan Group 1.

  Each Home Equity Loan was selected for inclusion in the Mortgage Pool from among those home equity loans in the portfolio of loans owned by the Master Servicer (the "Portfolio") that satisfied, among other things, the following criteria as of the Cut-off Date: were not 30 or more days past due, had a remaining principal balance of not less than $100, had Mortgage Interest Rates greater than or equal to 7%, had a Combined Loan-to-Value Ratio of less than or equal to 100% and were not in foreclosure.

  The Pooling and Servicing Agreement provides that Home Equity Loans representing no more than 13.85% of the aggregate Mortgage Pool (the "Subsequent Loans") will be purchased by the Trust no later than January 24, 1999. Although the Subsequent Loans sold to the Trust will have characteristics that differ somewhat from the Initial Loans described herein, the Seller does not expect that the characteristics of the Subsequent Loans will vary materially from the Initial Loans since the Subsequent Loans will conform to the representations and warranties set forth in the Pooling and Servicing Agreement as they relate to such Subsequent Loans. See "--Conveyance of Subsequent Loans and Pre-Funding Account" herein.

LOAN GROUP 1

  Loan Group 1 consists of 2,971 Fixed Rate Loans representing 83.8% of the Original Pool Principal Balance. The Fixed Rate Loans provide for level monthly installments consisting of interest equal to one-twelfth of the applicable Mortgage Interest Rate times the unpaid principal balance, with the remainder of such payment applied to principal. No adjustment is made if a payment is made earlier or later than the due date, although the Mortgagor may be subject to a late payment penalty. If such Home Equity Loan is prepaid, the borrower is required to pay interest only to the date of prepayment with no prepayment penalty.

  As of the Cut-off Date, the unpaid principal balance of Loan Group 1 loans averaged $22,995 and the highest and lowest remaining principal balance of the Loan Group 1 loans was $178,353 and $135, respectively. The Mortgage Interest Rates on Loan Group 1 loans ranged from 7.000% to 15.950% per annum, the weighted average Mortgage Interest Rate of Loan Group 1 loans was 11.672% per annum, the weighted average original term to scheduled maturity of Loan Group 1 loans was 191.4 months and the weighted average remaining term to scheduled maturity of Loan Group 1 loans was 184.7 months. The original term to scheduled maturity of Loan Group 1 loans ranged from 22 months to 360 months. As of the dates of origination of Loan Group 1 loans, the Combined Loan-to-Value Ratios ranged from 1% to 100% and the weighted average Combined Loan-to-Value Ratio of Loan Group 1 loans was approximately 52.6%. See also "Description of the Mortgage Pools--General" in the Prospectus.

  Set forth below is a description of certain additional characteristics of Loan Group 1 as of the Cut-off Date.

                            MORTGAGE POOL STATISTICS
                                  LOAN GROUP 1
      DISTRIBUTION OF REMAINING MONTHS TO STATED MATURITY -- LOAN GROUP 1

  The following table sets forth the range of remaining months to stated maturity with respect to the Fixed Rate Loans in Loan Group 1 as of the Cut-off Date.

    RANGE OF REMAINING
     MONTHS TO STATED          NUMBER OF                          PERCENT OF
         MATURITY           FIXED RATE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
    ------------------      ---------------- ----------------- -----------------
1 - 12.....................         12        $    15,105.27          0.02%
13 - 24....................         34            101,058.25          0.15
25 - 36....................         83            411,034.72          0.60
37 - 48....................        429          3,284,353.58          4.81
49 - 60....................         74            797,478.22          1.17
61 - 72....................         73            882,687.20          1.29
73 - 84....................        416          5,424,197.24          7.94
85 - 96....................         20            268,384.99          0.39
97 - 108...................         50            935,805.85          1.37
109 - 120..................        343          6,801,072.21          9.96
121 - 132..................         17            343,399.47          0.50
133 - 144..................         34            813,625.14          1.19
145 - 156..................         39          1,914,468.45          2.80
157 - 168..................         88          2,427,656.25          3.55
169 - 180..................        832         23,203,961.11         33.97
181 - 192..................          4             98,712.09          0.14
193 - 204..................          3            208,329.29          0.30
205 - 216..................          1             32,055.61          0.05
217 - 228..................         16            604,143.55          0.88
229 - 240..................        154          6,327,700.73          9.26
241 - 252..................          3            132,870.46          0.19
253 - 264..................          1             32,733.04          0.05
277 - 288..................         12            463,736.92          0.68
289 - 300..................        108          5,249,045.61          7.68
301 - 312..................          1             77,250.00          0.11
325 - 336..................          1             36,833.51          0.05
337 - 348..................          7            356,771.52          0.52
349 - 360..................        116          7,072,333.16         10.35
                                 -----        --------------        ------
Total......................      2,971        $68,316,803.44        100.00%
                                 =====        ==============        ======

            DISTRIBUTION OF MORTGAGE INTEREST RATES -- LOAN GROUP 1

  The following table sets forth the range of Mortgage Interest Rates with respect to the Fixed Rate Loans in Loan Group 1 as of the Cut-off Date.

     MORTGAGE INTEREST         NUMBER OF                          PERCENT OF
        RATE RANGE          FIXED RATE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
     -----------------      ---------------- ----------------- -----------------
6.51% - 7.00%..............          1        $    71,597.79          0.10%
7.76% - 8.00%..............        245          2,079,263.05          3.04
8.26% - 8.50%..............          1             22,466.88          0.03
8.76% - 9.00%..............        162          1,103,958.62          1.62
9.01% - 9.25%..............          1             36,814.17          0.05
9.26% - 9.50%..............          3            127,541.59          0.19
9.51% - 9.75%..............          2            126,730.21          0.19
9.76% - 10.00%.............        373          4,786,213.19          7.01
10.01% - 10.25%............         31          1,279,006.06          1.87
10.26% - 10.50%............        174          3,248,663.32          4.76
10.51% - 10.75%............         33          1,690,048.26          2.47
10.76% - 11.00%............        485         11,123,199.08         16.28
11.01% - 11.25%............         67          1,778,267.82          2.60
11.26% - 11.50%............        314          7,590,086.55         11.11
11.51% - 11.75%............        127          3,646,399.02          5.34
11.76% - 12.00%............        241          7,861,555.02         11.51
12.01% - 12.25%............         93          2,884,515.36          4.22
12.26% - 12.50%............         75          2,670,002.56          3.91
12.51% - 12.75%............         18            707,000.82          1.03
12.76% - 13.00%............         86          2,171,845.40          3.18
13.01% - 13.25%............          5            233,841.32          0.34
13.26% - 13.50%............         73          2,453,968.74          3.59
13.51% - 13.75%............         78          2,474,814.96          3.62
13.76% - 14.00%............        259          7,801,227.09         11.42
14.01% - 14.25%............          1             31,994.50          0.05
14.26% - 14.50%............          2             39,345.74          0.06
14.76% - 15.00%............         17            213,140.46          0.31
15.76% - 16.00%............          4             63,295.86          0.09
                                 -----        --------------        ------
Total......................      2,971        $68,316,803.44        100.00%
                                 =====        ==============        ======

               DISTRIBUTION OF PRINCIPAL BALANCES -- LOAN GROUP 1

  The following table sets forth the range of principal balances with respect to the Fixed Rate Loans in Loan Group 1 as of the Cut-off Date.

    RANGE OF PRINCIPAL         NUMBER OF                          PERCENT OF
         BALANCES           FIXED RATE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
    ------------------      ---------------- ----------------- -----------------
1 - 25,000.................      1,991        $24,807,912.14         36.31%
25,001 - 50,000............        712         24,625,388.82         36.05
50,001 - 75,000............        189         11,318,082.50         16.57
75,001 - 100,000...........         54          4,624,192.08          6.77
100,001 - 150,000..........         24          2,762,875.07          4.04
175,001 - 200,000..........          1            178,352.83          0.26
                                 -----        --------------        ------
Total......................      2,971        $68,316,803.44        100.00%
                                 =====        ==============        ======

    GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE -- LOAN GROUP 1

  The following table sets forth the geographic distribution by state of the Mortgaged Properties relating to the Fixed Rate Loans in Loan Group 1 as of the Cut-off Date.

   MORTGAGED PROPERTY     NUMBER OF FIXED                   PERCENT OF PRINCIPAL
          STATE             RATE LOANS    PRINCIPAL BALANCE       BALANCE
   ------------------     --------------- ----------------- --------------------
Florida..................      2,889       $66,057,943.24           96.69%
Georgia..................         81         2,223,360.20            3.25
North Carolina...........          1            35,500.00            0.05
                               -----       --------------          ------
Total....................      2,971       $68,316,803.44          100.00%
                               =====       ==============          ======

                         OCCUPANCY TYPE -- LOAN GROUP 1

  The following table sets forth the occupancy types (as represented by the Mortgagor) with respect to the Fixed Rate Loans in Loan Group 1 as of the Cut-off Date.

                          NUMBER OF FIXED                   PERCENT OF PRINCIPAL
     OCCUPANCY TYPE         RATE LOANS    PRINCIPAL BALANCE       BALANCE
     --------------       --------------- ----------------- --------------------
Owner-occupied...........      2,899       $65,965,642.22           96.56%
Investment property......         72         2,351,161.22            3.44
                               -----       --------------          ------
Total....................      2,971       $68,316,803.44          100.00%
                               =====       ==============          ======

                MORTGAGE LOAN-TO-VALUE RATIOS(1) -- LOAN GROUP 1

  The following table sets forth the range of Loan-to-Value Ratios at origination with respect to the Fixed Rate Loans in Loan Group 1.

          RANGE OF           NUMBER OF FIXED                      PERCENT OF
        MORTGAGE LTV           RATE LOANS    PRINCIPAL BALANCE PRINCIPAL BALANCE
        ------------         --------------- ----------------- -----------------
0.01% - 5.00%...............         64       $   280,873.48          0.41%
5.01% - 10.00%..............        299         2,090,341.99          3.06
10.01% - 15.00%.............        407         4,300,321.71          6.29
15.01% - 20.00%.............        337         4,884,448.65          7.15
20.01% - 25.00%.............        294         5,303,224.04          7.76
25.01% - 30.00%.............        223         4,264,212.76          6.24
30.01% - 35.00%.............        199         4,003,589.25          5.86
35.01% - 40.00%.............        174         4,501,908.21          6.59
40.01% - 45.00%.............        156         4,487,301.96          6.57
45.01% - 50.00%.............        180         6,231,263.20          9.12
50.01% - 55.00%.............        144         5,072,153.29          7.42
55.01% - 60.00%.............        142         5,390,019.42          7.89
60.01% - 65.00%.............        112         4,606,101.33          6.74
65.01% - 70.00%.............         87         4,303,879.60          6.30
70.01% - 75.00%.............         62         3,787,153.94          5.54
75.01% - 80.00%.............         28         1,472,564.49          2.16
80.01% - 85.00%.............         29         1,724,725.52          2.52
85.01% - 90.00%.............         17           907,435.43          1.33
90.01% - 95.00%.............         10           491,557.79          0.72
95.01% - 100.00%............          7           213,727.38          0.31
                                  -----       --------------        ------
Total.......................      2,971       $68,316,803.44        100.00%
                                  =====       ==============        ======

--------
(1) The "Loan-to-Value Ratio" of a Home Equity Loan is equal to (a) the principal balance of such Home Equity Loan on the date of origination, divided by (b) the value of the related Mortgaged Property.

               COMBINED LOAN-TO-VALUE RATIOS(1) -- LOAN GROUP 1

  The following table sets forth the range of Combined Loan-to-Value Ratios at origination with respect to the Fixed Rate Loans in Loan Group 1.

     RANGE OF COMBINED         NUMBER OF                          PERCENT OF
        LTV RATIOS          FIXED RATE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
     -----------------      ---------------- ----------------- -----------------
0.001% - 5.00%.............         12        $    47,725.12          0.07%
5.001% - 10.00%............         47            454,009.85          0.66
10.001% - 15.00%...........        151          1,720,454.71          2.52
15.001% - 20.00%...........        160          2,320,616.17          3.40
20.001% - 25.00%...........        175          2,751,730.09          4.03
25.001% - 30.00%...........        186          3,060,034.20          4.48
30.001% - 35.00%...........        213          3,362,601.75          4.92
35.001% - 40.00%...........        206          3,874,361.06          5.67
40.001% - 45.00%...........        219          4,899,033.46          7.17
45.001% - 50.00%...........        267          6,664,640.39          9.76
50.001% - 55.00%...........        237          6,078,719.50          8.90
55.001% - 60.00%...........        267          7,145,641.12         10.46
60.001% - 65.00%...........        264          7,089,274.95         10.38
65.001% - 70.00%...........        261          7,560,830.83         11.07
70.001% - 75.00%...........        169          5,545,120.53          8.12
75.001% - 80.00%...........         68          2,303,979.72          3.37
80.001% - 85.00%...........         33          1,769,423.75          2.59
85.001% - 90.00%...........         19            963,321.07          1.41
90.001% - 95.00%...........         10            491,557.79          0.72
95.001% - 100.00%..........          7            213,727.38          0.31
                                 -----        --------------        ------
Total......................      2,971        $68,316,803.44        100.00%
                                 =====        ==============        ======

--------
(1) The "Combined Loan-to-Value Ratio" of a Home Equity Loan is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the Home Equity Loan and (b) the outstanding principal balance on the date of origination of the Home Equity Loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding on the date of origination of the Home Equity Loan, to (ii) the value of the related Mortgaged Property.

                        PROPERTY TYPES -- LOAN GROUP 1

  The following table sets forth the property types with respect to the Fixed Rate Loans in Loan Group 1 as of the Cut-off Date.

                           NUMBER OF FIXED                      PERCENT OF
      PROPERTY TYPE          RATE LOANS    PRINCIPAL BALANCE PRINCIPAL BALANCE
      -------------        --------------- ----------------- -----------------
Condo Unit................          5       $   123,074.05          0.18%
Duplex....................          2            55,986.45          0.08
Mobile Home...............          4           167,562.06          0.25
Unspecified
 Residential(1)...........      2,501        53,674,835.49         78.57
Single Family Detached....        439        13,459,505.00         19.70
Single Family Row.........         17           674,798.09          0.99
Single Family Townhouse...          3           161,042.30          0.24
                                -----       --------------        ------
Total.....................      2,971       $68,316,803.44        100.00%
                                =====       ==============        ======

--------
(1) The property types of the Mortgaged Properties were previously not coded in the Master Servicer's loan data system, although such property types are described in the related loan file.

                 DISTRIBUTION BY LIEN POSITION -- LOAN GROUP 1

  The following table sets forth the lien position with respect to the Fixed Rate Loans in Loan Group 1 as of the Cut-off Date.

                             NUMBER OF FIXED                      PERCENT OF
       LIEN POSITION           RATE LOANS    PRINCIPAL BALANCE PRINCIPAL BALANCE
       -------------         --------------- ----------------- -----------------
First.......................      1,488       $44,602,502.13         65.29%
Second......................      1,420        23,247,588.53         34.03
Third.......................         63           466,712.78          0.68
                                  -----       --------------        ------
Total.......................      2,971       $68,316,803.44        100.00%
                                  =====       ==============        ======

       DISTRIBUTION OF ORIGINAL MONTHS TO STATED MATURITY -- LOAN GROUP 1

  The following table sets forth the range of original months to stated maturity with respect to the Fixed Rate Loans in Loan Group 1.

    RANGE OF ORIGINAL
    MONTHS TO STATED      NUMBER OF FIXED                   PERCENT OF PRINCIPAL
        MATURITY            RATE LOANS    PRINCIPAL BALANCE       BALANCE
    -----------------     --------------- ----------------- --------------------
13 - 24..................          8       $    17,960.32            0.03%
25 - 36..................         27           120,657.88            0.18
37 - 48..................        460         3,337,551.91            4.89
49 - 60..................         64           747,302.98            1.09
61 - 72..................         35           360,618.92            0.53
73 - 84..................        467         5,845,881.96            8.56
85 - 96..................         53           403,155.90            0.59
97 - 108.................         26           382,268.08            0.56
109 - 120................        374         7,273,410.08           10.65
121 - 132................          7           186,882.08            0.27
133 - 144................         36           751,297.22            1.10
145 - 156................          5            68,688.40            0.10
157 - 168................          3            52,568.08            0.08
169 - 180................        969        27,831,135.93           40.74
181 - 192................         14           343,620.30            0.50
193 - 204................          1            32,621.21            0.05
205 - 216................          1           139,382.76            0.20
217 - 228................          1            25,774.41            0.04
229 - 240................        168         6,893,635.19           10.09
241 - 252................          5           181,630.46            0.27
265 - 276................          1            32,733.04            0.05
277 - 288................          2            86,942.40            0.13
289 - 300................        109         5,310,060.82            7.77
301 - 312................         11           425,084.92            0.62
325 - 336................          1            36,833.51            0.05
337 - 348................          1            47,977.87            0.07
349 - 360................        122         7,381,126.81           10.80
                               -----       --------------          ------
Total....................      2,971       $68,316,803.44          100.00%
                               =====       ==============          ======

LOAN GROUP 2

  Loan Group 2 consists of 103 ARM Loans and two Fixed Rate Loans representing 16.2% of the Original Pool Principal Balance.

  As of the Cut-off Date, the unpaid principal balance of Loan Group 2 loans averaged $125,737, the current Mortgage Interest Rates on Loan Group 2 loans ranged from 7.000% to 13.500% per annum, the current weighted average Mortgage Interest Rate of Loan Group 2 loans was 9.598% per annum, the weighted average original term to scheduled maturity of Loan Group 2 loans was 348.1 months and the weighted average remaining term to scheduled maturity of Loan Group 2 loans was 340.9 months. As of the Cut-off Date, the maximum principal balance of any of Loan Group 2 loans was $616,933 and the minimum principal balance was $5,375. The original term to scheduled maturity of Loan Group 2 loans ranged from 180 months to 360 months. The remaining term to scheduled maturity as of the Cut-off Date of Loan Group 2 loans ranged from 170 months to 360 months. No Loan Group 2 loan had a scheduled maturity later than November 1, 2028. As of the dates of origination of Loan Group 2 loans, the Combined Loan-to-Value Ratios ranged from 5% to 79% and the weighted average Combined Loan-to-Value Ratio of Loan Group 2 loans was approximately 62.6%. The weighted average months to the next Adjustment Date of the ARM Loans in Loan Group 2 is 16.3. As of the Cut-off Date, the Margins of the ARM Loans in Loan Group 2 ranged from 2.88% to 9.95%, the weighted average Margin was 7.34%, the Maximum Mortgage Rates ranged from 13.000% per annum to 18.125% per annum, the weighted average Maximum Mortgage Rate was 15.431% per annum, the Minimum Mortgage Rates ranged from 2.875% per annum to 9.950% per annum and the weighted average Minimum Mortgage Rate was 7.344% per annum.

  The Indices with respect to the ARM Loans consist of per annum rates equal to
(i) the weekly average yield on U.S. Treasury Securities adjusted to a constant maturity of one year ("1 Year CMT") or (ii) the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market ("6 Month LIBOR"). As of the Cut-off Date, approximately 86.3% by principal balance of the ARM Loans had an Index determined with reference to 1 Year CMT and approximately 13.7% by principal balance had an Index determined with reference to 6 Month LIBOR.

  On each Adjustment Date for an ARM Loan, the Mortgage Interest Rate thereon will be subject to adjustment to equal the sum, rounded, if applicable, as set forth in the related Mortgage Note of the applicable Index and the number of basis points, if any (the "Margin"), set forth in the related Mortgage Note, subject to the limitation set forth in such Mortgage Note with respect to increases and decreases on any Adjustment Date (the "Periodic Cap") and the maximum and minimum rates, if any, set forth therein (the "Maximum Mortgage Rate" and the "Minimum Mortgage Rate", respectively).

  The initial Mortgage Interest Rate in effect on an ARM Loan generally will be lower, and may be significantly lower, than the Mortgage Interest Rate that would have been in effect based on the related Index and Margin. Therefore, unless the related Index declines after origination of an ARM Loan, the related Mortgage Interest Rate will generally increase on the first Adjustment Date following origination of such ARM Loan subject to the Periodic Cap and the Maximum Mortgage

Rate. In addition, a substantial majority of the ARM Loans ("Delayed First Adjustment Loans") bear interest at a fixed initial rate for a period of two or three years after the date of origination. The repayment of the ARM Loans will be dependent on the ability of the Mortgagors to make larger monthly payments following adjustments of the Mortgage Interest Rate. ARM Loans that have the same initial Mortgage Interest Rate may not always bear interest at the same Mortgage Interest Rate thereafter because such Home Equity Loans may have different Adjustment Dates (and the Mortgage Rates therefore may reflect different related Index values), Margins, Maximum Mortgage Rates and Minimum Mortgage Rates.

  Each of the ARM Loans is assumable to qualified assignees that meet certain assumption criteria set forth in the originator's underwriting guidelines or in the related Mortgage Note. Each of the ARM Loans includes a due-on-sale provision with respect to assignees that do not meet such assumption criteria. Furthermore, 41.59% by principal balance of the loans in Loan Group 2 have prepayment penalties in varying amounts if the loans are prepaid during the first five years following origination.

  Set forth below is a description of certain additional characteristics of Loan Group 2 as of the Cut-off Date.

                            MORTGAGE POOL STATISTICS
                                  LOAN GROUP 2
      DISTRIBUTION OF REMAINING MONTHS TO STATED MATURITY -- LOAN GROUP 2

  The following table sets forth the range of remaining months to stated maturity with respect to the Home Equity Loans in Loan Group 2 as of the Cut-off Date.

     RANGE OF REMAINING
      MONTHS TO STATED                                            PERCENT OF
          MATURITY           NUMBER OF LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
     ------------------      --------------- ----------------- -----------------
169 - 180...................        14        $   705,436.18          5.34%
289 - 300...................         1            497,409.37          3.77
337 - 348...................        10          3,388,280.00         25.66
349 - 360...................        80          8,611,250.17         65.23
                                   ---        --------------        ------
Total.......................       105        $13,202,375.72        100.00%
                                   ===        ==============        ======

                 DISTRIBUTION BY LIEN POSITION -- LOAN GROUP 2

  The following table sets forth the lien position of the Mortgages related to the Home Equity Loans in Loan Group 2 as of the Cut-off Date.

                                                                  PERCENT OF
       LIEN POSITION         NUMBER OF LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
       -------------         --------------- ----------------- -----------------
First.......................        96        $12,768,812.12         96.72%
Second......................         9            433,563.60          3.28
                                   ---        --------------        ------
Total.......................       105        $13,202,375.72        100.00%
                                   ===        ==============        ======

                         OCCUPANCY TYPE -- LOAN GROUP 2

  The following table sets forth the occupancy type (as represented by the Mortgagor) with respect to the Home Equity Loans in Loan Group 2 as of the Cut-off Date.

                                NUMBER OF                   PERCENT OF PRINCIPAL
           OCCUPANCY              LOANS   PRINCIPAL BALANCE       BALANCE
           ---------            --------- ----------------- --------------------
Owner-occupied.................     83     $ 9,557,405.66           72.39%
Investment property............     22       3,644,970.06           27.61
                                   ---     --------------          ------
Total..........................    105     $13,202,375.72          100.00%
                                   ===     ==============          ======

    GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE -- LOAN GROUP 2

  The following table sets forth the geographic distribution by state of the Mortgage Properties related to the Home Equity Loans in Loan Group 2 as of the Cut-off Date.

           MORTGAGED            NUMBER OF                   PERCENT OF PRINCIPAL
        PROPERTY STATE            LOANS   PRINCIPAL BALANCE       BALANCE
        --------------          --------- ----------------- --------------------
Florida........................     90     $11,891,629.73           90.07%
Georgia........................     15       1,310,745.99            9.93
                                   ---     --------------          ------
Total..........................    105     $13,202,375.72          100.00%
                                   ===     ==============          ======

                MORTGAGE LOAN-TO-VALUE RATIOS(1) -- LOAN GROUP 2

  The following table sets forth the range of Loan-to-Value Ratios at origination with respect to the Home Equity Loans in Loan Group 2.

                                NUMBER OF                   PERCENT OF PRINCIPAL
     RANGE OF MORTGAGE LTV        LOANS   PRINCIPAL BALANCE       BALANCE
     ---------------------      --------- ----------------- --------------------
0.01% - 5.00%..................      1     $     5,375.00            0.04%
5.01% - 10.00%.................      2         117,920.01            0.89
10.01% - 15.00%................      5         252,105.08            1.91
15.01% - 20.00%................      1          44,000.00            0.33
20.01% - 25.00%................      2         139,423.12            1.06
45.01% - 50.00%................      9         920,250.01            6.97
50.01% - 55.00%................      6         843,494.76            6.39
55.01% - 60.00%................     16       2,393,907.12           18.13
60.01% - 65.00%................     19       2,943,583.90           22.30
65.01% - 70.00%................     20       3,195,850.90           24.21
70.01% - 75.00%................     23       2,253,536.11           17.07
75.01% - 80.00%................      1          92,929.71            0.70
                                   ---     --------------          ------
Total..........................    105     $13,202,375.72          100.00%
                                   ===     ==============          ======

--------
(1) The "Loan-to-Value Ratio" of a Home Equity Loan is equal to (a) the principal balance of such Home Equity Loan on the date of origination, divided by (b) the value of the related Mortgaged Property.

               COMBINED LOAN-TO-VALUE RATIOS(1) -- LOAN GROUP 2

  The following table sets forth the range of Combined Loan-to-Value Ratios at origination with respect to the Home Equity Loans in Loan Group 2.

        RANGE OF COMBINED          NUMBER OF                      PERCENT OF
            LTV RATIOS               LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
        -----------------          --------- ----------------- -----------------
0.001% - 5.00%....................      1     $     5,375.00          0.04%
5.001% - 10.00%...................      2         117,920.01          0.89
10.001% - 15.00%..................      5         252,105.08          1.91
15.001% - 20.00%..................      1          44,000.00          0.33
20.001% - 25.00%..................      1          32,389.17          0.25
45.001% - 50.00%..................      9         920,250.01          6.97
50.001% - 55.00%..................      6         843,494.76          6.39
55.001% - 60.00%..................     17       2,500,941.07         18.94
60.001% - 65.00%..................     19       2,943,583.90         22.30
65.001% - 70.00%..................     20       3,195,850.90         24.21
70.001% - 75.00%..................     23       2,253,536.11         17.07
75.001% - 80.00%..................      1          92,929.71          0.70
                                      ---     --------------        ------
Total.............................    105     $13,202,375.72        100.00%
                                      ===     ==============        ======

--------
(1) The "Combined Loan-to-Value Ratio" of a Home Equity Loan is the ratio, expressed as a percentage, of (i) sum of (a) the original principal balance of the Home Equity Loan and (b) the outstanding principal balance on the date of origination of the Home Equity Loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding on the date of origination of the Home Equity Loan, to (ii) the value of the related Mortgaged Property.

                        PROPERTY TYPES -- LOAN GROUP 2

  The following table sets forth the property type of the Mortgage Properties related to the Home Equity Loans in Loan Group 2 as of the Cut-off Date.

                                  NUMBER OF                      PERCENT OF
          PROPERTY TYPE             LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
          -------------           --------- ----------------- -----------------
Condo Unit.......................     17     $ 3,765,299.41         28.52%
Duplex...........................      1          32,389.17          0.25
Unspecified Residential(1).......      2         604,443.32          4.58
Single Family Detached...........     66       6,686,253.41         50.64
Single Family Row................     19       2,113,990.41         16.01
                                     ---     --------------        ------
Total............................    105     $13,202,375.72        100.00%
                                     ===     ==============        ======

--------
(1) The property types of the Mortgaged Properties were previously not coded in the Master Servicer's loan data system, although such property types are described in the related loan file.

             DISTRIBUTION OF MORTGAGE INTEREST RATES--LOAN GROUP 2

The following table sets forth the range of Mortgage Interest Rates with respect to the Home Equity Loans in Loan Group 2 as of the Cut-off Date.

MORTGAGE INTEREST                                                 PERCENT OF
  RATE RANGE                 NUMBER OF LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
-----------------            --------------- ----------------- -----------------
6.51% - 7.00%...............         1        $   133,587.14          1.01%
7.51% - 7.75%...............         1            475,406.42          3.60
8.01% - 8.25%...............         2            126,242.21          0.96
8.26% - 8.50%...............        10          2,602,303.83         19.71
8.51% - 8.75%...............         1             92,929.71          0.70
8.76% - 9.00%...............         9          2,010,891.34         15.23
9.01% - 9.25%...............         9            962,723.22          7.29
9.26% - 9.50%...............         8            744,533.49          5.64
9.51% - 9.75%...............        12            954,052.61          7.23
9.76% - 10.00%..............        15          1,619,584.23         12.27
10.01% - 10.25%.............         7            586,140.95          4.44
10.26% - 10.50%.............         7            569,240.04          4.31
10.51% - 10.75%.............         6            640,352.16          4.85
10.76% - 11.00%.............         3            190,255.42          1.44
11.01% - 11.25%.............         3            105,971.57          0.80
11.26% - 11.50%.............         3            193,699.97          1.47
11.51% - 11.75%.............         2            159,093.57          1.21
11.76% - 12.00%.............         3            399,222.54          3.02
12.01% - 12.25%.............         1             31,701.98          0.24
12.76% - 13.00%.............         1            497,409.37          3.77
13.26% - 13.50%.............         1            107,033.95          0.81
                                   ---        --------------        ------
Total.......................       105        $13,202,375.72        100.00%
                                   ===        ==============        ======

                DISTRIBUTION OF PRINCIPAL BALANCES--LOAN GROUP 2

The following table sets forth the range of principal balances with respect to the Home Equity Loans in Loan Group 2 as of the Cut-off Date.

RANGE OF PRINCIPAL                                                PERCENT OF
  BALANCES                   NUMBER OF LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
------------------           --------------- ----------------- -----------------
1 - 25,000..................         6        $   106,998.90          0.81%
25,001 - 50,000.............        17            659,091.00          4.99
50,001 - 75,000.............        22          1,339,313.55         10.14
75,001 - 100,000............        18          1,581,694.58         11.98
100,001 - 150,000...........        19          2,200,749.82         16.67
150,001 - 175,000...........         2            333,399.14          2.53
175,001 - 200,000...........         3            581,381.64          4.40
200,001 - 250,000...........         3            648,855.07          4.91
250,001 - 300,000...........         2            531,205.18          4.02
300,001 - 350,000...........         3            968,292.62          7.33
350,001 - 400,000...........         6          2,252,094.96         17.06
400,001 - 450,000...........         1            409,550.61          3.10
450,001 - 500,000...........         2            972,815.79          7.37
600,001 - 750,000...........         1            616,932.86          4.67
                                   ---        --------------        ------
Total.......................       105        $13,202,375.72        100.00%
                                   ===        ==============        ======

                     DISTRIBUTION BY INDICES--LOAN GROUP 2

  The following table sets forth the types of Indices with respect to the ARM Loans in Loan Group 2 as of the Cut-off Date.

                                                                 PERCENT OF
       INDEX          NUMBER OF ARM LOANS  CURRENT BALANCE   PRINCIPAL BALANCE
       -----          ------------------- ----------------- --------------------
1 Year CMT..........           91          $10,868,378.99          86.271%
6 Month LIBOR.......           12            1,729,553.41          13.729
                              ---          --------------         -------
Total...............          103          $12,597,932.40         100.000%
                              ===          ==============         =======

                    DISTRIBUTION BY LOAN TYPE--LOAN GROUP 2

  The following table sets forth the types of Home Equity Loans with respect to the ARM Loans in Loan Group 2 as of the Cut-off Date.

                                                                 PERCENT OF
     LOAN TYPE        NUMBER OF ARM LOANS  CURRENT BALANCE   PRINCIPAL BALANCE
     ---------        ------------------- ----------------- --------------------
1 Year CMT..........           30          $ 2,896,145.90           22.99%
2/28 1 Year CMT.....           51            4,583,953.09           36.39
2/28 6 Month LIBOR..            2              428,393.01            3.40
3/27 1 Year CMT.....           10            3,388,280.00           26.90
6 Month LIBOR.......           10            1,301,160.40           10.33
                              ---          --------------         -------
Total...............          103          $12,597,932.40          100.00%
                              ===          ==============         =======

              DISTRIBUTION OF MAXIMUM MORTGAGE RATES--LOAN GROUP 2

  The following table sets forth the range of Maximum Mortgage Rates with respect to the ARM Loans in Loan Group 2 as of the Cut-off Date.

  RANGE OF MAXIMUM                                          PERCENT OF PRINCIPAL
   MORTGAGE RATES     NUMBER OF ARM LOANS PRINCIPAL BALANCE       BALANCE
  ----------------    ------------------- ----------------- --------------------
12.501% - 13.00%....            1          $   133,587.14            1.06%
13.501% - 14.00%....            1              475,406.42            3.77
14.001% - 14.50%....           12            2,728,546.04           21.66
14.501% - 15.00%....           10            2,103,821.05           16.70
15.001% - 15.50%....           17            1,707,256.71           13.55
15.501% - 16.00%....           27            2,573,636.84           20.43
16.001% - 16.50%....           14            1,155,380.99            9.17
16.501% - 17.00%....            9              830,607.58            6.59
17.001% - 17.50%....            6              299,671.54            2.38
17.501% - 18.00%....            5              558,316.11            4.43
18.001% - 18.50%....            1               31,701.98            0.25
                              ---          --------------         -------
Total...............          103          $12,597,932.40          100.00%
                              ===          ==============         =======

             DISTRIBUTION OF MINIMUM MORTGAGE RATES -- LOAN GROUP 2

  The following table sets forth the range of Minimum Mortgage Rates with respect to the ARM Loans in Loan Group 2 as of the Cut-off Date.

    RANGE OF MINIMUM                                              PERCENT OF
     MORTGAGE RATES      NUMBER OF ARM LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
    ----------------     ------------------- ----------------- -----------------
2.501% - 3.00%..........          10          $ 3,388,280.00         26.90%
5.001% - 5.50%..........           1              133,587.14          1.06
6.501% - 7.00%..........           5              405,351.90          3.22
7.001% - 7.50%..........           6              638,959.49          5.07
7.501% - 8.00%..........           9              685,677.41          5.44
8.001% - 8.50%..........           7              556,750.48          4.42
8.501% - 9.00%..........          10              902,230.89          7.16
9.001% - 9.50%..........          17            2,140,714.19         16.99
9.501% - 10.00%.........          38            3,746,380.90         29.74
                                 ---          --------------        ------
Total...................         103          $12,597,932.40        100.00%
                                 ===          ==============        ======

                    DISTRIBUTION OF MARGINS -- LOAN GROUP 2

  The following table sets forth the range of Margins with respect to the ARM
Loans in Loan Group 2 as of the Cut-off Date.

                                                                  PERCENT OF
    RANGE OF MARGINS     NUMBER OF ARM LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
    ----------------     ------------------- ----------------- -----------------
2.001% - 3.00%..........          10          $ 3,388,280.00         26.90%
5.001% - 6.00%..........           1              133,587.14          1.06
6.001% - 7.00%..........           5              405,351.90          3.22
7.001% - 8.00%..........          15            1,324,636.90         10.51
8.001% - 9.00%..........          17            1,458,981.37         11.58
9.001% - 10.00%.........          55            5,887,095.09         46.73
                                 ---          --------------        ------
Total...................         103          $12,597,932.40        100.00%
                                 ===          ==============        ======

       DISTRIBUTION OF ORIGINAL MONTHS TO STATED MATURITY -- LOAN GROUP 2

  The following table sets forth the range of original months to stated maturity with respect to the Home Equity Loans in Loan Group 2 as of the Cut-off Date.

   RANGE OF ORIGINAL
       MONTHS TO                                                  PERCENT OF
    STATED MATURITY        NUMBER OF LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
   -----------------       ---------------   ----------------- -----------------
169 - 180...............          14          $   705,436.18          5.34%
289 - 300...............           1              497,409.37          3.77
349 - 360...............          90           11,999,530.17         90.89
                                 ---          --------------        ------
Total...................         105          $13,202,375.72        100.00%
                                 ===          ==============        ======

CONVEYANCE OF SUBSEQUENT LOANS AND PRE-FUNDING ACCOUNT

  An account (the "Pre-Funding Account") will be established by the Trustee and funded by the Seller on the Closing Date to provide the Trust with sufficient funds to purchase Subsequent Loans.

The amount deposited in the Pre-Funding Account (as reduced from time to time, the "Pre-Funded Amount") will initially equal $9,750,00 with respect to Loan Group 1 and $3,250,000 in the case of Loan Group 2. The Pre-Funding Account will be used to purchase Subsequent Loans during the period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000, (ii) January 24, 1999 or (iii) the date on which a Master Servicer Termination Event occurs under the Pooling and Servicing Agreement (the "Pre-Funding Period"). The Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount used to purchase Subsequent Loans in accordance with the Pooling and Servicing Agreement. The Pre-Funding Account will be part of the Trust. The amounts on deposit in the Pre-Funding Account may be invested in Permitted Instruments (as defined in the Prospectus). Any investment income earned on amounts on deposit in the Pre-Funding Account will be for the account of and taxable to the Seller. Any amounts remaining in the Pre-Funding Account upon expiration of the Pre-Funding Period will be distributed on the following Payment Date as a principal prepayment to the related Class of Certificates. The Pre-Funded Amount relating to a given Class of Certificates may not be used to purchase Subsequent Loans relating to the other Class of Certificates.

  Under the Pooling and Servicing Agreement, following the initial issuance of the Certificates, the Trust will be obligated to purchase Subsequent Loans from the Seller during the Pre-Funding Period, subject to the availability thereof. Each Subsequent Loan will have been underwritten in accordance with the Seller's standard underwriting criteria. Subsequent Loans will be transferred to the Trust pursuant to subsequent transfer instruments between the Seller and the Trust. In connection with the purchase of Subsequent Loans on such dates of transfer (the "Subsequent Transfer Dates"), the Trust will be required to pay to the Seller from amounts on deposit in the Pre-Funding Account a cash purchase price of 100% of the principal balance thereof. The Seller will designate the Subsequent Transfer Date as the Cut-off Date with respect to the related Subsequent Loans purchased on such date. The amount paid from the Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related Subsequent Loans. Following each Subsequent Transfer Date, the aggregate principal balance of the Subsequent Loans in the Trust will increase by an amount equal to the aggregate principal balance of the Subsequent Loans so purchased and the amount in the Pre-Funding Account will decrease accordingly.

  Any conveyance of Subsequent Loans on a Subsequent Transfer Date is subject to certain conditions including, but not limited to: (a) each Subsequent Loan must satisfy the representations and warranties specified in the related subsequent transfer instrument and the Pooling and Servicing Agreement; (b) the Seller will not select Subsequent Loans in a manner that it believes is adverse to the interests of the Certificateholders or the Insurer; (c) as of its respective Cut-off Date, each Subsequent Loan must satisfy the following criteria: (i) no Subsequent Loan may be more than 30 days contractually delinquent; (ii) the remaining stated term to maturity of each Subsequent Loan may not exceed 360 months; (iii) each Subsequent Loan must be underwritten in accordance with MMC's standard underwriting criteria; and (iv) no Subsequent Loan may have a Combined Loan-to-Value Ratio greater than 100%; (d) as a result of the purchase of the Subsequent Loans, the Class A Certificates will not receive from the Rating Agencies a lower credit rating than the rating assigned at the initial issuance of such Class A Certificates without regard to the Certificate Insurance Policy; and (e) an independent accountant will provide a letter stating whether or not the characteristics of the Subsequent Loans conform to the characteristics described herein. Furthermore, with respect to

Loan Group 1, the Mortgage Interest Rate on any Subsequent Loan may not be less than 7.32% and, following the addition of any Subsequent Loan, (i) the weighted average Mortgage Interest Rate must not be less than 11.70% and (ii) the weighted average Combined Loan-to-Value Ratio must not be greater than 53%. With respect to Loan Group 2, any Subsequent Loan must be an ARM Loan, the Mortgage Interest Rate on any Subsequent Loan may not be less than 7.00%, the Margin on any Subsequent Loan may not be less than 2.75% and, following the addition of any Subsequent Loan, (i) the weighted average Margin must not be less than 7.70%, (ii) the weighted average Combined Loan-to-Value Ratio must not be greater than 62% and (iii) the percentage, by principal balance, of Delayed First Adjustment Loans must not exceed 54%.

CAPITALIZED INTEREST ACCOUNT

  On the Closing Date, the Seller will deposit cash into an additional account (the "Capitalized Interest Account") established in the name of and maintained by the Trustee, which account will be part of the Trust. On each Payment Date prior to the end of the Pre-Funding Period and the Payment Date immediately following the end of the Pre-Funding Period, the Trustee will use amounts on deposit in the Capitalized Interest Account, including investment income thereon and amounts deposited thereto from the Pre-Funding Account constituting investment income, to pay interest to the Class A Certificateholders at the applicable Pass-Through Rate on the amounts on deposit in the Pre-Funding Account allocable to the related Class of Certificates and the related premium payable to the Insurer. Any amounts not used for this purpose that remain in the Capitalized Interest Account following the end of the Pre-Funding Period will be paid to the Seller and will not thereafter be available for distribution to Class A Certificateholders.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

  The rate of principal payments on the Class A Certificates, the aggregate amount of each interest payment on the Class A Certificates and the yield to maturity of the Class A Certificates are related to the rate and timing of payments of principal on the Home Equity Loans in the related Home Equity Loan Group, which may be in the form of scheduled and unscheduled payments. In general, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. Defaults on mortgage loans are expected to occur with greater frequency in their early years and the rate of default on second or more junior mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. Prepayments, liquidations and purchases of the Home Equity Loans will result in distributions to the related Class of Class A Certificates of amounts of principal which would otherwise be distributed over the remaining terms of the Home Equity Loans in the related Home Equity Loan Group. See "Risk Factors-- Yield and Prepayment Considerations" herein.

  In addition, the Master Servicer may, at its option, purchase from the Trust all of the outstanding Home Equity Loans and REO Properties, and thus effect the early retirement of the Certificates, on any Payment Date following the first date (the "Optional Termination Date") on which the Pool Principal Balance (as defined herein) is less than 10% of the sum of the Original Pool Principal Balance and the aggregate principal balance of the Subsequent Loans as of their respective

Subsequent Transfer Dates (such sum referred to herein as the "Adjusted Original Pool Principal Balance"). If the Master Servicer does not exercise such option within 90 days of the first Payment Date upon which the Pool Principal Balance is less than 10% of the Adjusted Original Pool Principal Balance, the Trustee is required to conduct a Termination Auction. If satisfactory bids are received as described under "Description of the Certificates--Termination and Purchase of Home Equity Loans" herein, such remaining Home Equity Loans and REO Properties will be sold and the proceeds distributed to the Certificateholders in the same priority as distributions are made on any Payment Date.

  Furthermore, amounts (other than investment earnings) remaining in the Pre-Funding Account at the end of the Pre-Funding Period, if any, will be distributed as principal prepayments to the related Class of Certificates to the extent such funds have not been used to purchase Subsequent Loans.

  As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates such as the Fixed Rate Loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. No assurance can be given as to the overall rate of prepayment on the Fixed Rate Loans.

  As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans such as the ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to "lock in" a low fixed interest rate. The prepayment behavior of the Delayed First Adjustment Loans may differ from that of the Fixed Rate Loans and the other ARM Loans. As a Delayed First Adjustment Loan approaches its initial Adjustment Date, the borrower may become more likely to refinance such loan to avoid an increase in the Mortgage Interest Rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the Mortgage Interest Rate before adjustment. The existence of the applicable Periodic Cap, Maximum Mortgage Rate and Minimum Mortgage Rate also may affect the likelihood of prepayments resulting from refinancings. However, no assurance can be given as to the overall rate of prepayment on the ARM Loans.

  The prepayment experience on non-conventional home equity loans such as the Home Equity Loans may differ from that on conventional first mortgage loans primarily due to the credit quality of the typical borrower. Because the credit histories of many home equity borrowers may preclude them from other traditional sources of financing, such borrowers may be less likely to refinance due to a decline in market interest rates. Non-conventional home equity loans may also experience more prepayments in a rising interest rate environment as the borrowers' finances are stressed to the point of default. However, the increased level of competition among home equity lenders has increased the awareness among credit-impaired borrowers of the availability of credit and the attraction of refinancing.

  Slower than anticipated prepayments of principal will decrease the yield on Class A Certificates purchased at a price less than par. Greater than anticipated prepayments of principal will decrease the yield on Class A Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the related Home Equity Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Class A Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the Class A Certificates will also be affected by the amount and timing of delinquencies and defaults on the Home Equity Loans in the related Home Equity Loan Group and the recoveries, if any, on defaulted Home Equity Loans and foreclosed properties in such Home Equity Loan Group.

  The Class A Certificates have been structured so that principal distributions thereon will be made, to the extent funds are available, in an amount necessary to cause the principal balances of the related Home Equity Loans to exceed the Class Certificate Balance of the related Class A Certificates by the applicable Overcollateralization Requirement. So long as such application of funds continues, the weighted average lives of the Class A Certificates will be different than would have been the case in the absence of such provisions.

  No representation is made as to the particular factors that will affect the prepayment of the Home Equity Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Home Equity Loans that will be paid as of any date or as to the overall rate of prepayment on the Home Equity Loans. See "Certain Yield and Prepayment Considerations" in the Prospectus.

SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS APPLICABLE TO THE CLASS A-2 CERTIFICATES

  Each Accrual Period for the Class A-2 Certificates will consist of the actual number of days elapsed from the Payment Date in the month preceding the month of the applicable Payment Date (or, in the case of the first Accrual Period, from the Closing Date) through the day preceding such Payment Date.

  The Pass-Through Rate for the Class A-2 Certificates will be calculated by reference to One-Month LIBOR. Although the Mortgage Interest Rates on the ARM Loans in Loan Group 2 are subject to adjustment, the Mortgage Interest Rates adjust less frequently than the Pass-Through Rate with respect to the Class A-2 Certificates and adjust by reference to the applicable Index. In addition, a substantial majority of the ARM Loans are Delayed First Adjustment Loans with Mortgage Interest Rates that will not adjust for a significant period of time. Changes in One-Month LIBOR may not correlate with changes in the applicable Index and either may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Class A-2 Certificates.

  Additionally, the Pass-Through Rate for the Class A-2 Certificates will be calculated by reference to the Group 2 Net WAC Cap. If Home Equity Loans in Loan Group 2 bearing higher fixed Mortgage Interest Rates were to prepay, the weighted average Mortgage Interest Rate of the remaining Home Equity Loans in Loan Group 2, and consequently the Group 2 Net WAC Cap, would be lower than otherwise would be the case. If this were to reduce the Group 2 Net WAC Cap below the LIBOR Rate, the Pass-Through Rate for the Class A-2 Certificates would be lower than otherwise would be the case. Although holders of the Class A-2 Certificates will be entitled to any related LIBOR Carryover Amount from and to the limited extent of funds available therefor as provided herein, there can be no assurance that such funds will be available or sufficient for such purposes. In addition, the Certificate Insurance Policy does not cover, and the ratings of the Class A-2 Certificates do not address the likelihood of, payment of any LIBOR Carryover Amount.

  Certain of the ARM Loans were originated with initial Mortgage Interest Rates that were based on competitive conditions and did not equal the sum of the Index and the related Margin. As a result, the Mortgage Interest Rates on such ARM Loans are more likely to adjust on their first, and possibly subsequent Adjustment Dates, subject to the effects of the applicable Periodic Cap and the Maximum Mortgage Rate. Because the Pass-Through Rate for the Class A-2 Certificates is limited by the Group 2 Net WAC Cap on each Payment Date, limits on changes in the Mortgage Interest Rates of the ARM Loans may limit changes in the Pass-Through Rate for the Class A-2 Certificates.

  Home Equity Loans with higher Mortgage Interest Rates may be more likely to prepay than Home Equity Loans with relatively lower Mortgage Interest Rates in response to a given change in market interest rates. In addition, since Home Equity Loans with relatively higher Mortgage Interest Rates generate more excess interest to cover losses, create overcollateralization and pay any LIBOR Carryover Amount, any such disproportionate prepayment of the Home Equity Loans may adversely affect the yield on the Class A-2 Certificates.

PREPAYMENT MODEL

  Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement with respect to the Class A-1 Certificates (the "Prepayment Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For the Class A-1 Certificates, a 100% Prepayment Assumption assumes a constant prepayment rate ("CPR") of 2.7% per annum of the outstanding principal balance of the Fixed Rate Loans in Loan Group 1 in the first month of the life of such Fixed Rate Loans and an additional 2.7% per annum in each month thereafter until the tenth month; beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Loans, a CPR of 27% per annum each month is assumed. As used in the table below, 0% Prepayment Assumption assumes a CPR equal to 0% of the Prepayment Assumption, i.e. no prepayments. Correspondingly, 125% Prepayment Assumption assumes prepayment rates equal to 125% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Home Equity Loans. For the Class A-2 Certificates, a CPR of 30% per annum of the outstanding principal balance of the Home Equity Loans in Loan Group 2 for each month in the life of such Home Equity Loans is assumed.

  For the purpose of the tables below, it is assumed that: (i) the Home Equity Loans of each Home Equity Loan Group consist of loans with the characteristics set forth below, (ii) the Closing Date is November 24, 1998, (iii) distributions on the Class A Certificates are made on the 25th day of each month regardless of the day on which the Payment Date actually occurs, commencing in December 1998 in accordance with the priorities described herein, (iv) the scheduled monthly payments of principal and interest on the Home Equity Loans will be timely delivered to the Master Servicer each month (with no defaults), commencing with November 1998, (v) the Mortgage Interest Rate for each ARM Loan in Loan Group 2 is adjusted on its next rate adjustment date (and on subsequent rate adjustment dates, if necessary) to equal the sum of (a) an assumed level of the applicable Index (which remains constant at 4.46% and 5.1887% with respect to 1 Year CMT and 6 Month LIBOR, respectively) and (b) the respective gross margin (such sum being subject to the applicable Periodic Cap, Maximum Mortgage Rate and Minimum Mortgage Rate), (vi) all prepayments are prepayments in full received on the last day of each month (commencing November 1998) and include 30 days' interest thereon, (vii) the Class A Certificates have the respective Pass-Through Rates and Class Certificate Balances as set forth herein and One-Month LIBOR is equal to 5.277%, (viii) the numbers under the "Months to Next Rate Adjustment Date" heading for Loan Group 2 table below indicate the number of months from the Cut-off Date to the first interest rate change date for the applicable pools of loans and (ix) the entire Pre-Funding Amount is used to purchase Subsequent Loans on December 25, 1998.

                                 LOAN GROUP 1

AMORTIZATION       CURRENT        MORTGAGE    ORIGINAL TERM TO  REMAINING TERM TO
METHODOLOGY   PRINCIPAL BALANCE INTEREST RATE MATURITY (MONTHS) MATURITY (MONTHS)
------------  ----------------- ------------- ----------------- -----------------
Level
 Pay(1)        $ 4,223,473.09       9.110%            49                44
Level Pay       14,265,334.94      11.055            103                97
Level Pay       28,890,571.71      11.845            179               170
Level Pay        7,435,033.87      12.406            237               232
Level Pay        5,611,366.72      13.022            298               291
Level Pay        7,891,023.11      11.869            357               354
Level Pay          602,763.25       9.110             49                49
Level Pay        2,035,912.24      11.055            103               103
Level Pay        4,123,188.76      11.845            179               179
Level Pay        1,061,109.08      12.406            237               237
Level Pay          800,839.96      13.022            298               298
Level Pay        1,126,186.71      11.869            357               357

--------
(1) A "Level Pay" amortization methodology provides for amortization of the principal balance thereof in equal monthly installments by the stated maturity.

                                  LOAN GROUP 2

                        ORIGINAL REMAINING          NET      NET               MONTHS   FREQUENCY
   CURRENT     MORTGAGE TERM TO   TERM TO         MAXIMUM  MINIMUM            TO NEXT    OF RATE
  PRINCIPAL    INTEREST MATURITY MATURITY         MORTGAGE MORTGAGE PERIODIC ADJUSTMENT ADJUSTMENT
   BALANCE       RATE   (MONTHS) (MONTHS)  MARGIN   RATE     RATE     CAP       DATE     (MONTHS)      INDEX
-------------  -------- -------- --------- ------ -------- -------- -------- ---------- ---------- -------------
$  107,033.95   13.500%   180       176      N/A      N/A     N/A      N/A      N/A        N/A          N/A
   497,409.37   12.990    300       294      N/A      N/A     N/A      N/A      N/A        N/A          N/A
 2,896,145.90    9.595    355       351    9.345   15.095%  8.845%   2.000%       8         12      1 Year CMT
 4,583,953.09    9.935    340       337    8.935   15.435   8.435    2.000       22         12      1 Year CMT
   428,393.01   10.307    360       358    7.557   15.807   7.057    2.000       22          6     6 Month LIBOR
 3,388,280.00    8.648    360       343    2.875   14.148   2.375    2.000       21         12      1 Year CMT
 1,301,160.40    9.047    360       353    8.851   14.547   8.351    1.000        1          6     6 Month LIBOR
   747,144.39    9.595    355       355    9.345   15.095   8.845    2.000        8         12      1 Year CMT
 1,182,562.94    9.935    340       340    8.935   15.435   8.435    2.000       22         12      1 Year CMT
   110,516.34   10.307    360       360    7.557   15.807   7.057    2.000       22          6     6 Month LIBOR
   874,104.58    8.648    360       360    2.875   14.148   2.375    2.000       21         12      1 Year CMT
   335,671.86    9.047    360       360    8.851   14.547   8.351    1.000        1          6     6 Month LIBOR

  Any discrepancy between the characteristics of the Home Equity Loans actually included in the Trust and the characteristics of the Home Equity Loans expected to be so included may affect the percentages of the original outstanding principal balance set forth in the tables and the weighted average lives of the Certificates. In addition, to the extent that the Home Equity Loans included in the Trust have characteristics that differ from those assumed in preparing the following tables, the outstanding principal balance of any Certificate will be reduced to zero earlier or later than that indicated by the table.

  Variations in actual prepayment experience and the principal balances of the Home Equity Loans that prepay may increase or decrease the percentages of the Initial Certificate Balance outstanding and each of the Class A Certificates' respective Weighted Average Life to Maturity and Weighted Average Life to Call shown in the following tables. Such variations may occur even if the average prepayment experience of all such Home Equity Loans equals the indicated levels of the Prepayment Assumption. There is no assurance that prepayments of the Home Equity Loans will conform to any level of the Prepayment Assumption.

  Based on the foregoing assumptions, the following tables set forth the percentages of the Initial Certificate Balance of each Class of Class A Certificates that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives.

CLASS A-1 CERTIFICATES

  Percent of Initial Class A-1 Certificate Balance Outstanding at the Following Percentages of the Prepayment Assumption

           PAYMENT
            DATE:              0%     50%   75%   100%   125%   150%   200%
           -------            -----   ---   ---   ----   ----   ----   ----
   Initial                      100   100   100   100    100    100    100
   11/25/99                      93    81    76    70     64     59     47
   11/25/00                      88    66    56    48     39     32     19
   11/25/01                      82    53    42    32     24     18      9
   11/25/02                      76    42    31    22     15     10      4
   11/25/03                      71    34    23    15      9      5      1
   11/25/04                      66    27    17    10      6      3      0
   11/25/05                      60    22    12     7      3      1      0
   11/25/06                      53    17     9     4      2      0      0
   11/25/07                      48    13     6     3      1      0      0
   11/25/08                      44    10     5     2      0      0      0
   11/25/09                      39     8     3     1      0      0      0
   11/25/10                      34     6     2     0      0      0      0
   11/25/11                      29     4     1     0      0      0      0
   11/25/12                      22     3     1     0      0      0      0
   11/25/13                      20     2     0     0      0      0      0
   11/25/14                      18     1     0     0      0      0      0
   11/25/15                      16     1     0     0      0      0      0
   11/25/16                      15     1     0     0      0      0      0
   11/25/17                      13     0     0     0      0      0      0
   11/25/18                      11     0     0     0      0      0      0
   11/25/19                      10     0     0     0      0      0      0
   11/25/20                       9     0     0     0      0      0      0
   11/25/21                       7     0     0     0      0      0      0
   11/25/22                       6     0     0     0      0      0      0
   11/25/23                       4     0     0     0      0      0      0
   11/25/24                       4     0     0     0      0      0      0
   11/25/25                       3     0     0     0      0      0      0
   11/25/26                       2     0     0     0      0      0      0
   11/25/27                       0     0     0     0      0      0      0
   11/25/28                       0     0     0     0      0      0      0
   11/25/29                       0     0     0     0      0      0      0
   Weighted Average Life
    to Maturity (years)(1):   10.00   4.5   3.4   2.7    2.2    1.8    1.3
   Weighted Average Life
    to Call (years)(2):         9.9   4.2   3.1   2.5    2.0    1.6    1.2

--------
(1) The "Weighted Average Life to Maturity" of the Class A-1 Certificates as shown above is determined by (i) multiplying the amount of the principal payments with respect to the Class A-1 Certificates by the number of years from the date of issuance of the Class A-1 Certificates to the related Payment Date upon which such Certificates mature, (ii) summing the results and (iii) dividing the sum by the sum of the amounts in clause (i) above.
(2) The "Weighted Average Life to Call" of the Class A-1 Certificates as shown above is determined by (i) multiplying the amount of the principal payments with respect to the Class A-1 Certificates by the number of years from the date of issuance of the Class A-1 Certificates to the earliest Payment Date upon which the Class A-1 Certificates would be subject to optional termination by the Master Servicer, (ii) summing the results and
    (iii) dividing the sum by the sum of the amounts in clause (i) above.

CLASS A-2 CERTIFICATES

  Percent of Initial Class A-2 Certificate Balance Outstanding at the Following CPR's

        PAYMENT
         DATE:                0%        10%       20%       26%       30%       40%       50%
        -------              ----       ---       ---       ---       ---       ---       ---
Initial                       100       100       100       100       100       100       100
11/25/99                       92        79        72        66        59        52        39
11/25/00                       91        67        56        46        37        29        15
11/25/01                       91        56        43        32        23        16         6
11/25/02                       90        47        33        22        14         9         2
11/25/03                       89        40        25        15         9         5         1
11/25/04                       89        34        19        11         5         2         0
11/25/05                       88        28        15         7         3         1         0
11/25/06                       87        24        11         5         2         0         0
11/25/07                       86        20         9         3         1         0         0
11/25/08                       84        17         7         2         0         0         0
11/25/09                       83        14         5         1         0         0         0
11/25/10                       81        12         4         1         0         0         0
11/25/11                       80        10         3         0         0         0         0
11/25/12                       78         8         2         0         0         0         0
11/25/13                       76         7         1         0         0         0         0
11/25/14                       73         5         1         0         0         0         0
11/25/15                       71         4         1         0         0         0         0
11/25/16                       68         4         0         0         0         0         0
11/25/17                       64         3         0         0         0         0         0
11/25/18                       60         2         0         0         0         0         0
11/25/19                       56         2         0         0         0         0         0
11/25/20                       52         1         0         0         0         0         0
11/25/21                       46         1         0         0         0         0         0
11/25/22                       40         0         0         0         0         0         0
11/25/23                       33         0         0         0         0         0         0
11/25/24                       26         0         0         0         0         0         0
11/25/25                       18         0         0         0         0         0         0
11/25/26                        9         0         0         0         0         0         0
11/25/27                        2         0         0         0         0         0         0
11/25/28                        0         0         0         0         0         0         0
11/25/29                        0         0         0         0         0         0         0
Weighted Average Life
 to Maturity (years)(1):     19.6       5.4       3.6       2.6       2.0       1.6       1.1
Weighted Average Life
 to Call (years)(2):         18.9       4.7       3.2       2.4       1.9       1.5       1.0

--------
(1) The "Weighted Average Life to Maturity" of the Class A-2 Certificates as shown above is determined by (i) multiplying the amount of the principal payments with respect to the Class A-2 Certificates by the number of years from the date of issuance of the Class A-2 Certificates to the related Payment Date upon which such Certificates mature, (ii) summing the results and (iii) dividing the sum by the sum of the amounts in clause (i) above.
(2) The "Weighted Average Life to Call" of the Class A-2 Certificates as shown above is determined by (i) multiplying the amount of the principal payments with respect to the Class A-2 Certificates by the number of years from the date of issuance of the Class A-2 Certificates to the earliest Payment Date upon which such Class A-2 Certificates would be subject to optional termination by the Master Servicer, (ii) summing the results and
    (iii) dividing the sum by the sum of the amounts in clause (i) above.

           THE MASTER SERVICER--ORIGINATION AND SERVICING EXPERIENCE

GENERAL

  For a general discussion of the Seller and the Master Servicer, see "The Seller" and "The Master Servicer and Its Affiliates" in the Prospectus.

  Certain representations and warranties will be made by the Master Servicer with respect to the Home Equity Loans. Such representations and warranties will include, among others, the representations and warranties set forth in the Prospectus under "Representations and Warranties of the Seller" and "Description of the Class A Certificates--Representations and Warranties of the Seller and the Master Servicer" herein.

  Metropolitan Mortgage Company ("MMC") will be the Master Servicer. The Master Servicer will be responsible for servicing the Home Equity Loans in accordance with the Pooling and Servicing Agreement and generally in accordance with the first and second mortgage loan servicing standards and procedures accepted by prudent mortgage lending institutions. See "Description of the Certificates-- Servicing Standards" in the Prospectus for a further description of the provisions of the Pooling and Servicing Agreement relating to servicing standards.

METROPOLITAN MORTGAGE COMPANY

  MMC was incorporated in Florida in 1953. It was acquired by an affiliate of Transamerica Finance Corporation in March 1997 and is now a wholly-owned indirect subsidiary of Transamerica Finance Corporation. MMC's underwriting and servicing operations are centralized in Miami, Florida.

  All of the Home Equity Loans have been originated exclusively to borrowers owning residential properties located in the states of Florida, Georgia or North Carolina under the three lending programs described below.

  As of the Cut-off Date, approximately 83% (by principal amount) of the Home Equity Loans in Loan Group 1 were originated by MMC under its retail program (the "Retail Program"). MMC markets loans in the states of Florida and Georgia under the Retail Program through its 31 retail branch offices located in the states of Florida and Georgia. Direct mail solicitation, telemarketing and extensive television and radio advertising are utilized. Such marketing efforts are targeted at MMC's primary market of credit-impaired borrowers who have significant equity in their homes but whose borrowing needs are not being met by traditional financial institutions.

  As of the Cut-off Date, all of the Home Equity Loans included in Loan Group 2 were originated by MMC under its wholesale lending program (the "Wholesale Program"). This program was implemented by MMC in March of 1997. Under this program, participating banks, thrifts and mortgage companies identify borrowers who do not meet such lender's underwriting criteria but may qualify for a loan from MMC. When such a borrower is identified, the originator may complete the underwriting and documentation of a loan in conformance with the underwriting standards of MMC. MMC will purchase such a loan after MMC has re-underwritten the loan and reviewed the documentation.

  As of the Cut-off Date, approximately 17% (by principal amount) of the Home Equity Loans included in Loan Group 1 were originated by MMC under its institutional lending program (the "Institutional Program"). Such loans are underwritten in accordance with more traditional guidelines and are targeted at a more traditional market of borrowers whose profiles do not fit MMC's Retail Program. MMC directs borrowers who desire a higher Combined Loan-to-Value Ratio to its Institutional Program.

 Underwriting -- Retail Program

  Underwriting guidelines and procedures under the Retail Program generally rely more heavily upon the value of the Mortgaged Property and typically do not rely as heavily upon the borrower's credit grade or income. The underwriting standards described herein include such criteria and characteristics as guidelines only. If compensating factors exist, underwriting personnel may use their judgement in assessing such compensating factors and the overall feasibility of the loan. See "Underwriting Guidelines" below.

  MMC's underwriting guidelines are based upon the maximum Combined Loan-to-Value Ratio, which can vary up to 80% or higher under certain circumstances. See "Underwriting Guidelines" below. Certain credit related criteria are considered at each Combined Loan-to-Value Ratio, including the following: (i) the maximum mortgage debt service to monthly gross income ratio; (ii) the maximum total debt service to monthly gross income ratio; (iii) the minimum monthly dollars remaining after satisfaction of current obligations; (iv) the status of superior mortgages; (v) the collateral type; and (vi) the occupancy type.

  Appraisals are an integral part of the underwriting process for the Retail Program. Appraisals are required for all loans and are heavily relied upon in assessing a loan application. MMC performs its own appraisals through its staff of licensed appraisers employed by First Florida Appraisal Services, Inc. ("FFAS") and First Georgia Appraisal Services, Inc., both wholly owned subsidiaries of MMC. All of the appraisers are certified as residential appraisers and are full-time employees compensated by salary and a bonus that is not dependent on the completion of loan transactions.

  Verification of income is not generally required under MMC's underwriting guidelines. Furthermore, the underwriting guidelines established by MMC do not rely heavily upon the borrower's credit history (other than the borrower's mortgage credit history over the prior twelve months). As a result many of the borrowers have delinquencies and other derogatory information on their credit report. A "dial up" credit bureau report is obtained in connection with each application. A "dial up" credit report is a short form credit report produced by credit bureaus which lists only a summary of the applicant's credit history. Of all the factors considered, MMC views the borrower's performance on first mortgage loans as highly indicative. If the borrower has performed satisfactorily on such first mortgage, substantial consideration will be given to that performance in the underwriting process. Borrowers on the Home Equity Loans originated through the Retail Program may have had a prior bankruptcy at some point in time.

  Subject to the discussion under "Underwriting Guidelines" below, for all Loans under the Retail Program, borrowers are allowed a maximum mortgage debt to income ratio of 50% and a maximum total debt to income ratio of 55%.

  Loans are underwritten at each Combined Loan-to-Value Ratio based upon the criteria set forth in Appendix B.

  Underwriting Guidelines. As discussed above, MMC's underwriting process employs criteria that are guidelines only. The indicated underwriting standards applicable at a certain Combined Loan-to-Value Ratio vary with respect to a substantial portion of the Home Equity Loans originated through the Retail Program and a certain amount of discretion is utilized by MMC's underwriting personnel based upon compensating factors. Variances from the guidelines may, for example, result in Combined Loan-to-Value Ratios varying from the standards set forth in Appendix B, sometimes as a result of high credit scores as reported on the "dial-up" credit bureau report, and sometimes as a result of good job stability, an excellent payment history on an existing first mortgage or rapid marketability of the subject property. This underwriting process extensively utilizes and relies upon the judgement and experience of MMC's underwriting personnel. In addition, Home Equity Loans may be originated to purchasers of REO properties acquired by MMC at higher Combined Loan-to-Value Ratios than those specified in Appendix B, and without regard to the guidelines with respect to collateral type specified therein. The Mortgage Pool includes three Home Equity Loans that were originated to purchasers of REO properties with an aggregate principal balance of approximately $145,530 as of the Cut-Off Date.

  Quality Control. MMC usually conducts both a pre-closing and a post-closing review of the loan documents and the underwriting guidelines for a sample of loans originated under the Retail Program. Such review is conducted periodically by senior management and includes, among other things, a review of the loan and appraisal documentation and reverification of the Combined Loan-to-Value Ratio and various other closing statement amounts.

  Insurance. Title insurance is generally required for all properties. Hazard insurance is generally required for all properties unless the value of the land is greater than the loan amount or the loan balance is under $5,000. MMC will monitor such insurance during the life of the loan and force place such insurance if necessary. MMC does not require the establishment of escrow accounts for the payment of insurance premiums or taxes. Some of the Home Equity Loans include private mortgage guarantee insurance.

 Underwriting -- Institutional Program

  The Home Equity Loans originated under MMC's Institutional Program have been underwritten in accordance with the underwriting guidelines developed by a large U.S. mortgage loan wholesaler/retailer. Such guidelines classify loans as "A," "B," "C" or "D" in accordance with the progressively greater risk characteristics each such loan possesses.

 Underwriting -- Wholesale Program

  As discussed above, MMC acquires loans under its Wholesale Program from banks, thrifts and mortgage companies located in the states of Florida and Georgia. MMC requires a standard FNMA application from all borrowers. All submissions from originators include a credit report and an appraisal. Under the full documentation loan program, MMC may also determine and verify the borrower's income and debt levels. Loans are assigned a grade of A, B, C, D, or X based upon the borrower's most recent 12 month mortgage or rental payment history using the borrower's overall credit history as a compensating factor.

 Servicing

  MMC is a FNMA-approved servicer. MMC's mortgage servicing activities include processing and administering mortgage loan payments, monitoring the status of homeowner's insurance and property taxes, collection monitoring and management, foreclosure and other administration of mortgage loans. MMC currently has approximately nine employees on its collection staff and eight employees on its servicing staff.

  Collection efforts on loans generally begin when the account is 6-10 days delinquent with phone calls and thereafter late notices. MMC may reach a verbal or written payment agreement with the borrower, depending upon a number of factors, including the borrower's payment history and the reason for the inability to make current payments. MMC prefers to reach a payment agreement with a delinquent borrower rather than accepting partial payments. A payment agreement may provide that a borrower who is delinquent may make up such delinquent payments over a specified period of time.

  When a loan is more than 30 days past due in accordance with its original terms, the facts surrounding the delinquency are generally reviewed. MMC will generally recommend that legal action be commenced to force foreclosure of the underlying collateral only if it deems a delinquency cannot otherwise be cured. After a mortgage is from 76 to 120 days delinquent, its status is reviewed and a foreclosure determination is made. The underlying property may be appraised or a field inspection performed and the results evaluated to help MMC determine the proper course of action. If the delinquency cannot be cured, MMC may then commence foreclosure proceedings. In appropriate circumstances MMC may pursue various loss mitigation alternatives to foreclosure, including pre-foreclosure sales and deeds in lieu of foreclosure.

                        LOSS AND DELINQUENCY EXPERIENCE

  MMC serviced loans under the Retail, Institutional and Wholesale Programs aggregating approximately $178,742,000, $160,425,000, $169,136,000, and
$175,197,000 as of December 31, 1997, 1996, 1995 and 1994 , respectively. Set forth below is certain loss and delinquency information relating to such loans.

                                                                  NINE MONTHS
                             YEAR ENDING DECEMBER 31,               ENDING
                          -------------------------------------  SEPTEMBER 30,
                           1994      1995      1996      1997        1998
                          -------   -------   -------   -------  -------------
                                        (Dollars in 000s)
Servicing Portfolio (at
 period end) (number of
 loans)..................  11,804    11,042     9,935     9,651       9,340
Servicing Portfolio (at
 period end) ($)......... 175,197   169,136   160,425   178,742     205,416
Delinquency of Home
 Equity Loans Serviced
 (at period end) (as a
 percentage of number of
 loans:)
  30 Days:
    Number of loans......     347       464       382       389         347
    Percent of
     Delinquency.........    2.94%     4.20%     3.84%     4.03%       3.71%
  60 Days:
    Number of loans......      69        99        92        91          93
    Percent of
     Delinquency.........     .58%      .90%      .93%     0.94%       0.99%
  90 Days or more:
    Number of loans......      12         9        22        26          36
    Percent of
     Delinquency.........     .10%     0.08%     0.22%     0.27%       0.39%
  Total Delinquencies
    Number of loans......     428       572       496       506         476
    Percent of
     Delinquency.........    3.63%     5.18%     4.99%     5.24%       5.10%
  In foreclosure and
   bankruptcy
    Number of loans......     180       180       205       213         186
    Percent of
     Delinquency.........    1.52%     1.63%     2.06%     2.21%       1.99%
REO Property at Period
 End(1)..................   2,324     2,390     2,165       114         704
REO as a percentage of
 Serviced Portfolio(2)...    1.33%     1.41%     1.35%     0.06%       0.34%
Net Gain/(Loss) on REO
 Portfolio(3)............    (415)     (475)     (330)        3         (16)
Net Gain /(Loss) as a
 percentage of Serviced
 Portfolio(4)............   (0.24)%   (0.28)%   (0.21)%    0.00%      (0.01)%

--------
(1) Outstanding principal balance of loans where the servicer has acquired title to the property ("real estate owned properties" or "REO Property").
(2) Outstanding principal balance of loans related to REO Property as a percent of outstanding principal of all loans in serviced portfolio.
(3) REO and Net Gain/(Loss) data include property acquired by a related mortgage insurance company.
(4) Net Gain/(Loss) on REO Portfolio as a percentage of outstanding principal balance of all loans in serviced portfolio.

  The delinquency percentages set forth in the preceding table are calculated on the basis of the number of mortgage loans included in the portfolio as of the end of the periods indicated. The net loss percentages set forth above are calculated on the basis of the outstanding principal balance of mortgage loans included in the portfolio as of the end of the periods indicated. The actual delinquency percentages and loss experience with respect to the Home Equity Loans in the Mortgage Pool may be expected to be substantially higher than the delinquency percentages indicated above because the composition of the Mortgage Pool will not change.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  The following summary describes certain terms of the Certificates and the Pooling and Servicing Agreement. Reference is made to the accompanying Prospectus for important additional information regarding the terms of the Class A Certificates and the underlying documents. A form of the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which the Prospectus forms a part. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Class A Certificates and the Pooling and Servicing Agreement. Where particular provisions or terms used in any of such documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

  The TFC Home Equity Loan Asset-Backed Certificates, Series 1998-1, will consist of the Class A-1 and Class A-2 Certificates (collectively, the "Class A Certificates"), and the Class R Certificate (together with the Class A Certificates, the "Certificates"). Only the Class A Certificates are offered hereby.

  The Certificates represent interests in the Trust (the "Trust") created pursuant to the Pooling and Servicing Agreement. The Trust consists of (i) a pool (the "Mortgage Pool") of fixed and adjustable rate mortgage loans (each, a "Home Equity Loan") secured by mortgages, deeds of trust or other instruments (each, a "Mortgage") creating a first, second or more junior lien primarily on one- to four-family dwellings, condominiums, units in planned unit developments and manufactured homes (each, a "Mortgaged Property") to be deposited into the Trust by the Seller for the benefit of the holders of the Certificates (the "Certificateholders"), (ii) all monies received on the Home Equity Loans after the Cut-off Date and (iii) the Certificate Insurance Policy.

  Each Class A Certificate will be issued in a minimum denomination of $100,000 and integral multiples of $1,000 in excess thereof. Each Class A Certificate will represent a percentage interest (a "Percentage Interest") in the Certificates of the applicable Class determined by dividing the original dollar amount represented by such Certificate by the Class Certificate Balance for such Class.

  Each Class of Class A Certificates (the "Book-Entry Certificates") will initially be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC"). Persons acquiring beneficial ownership in the Class A Certificates ("Certificate Owners") will hold their Certificates through DTC in the United States, or the Euroclear System ("Euroclear") or Cedel Bank societe anonyme ("Cedel") in Europe, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Euroclear or Cedel, on the other, will be effected in DTC through The Chase Manhattan Bank ("Chase") or Citibank, N.A. ("Citibank"), the relevant depositaries of Euroclear and Cedel, respectively, and each a participating member of DTC. The interests of the Certificate Owners will be represented by book entries on the records of DTC and participating members thereof. No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that definitive Certificates are issued in the limited circumstances described in the Pooling and Servicing Agreement. All references in this Prospectus Supplement to any of the Class A Certificates reflect the rights of Certificate Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Class A Certificates are held by DTC. See "Risk Factors" and "Appendix A" hereto.

  On each Payment Date, the Trustee will pay to each person in whose name a Certificate is registered on the related Record Date (which in the case of Book-Entry Certificates initially will be only Cede, as nominee of DTC), the portion of the aggregate payment to be made to Certificateholders of the applicable Class of Certificates to which such holder is entitled based on the Percentage Interest of the Certificates of such Class held by such holder. Distributions will be made by wire transfer of immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor if such holder owns of record Certificates in denominations aggregating in excess of $1,000,000 and shall have provided complete wiring instructions to the Trustee at least five Business Days prior to the Record Date, and otherwise by check mailed to the address of the person entitled thereto as it appears on the Certificate Register. A "Business Day" is defined to be any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York, New York, Miami, Florida, or the city in which the corporate trust office of the Trustee or the executive office of the Insurer is located shall be authorized or obligated by law, executive order, or governmental decree to be closed.

FINAL SCHEDULED PAYMENT DATES

  The final scheduled payment dates (the "Final Scheduled Payment Dates") of the Class A Certificates will be as follows:

        Class A-1...................................... March 25, 2030
        Class A-2...................................... March 25, 2030

  The Final Scheduled Payment Date with respect to the Class A-1 Certificates is the Payment Date on which the Class A-1 Certificate Balance would be reduced to zero assuming that, among other things, that there are no principal prepayments on the Home Equity Loans in Loan Group 1. The Final Scheduled Payment Date with respect to the Class A-2 Certificates is also the Payment Date on which the Class A-2 Certificate Balance would be reduced to zero assuming that, among other things, that there are no principal prepayments on the Home Equity Loans in Loan Group 2. The rate of payment of principal of the Class A Certificates will depend on the rate of payments of principal (including prepayments) and any repurchases of the related Home Equity Loans. Since the

Final Scheduled Payment Dates have been determined based upon the assumptions set forth above, the actual final Payment Date of each Class is likely to occur prior to its Final Scheduled Payment Date although, in the event of defaults in payment of the Home Equity Loans, it could occur later or earlier.

REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE MASTER SERVICER

  The Seller will make the representations, among others, as to each Home Equity Loan conveyed by the Seller as of the Closing Date described under "Description of the Certificates--Representations and Warranties of the Seller" in the Prospectus and will also represent that:

    (i) As of the Cut-off Date, no Home Equity Loans in the Mortgage Pool are more than 30 days contractually delinquent.

    (ii) No Home Equity Loan is subject to foreclosure proceedings as of the Cut-off Date.

    (iii) No Home Equity Loan has a Combined Loan-to-Value Ratio in excess of 100%.

    (iv) All Home Equity Loans have Mortgage Interest Rates equal to or in excess of 7% per annum.

The Seller will make similar representations and warranties with respect to the Subsequent Loans. The Master Servicer will make the same representations and warranties that the Seller makes. Upon the breach of such representations and warranties, the Master Servicer will be required to cure such breach or repurchase or substitute for such affected Home Equity Loans upon the terms and conditions sets forth in the Pooling and Servicing Agreement. See "Description of the Certificates--Representations and Warranties of the Seller" in the Prospectus.

DISTRIBUTIONS

  General. Distributions will be made on the Certificates on each Payment Date to the extent monies are available therefor, if and to the extent such Certificates are then entitled to such distributions, as described herein.

  On any Payment Date, the amount available for distribution to the Class A-1 Certificateholders generally will equal the Available Payment Amount with respect to Loan Group 1, and the amount available for distribution to Class A-2 Certificateholders generally will equal the Available Payment Amount with respect to Loan Group 2.

  The term "Available Payment Amount" generally means, with respect to any Payment Date and each Home Equity Loan Group, the sum of (a) collections on or with respect to the Home Equity Loans in such Home Equity Loan Group received by the Master Servicer during the immediately preceding calendar month other than scheduled payments due in months subsequent to such calendar month, net of the portion attributable to such Home Equity Loan Group of the Servicing Fee paid to the Master Servicer and reimbursements for accrued and unpaid Servicing Fees, previous Advances and Servicing Advances and certain expenses paid by the Master Servicer, and of the amount of the monthly premium payable to the Insurer with respect to the preceding calendar month, (b) the amount of any Advances with respect to the Home Equity Loans in such Home Equity Loan Group,
(c) Compensating Interest, (d) any Insured Payments, (e) amounts transferred from the Capitalized

Interest Account to the Certificate Account with respect to such Home Equity Loan Group and (f) amounts allocable to such Home Equity Loan Group on deposit in the Pre-Funding Account following the end of the Pre-Funding Period.

  For purposes of determining the Available Payment Amount with respect to each Home Equity Loan Group, the Servicing Fee and certain expenses paid by the Master Servicer, and the amount of the monthly premium payable to the Insurer, will be all allocated to each Home Equity Loan Group based upon the aggregate principal balance of the Home Equity Loans in such Home Equity Loan Group.

  Interest. Interest on the Class A Certificates will accrue for each Accrual Period on the Class A Certificate Balance immediately prior to such Payment Date.

  Interest will accrue on the Class A-1 Certificates at the Pass-Through Rate of 6.60% with respect to any Payment Date that occurs on or prior to the Optional Termination Date and will be distributed, to the extent monies are available therefor, on each Payment Date, commencing in December, 1998. Interest will accrue at the Pass-Through Rate of 7.10% with respect to any Payment Date occurring after the Optional Termination Date. Interest with respect to the Class A-1 Certificates will accrue on the basis of a 360-day year consisting of twelve 30-day months.

  The Class A-2 Certificates will accrue interest during each Accrual Period at a rate equal to the lesser of (a) (i) One-Month LIBOR plus 0.54% with respect to any Payment Date that occurs on or prior to the Optional Termination Date or
(ii) One-Month LIBOR plus 1.08% with respect to any Payment Date that occurs after the Optional Termination Date and (b) the Group 2 Net WAC Cap (the "Class A-2 Pass-Through Rate"). Interest with respect to the Class A-2 Certificates will accrue on the basis of a 360-day year and actual days elapsed.

  The "Accrual Period" for each Payment Date and with respect to (i) the Class A-1 Certificates is defined to be the calendar month immediately prior to such Payment Date and (ii) the Class A-2 Certificates is defined to be the period from the preceding Payment Date, or the Closing Date in the case of the first Accrual Period, to and including the day preceding the current Payment Date.

  "One-Month LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a period of one month which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period of one month. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Master Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period of one month.

  "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

  "LIBOR Determination Date" means with respect to any Accrual Period, the second LIBOR business day prior to such Accrual Period.

  "Reference Banks" means two major banks in the London interbank market selected by the Master Servicer and not controlled by or under common control with the Master Servicer.

  The "Current Interest" for any Class of Class A Certificates and any Payment Date will equal the sum of (i) interest accrued during the applicable Accrual Period at the related Pass-Through Rate on the related Class Certificate Balance immediately prior to such Payment Date and (ii) the Carryforward Amount.

  The "Carryforward Amount" with respect to any Class of Class A Certificates is the amount, as of any Payment Date, equal to the sum of (i) the amount, if any, by which (x) the Current Interest for such Class on the immediately preceding Payment Date exceeds (y) the amount of the actual distribution in respect of interest on such Class of Class A Certificates made to the holders of such Class of Class A Certificates on the immediately preceding Payment Date and (ii) 30 days' interest on such excess at the related Pass-Through Rate for such Class of Class A Certificates.

  The "Group 2 Net WAC Cap" for any Payment Date will equal the average of the Net Mortgage Rates for the Home Equity Loans in Loan Group 2 as of the first day of the preceding calendar month less the premium payable to the Insurer with respect to Loan Group 2 (calculated as a per annum rate) and, if such Payment Date occurs after the date that is six months after the Closing Date, less 0.75%, with such average weighted by the respective principal balances of each such Home Equity Loan as of such first day.

  The "Net Mortgage Rate" for each Home Equity Loan is equal to the Mortgage Interest Rate less the per annum rate used to determine the Servicing Fee.

  Principal. Holders of the Class A Certificates will be entitled to receive on each Payment Date, to the extent of the portion of the Available Payment Amount with respect to the related Home Equity Loan Group remaining after payment of items of higher priority (but not more than the applicable Class Certificate Balance of the Class A Certificates then outstanding), a distribution allocable to principal as described in "--Distributions--Payment Priority" below.

  Payment Priority. The Available Payment Amount with respect to each Home Equity Loan Group on deposit in the Collection Account will be distributed on each Payment Date in the following amounts and order of priority:

    (i) first, the premium allocable to such Home Equity Loan Group and payable with respect to the Certificate Insurance Policy shall be paid to the Insurer;

    (ii) second, the Trustee shall, for each Home Equity Loan Group, allocate (but not actually pay pursuant to this clause) an amount equal to the sum of (x) the Total Monthly Excess Spread with respect to such Home Equity Loan Group plus (y) any Overcollateralization Reduction Amount with respect to such Home Equity Loan Group and Payment Date (such sum being the "Total Monthly Excess Cashflow" for such Home Equity Loan Group) in the following order of priority:

      (A) first, such Total Monthly Excess Cashflow shall be allocated to the payment of the related Principal Payment pursuant to clause (iv)(C) below in an amount equal to the amount, if any, by which (x) the amount specified in clause (b) of the definition of "Principal Payment" (excluding any Overcollateralization Increase Amount) exceeds (y) Available Funds with respect to such Home Equity Loan Group for such Payment Date, net of the related Current Interest and the premium payable to the Insurer allocable to such Home Equity Loan Group (the amount of such difference with respect to such Home Equity Loan Group being an "Available Funds Shortfall" for such Home Equity Loan Group);

      (B) second, any portion of Total Monthly Excess Cashflow with respect to such Home Equity Loan Group remaining after the allocation described in clause (A) above shall be allocated for payment pursuant to clause
    (iv)(D) below against any Available Funds Shortfall with respect to the other Home Equity Loan Group;

      (C) third, any portion of Total Monthly Excess Cashflow with respect to such Home Equity Loan Group remaining after the allocations described in clauses (A) and (B) above shall be allocated to the Insurer in respect of any Reimbursement Amount (as defined in the Pooling and Servicing Agreement) owed to the Insurer with respect to such Home Equity Loan Group;

      (D) fourth, any portion of Total Monthly Excess Cashflow remaining after the allocations described in clauses (A), (B) and (C) above shall be allocated to the Insurer in respect of any Reimbursement Amount owed to the Insurer with respect to the other Home Equity Loan Group;

    (iii) third, the amount, if any, of the Total Monthly Excess Cashflow with respect to each Home Equity Loan Group on a Payment Date remaining after the allocations described in clause (ii) above is the "Net Monthly Excess Cashflow" with respect to such Home Equity Loan Group and Payment Date and is required to be allocated (but not actually paid pursuant to this clause) in the following order of priority:

      (A) first, an amount equal to the lesser of such Net Monthly Excess Cashflow and any Overcollateralization Deficiency with respect to such Home Equity Loan Group as of such Payment Date shall be allocated to payment of an Overcollateralization Increase Amount with respect to such Home Equity Loan Group;

      (B) second, an amount equal to the lesser of any Net Monthly Excess Cashflow remaining after the application described in clause (A) above and the Overcollateralization Deficiency, if any, with respect to the other Home Equity Loan Group as of such Payment Date shall be allocated to payment of an Overcollateralization Increase Amount with respect to such other Home Equity Loan Group; and

    (iv) fourth, following the making of all of the allocations and disbursements described above, the following disbursements shall be made from the remaining Available Payment Amount with respect to each Home Equity Loan Group:

      (A) to the Insurer, the amounts described in (ii)(C) and (D) above;

      (B) to the Class A Certificateholders related to such Home Equity Loan Group, the related Current Interest;

      (C) to the Class A Certificateholders related to such Home Equity Loan Group, an amount equal to the related Principal Payment;

      (D) to the holders of the Class A Certificates related to the other Home Equity Loan Group, any amounts specified in clauses (ii)(B) and
    (iii)(B) above; and

      (E) to the holders of the Class A-2 Certificates, the LIBOR Carryover Amount; and

    (v) fifth, to the Class R Certificateholder, any remaining distributable amounts as described in the Pooling and Servicing Agreement.

  The "Principal Payment" for each Home Equity Loan Group and Payment Date shall be the lesser of:

    (a) the Total Available Funds (as defined herein) for such Home Equity Loan Group minus the related Current Interest and the premium payable to the Insurer for such Payment Date with respect to the related Class A Certificates; and

    (b) the excess, if any, of

      (i) the sum of (without duplication):

             (A) the principal portion of all scheduled monthly payments on the Home Equity Loans in such Home Equity Loan Group due during the Remittance Period related to such Payment Date, to the extent actually received by the Master Servicer during such Remittance Period and any prepayments made by the Mortgagors and actually received by the Master Servicer during such Remittance Period;

             (B) the principal balance of each Home Equity Loan (the "Principal Balance") in such Home Equity Loan Group that was repurchased by the Seller with respect to the related Remittance Period, to the extent such Principal Balance is actually received by the Trustee;

             (C) any substitution amounts (i.e. the excess, if any, of the Principal Balance of a Home Equity Loan being replaced over the outstanding principal balance of a replacement Home Equity Loan plus accrued and unpaid interest) delivered by the Seller in connection with a substitution of a Home Equity Loan in such Home Equity Loan Group (to the extent such substitution amounts relate to principal), to the extent such substitution amounts are actually received by the Trustee;

             (D) all Net Liquidation Proceeds actually collected by the Master Servicer with respect to the Home Equity Loans in such Home Equity Loan Group during the related Remittance Period (to the extent such Net Liquidation Proceeds relate to principal);

             (E) the amount of any Overcollateralization Deficit with respect to such Home Equity Loan Group for such Payment Date;

             (F) the principal portion of the proceeds received with respect to such Home Equity Loan Group by the Trustee upon termination of the Trust; and

             (G) the amount of any Overcollateralization Increase Amount with respect to such Home Equity Loan Group for such Payment Date to the extent of any Net Monthly Excess Cashflow available for such purpose;

over

  (ii) the amount of any Overcollateralization Reduction Amount with respect to such Home Equity Loan Group for such Payment Date.

  The "Remittance Period" with respect to any Payment Date is the calendar month immediately preceding such Payment Date.

  The "Group Principal Balance" with respect to either Home Equity Loan Group at any time equals the aggregate outstanding principal balance of the Home Equity Loans in such Home Equity Loan Group.

  The "Overcollateralization Requirement" with respect to each of the Class A-1 Certificates and the Class A-2 Certificates with respect to each Payment Date is an amount provided for in the Pooling and Servicing Agreement. The Overcollateralization Requirement provides for a certain level of overcollateralization with respect to the each of the Class A-1 Certificates and the Class A-2 Certificates, i.e. the outstanding principal balance of the Home Equity Loans in the related Home Equity Loan Group shall exceed the aggregate Class Certificate Balance of such Class of Class A Certificates by a certain amount. Such level of overcollateralization may increase or decrease over time as a result of the performance of the Home Equity Loans in the related Home Equity Loan Group with respect to certain tests specified in the Pooling and Servicing Agreement. In addition, the Overcollateralization Requirement is subject to certain floors specified in the Pooling and Servicing Agreement.

  "Available Funds" as to each Home Equity Loan Group and each Payment Date is defined to be the Available Payment Amount with respect to such Home Equity Loan Group (net of Total Monthly Excess Cashflow and disregarding any Insured Payments to be made on such Payment Date).

  The "Class Certificate Balance" as of any Payment Date with respect to any Class of Class A Certificates equals the principal amount set forth next to such Class of Class A Certificates on the cover page hereof less all amounts distributed to the Certificateholders of such Class as principal.

  As of any Payment Date, the "Class A Certificate Balance" will equal the sum of the Class A-1 and Class A-2 Certificate Balance.

  "LIBOR Carryover Amount" for any Payment Date will equal the excess, if any, of (i) the sum of (a) the excess of interest accrued during the applicable Accrual Period on the Class A-2 Balance at the rate determined by reference to One-Month LIBOR and the applicable margin (the "LIBOR Rate") over interest accrued at the Class A-2 Pass-Through Rate, and (b) 30 days' interest on such excess at the applicable LIBOR Rate over (ii) the amount, if any, distributed in respect of such excess on prior Payment Dates. The Certificate Insurance Policy does not cover, and the ratings of the Class A Certificates do not address the likelihood of, the payment of any LIBOR Carryover Amount.

  "Total Available Funds" as to each Home Equity Loan Group and Payment Date is the sum of (i) the Available Payment Amount on deposit in the Collection Account with respect to such Home Equity Loan Group (net of Total Monthly Excess Cashflow with respect to such Home Equity Loan Group) on such Payment Date and (ii) any amounts of Total Monthly Excess Cashflow with respect to such Home Equity Loan Group to be applied on such Payment Date (disregarding the amount of any Insured Payment to be made on such Payment Date).

CREDIT ENHANCEMENT

  General. The credit enhancement provided for the benefit of the Class A Certificateholders consists of (x) the overcollateralization and crosscollateralization mechanics which utilize the internal cash flows of the Trust and (y) the Certificate Insurance Policy. For a description of the Certificate Insurance Policy, see "The Certificate Insurance Policy and the Insurer" herein.

  Overcollateralization Resulting from Cash Flow Structure. The Pooling and Servicing Agreement requires that, on each Payment Date, Net Monthly Excess Cashflow with respect to a Home Equity Loan Group be applied on such Payment Date as an accelerated payment of principal on the related Class of Class A Certificates then entitled to distributions of principal, but only to the limited extent hereafter described. Net Monthly Excess Cashflow equals the excess of (I) the excess, if any, of (x) the interest which is collected or advanced on the Home Equity Loans in such Home Equity Loan Group during a calendar month, together with amounts payable from the Capitalized Interest Account and payments of Compensating Interest (net of the Servicing Fee, the premium paid to the Insurer and certain miscellaneous administrative amounts with respect to such Home Equity Loan Group including reimbursement of Advances and Servicing Advances) over (y) the related Current Interest (the difference between (x) and (y) is the "Total Monthly Excess Spread" with respect to such Home Equity Loan Group), over (II) the portion of the Total Monthly Excess Cashflow that is applied to reduce the Available Funds Shortfall on such Payment Date with respect to the related Home Equity Loan Group or the other Home Equity Loan Group, or used to reimburse the Insurer, as described in "--Distributions--Payment Priority" above.

  The application of Net Monthly Excess Cashflow has the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the Home Equity Loans in the related Home Equity Loan Group. To the extent that any Net Monthly Excess Cashflow is not so used (and is not required to satisfy requirements with respect to the other Home Equity Loan Group or to pay Reimbursement Amounts (as defined in the Pooling and Servicing Agreement) to the Insurer), the Pooling and Servicing Agreement provides that it will be paid to the Class R Certificateholder.

  Each Home Equity Loan Group's Net Monthly Excess Cashflow will be applied as an accelerated payment of principal on the related Class A Certificates until the Overcollateralization Amount has increased to the level required under the Pooling and Servicing Agreement. "Overcollateralization Amount" means, with respect to each Home Equity Loan Group and Payment Date, the excess, if any, of the sum of (i) the aggregate principal balances of the Home Equity Loans in such Home Equity Loan Group as of the close of business on the last day of the preceding calendar month and (ii) the amount on deposit in the Pre-Funding Account allocable to such Home Equity Loan Group as of such day over the Class Certificate Balance of the related Class A

Certificates as of such Payment Date (after taking into account the payment of the Principal Payment to such Home Equity Loan Group (except for any Overcollateralization Reduction Amount or Overcollateralization Increase Amount) on such Payment Date). With respect to each Home Equity Loan Group, any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal is an "Overcollateralization Increase Amount." The required level of the Overcollateralization Amount for each Home Equity Loan Group with respect to a Payment Date is the "Overcollateralization Requirement." The Pooling and Servicing Agreement generally provides that the related Overcollateralization Requirement may, over time, decrease, or increase, based on the performance on the Home Equity Loans in the related Home Equity Loan Group with respect to certain tests specified in the Pooling and Servicing Agreement based on delinquency rates and cumulative losses.

  In the event that the Overcollateralization Requirement with respect to a Home Equity Loan Group is permitted to decrease on a Payment Date in the future, the Pooling and Servicing Agreement provides that a portion of the amounts in respect of principal which would otherwise be distributed to the related Class A Certificateholders on such Payment Date shall be distributed to the holder of the Class R Certificate. This has the effect of decelerating the amortization of Class A Certificates relative to the amortization of the Home Equity Loans in the related Home Equity Loan Group and of reducing the related Overcollateralization Amount. With respect to any Home Equity Loan Group and Payment Date, the excess, if any, of (x) the related Overcollateralization Amount on such Payment Date after taking into account all distributions to be made on such Payment Date (except for any distributions of related Overcollateralization Reduction Amounts as described in this sentence) over (y) the related Overcollateralization Requirement is the "Excess Overcollateralization Amount" for such Home Equity Loan Group and Payment Date. If, on any Payment Date, the Excess Overcollateralization Amount is greater than zero, then amounts in respect of principal of the related Home Equity Loans, up to the amount of such excess (the "Overcollateralization Reduction Amount"), will be distributed to the holder of the Class R Certificate.

   The Pooling and Servicing Agreement provides generally that, on any Payment Date all amounts collected (other than any such amount applied to the payment of an Overcollateralization Reduction Amount) with respect to a Home Equity Loan Group during the prior calendar month will be distributed to the related Class A Certificateholders on such Payment Date. If any Home Equity Loan became a Liquidated Home Equity Loan during such prior calendar month, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the principal balance of the related Home Equity Loan; the amount of any such insufficiency is a "Net Loss." In addition, the Pooling and Servicing Agreement provides that the principal balance of any Home Equity Loan which becomes a Liquidated Home Equity Loan shall thenceforth equal zero. The Pooling and Servicing Agreement does not require that the amount of any Net Loss be distributed to the related Class A Certificateholders on the Payment Date which immediately follows the event of loss; i.e., the Pooling and Servicing Agreement does not require the current recovery of losses. However, the realization of a Net Loss will reduce the Overcollateralization Amount with respect to the related Home Equity Loan Group, which to the extent that such reduction causes the Overcollateralization Amount to be less than the related Overcollateralization Requirement applicable to the related Payment Date, will require the payment of an Overcollateralization Increase Amount on such Payment Date (or, if insufficient funds are available on such Payment Date, on subsequent Payment

Dates, until the Overcollateralization Amount equals the related
Overcollateralization Requirement). The effect of the foregoing is to allocate losses to the Class R Certificateholder by reducing, or eliminating entirely, payments of Total Monthly Excess Spread and Overcollateralization Reduction Amounts which such Certificateholder would otherwise receive.

  Overcollateralization and the Certificate Insurance Policy. The Pooling and Servicing Agreement defines an "Overcollateralization Deficit" with respect to a Home Equity Loan Group and Payment Date to be the amount, if any, by which the aggregate Class Certificate Balance of the related Class A Certificates with respect to such Payment Date, after taking into account all distributions to be made on such Payment Date (without regard to any Insured Payment to be made on such Payment Date), exceeds the aggregate principal balances of the Home Equity Loans in such Home Equity Loan Group as of the close of business on the last day of the prior calendar month. The Pooling and Servicing Agreement requires the Trustee to make a claim for an Insured Payment under the Certificate Insurance Policy not later than the second Business Day prior to any Payment Date as to which the Trustee has determined that an Overcollateralization Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the related Class A Certificateholders on such Payment Date. The Certificate Insurance Policy is thus similar to the subordination provisions described above insofar as the Certificate Insurance Policy guarantees ultimate, rather than current, payment of the amounts of any Net Losses to the Class A Certificateholders. Investors in the Class A Certificates should realize that, under extreme loss or delinquency scenarios applicable to the related Home Equity Loan Group, they may temporarily receive no distributions of principal when they would otherwise be entitled thereto under the principal allocation provisions described herein. Nevertheless, the exposure to risk of loss of principal of the Class A Certificates depends in part on the ability of the Insurer to satisfy its obligations under the Certificate Insurance Policy. In that respect and to the extent that the Insurer satisfies such obligations, the Class A Certificateholders are insulated from shortfalls in Available Funds that may arise.

  The Pooling and Servicing Agreement will provide that to the extent that the Insurer makes Insured Payments, either directly or indirectly to the holders of such Class A Certificates, the Insurer will be subrogated to the rights of such holders of Class A Certificates with respect to such Insured Payments, and shall receive reimbursement for such Insured Payment as provided in the Pooling and Servicing Agreement, but only from the sources and in the manner provided in the Pooling and Servicing Agreement, such subrogation and reimbursement to have no effect on the Insurer's obligations under the Certificate Insurance Policy.

  Cross-collateralization. In addition to the foregoing, the Total Monthly Excess Spread and Net Monthly Excess Cashflow will be available to cover the Overcollateralization Increase Amounts, Available Funds Shortfalls and Overcollateralization Deficits with respect to the other Home Equity Loan Group as described above under "Description of the Certificates--Distributions; Payment Priority."

ADVANCES; COMPENSATING INTEREST

  Not later than two Business Days prior to each Payment Date, the Master Servicer will make an advance (each, an "Advance") in an amount equal to all monthly payments of interest that were due on the Home Equity Loans during the preceding calendar month and delinquent at the close of business on the last day of such calendar month, to the extent the Master Servicer believes that the amount so advanced will be recoverable from subsequent payments and collections in respect of the related Home Equity Loan. On each Payment Date, the Master Servicer will be entitled to a first priority reimbursement for previous Advances from funds received with respect to such delinquent Home Equity Loans. When the Master Servicer has determined that any Advances are nonrecoverable, the Master Servicer will be entitled to a first priority reimbursement for such Advances from any funds received with respect to the Home Equity Loans in the related Home Equity Loan Group.

  Not later than two Business Days prior to each Payment Date, the Master Servicer is required to remit to the Trustee, without any right of reimbursement, an amount equal to, with respect to each Home Equity Loan as to which a principal prepayment in full was received during the preceding calendar month, the lesser of (a) the excess, if any, of 30 days' interest on the principal balance of each such Home Equity Loan at the Mortgage Interest Rate (or at such lower rate as may be in effect because of application of the Civil Relief Act) minus the Servicing Fees for such Home Equity Loan, over the amount of interest actually paid by the related Mortgagor in connection with each such principal prepayment (with respect to all such Home Equity Loans, the "Prepayment Interest Shortfall") and (b) the sum of the Servicing Fees for the most recently ended calendar month. Such payments are referred to herein as "Compensating Interest."

  In addition, the Master Servicer is obligated to advance funds to satisfy or to keep current any mortgage loans senior to a Home Equity Loan, in order to preserve the Trust's interest in such Home Equity Loan, or to pay taxes, legal expenses and attorney fees, insurance premiums and similar expenses relating to a Home Equity Loan (each, a "Servicing Advance"), to the extent that the Master Servicer believes that the amount so advanced will be recoverable from subsequent payments and collections on the related Home Equity Loan. The Master Servicer will be entitled to a first priority reimbursement for such Servicing Advances from amounts received with respect to the Home Equity Loans.

SERVICING COMPENSATION

  The Master Servicer will be entitled to a fee of 0.50% per annum of the outstanding principal balance of each Home Equity Loan (the "Servicing Fee") payable out of collections with respect to the Home Equity Loans as provided in the Pooling and Servicing Agreement. In addition to the Servicing Fee, the Master Servicer is entitled under the Pooling and Servicing Agreement to retain as additional servicing compensation any prepayment charges and assumption and other administrative fees (including bad check charges, late payment fees and similar fees), the excess of any net liquidation proceeds over the outstanding principal balance of a Liquidated Home Equity Loan, to the extent not otherwise required to be remitted to the Trustee for deposit into the Collection Account, and earnings paid on Permitted Investments and similar items.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

  The Pooling and Servicing Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder, unless such duties and obligations are no longer permissible under applicable laws as evidenced by an opinion of counsel delivered to the Trustee. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

  The Master Servicer may perform any of its duties and obligations under the Pooling and Servicing Agreement through one or more subservicers or delegates, which may be affiliates of the Master Servicer. Notwithstanding any such arrangement, the Master Servicer will remain liable and obligated to the Trustee, the Insurer and the Certificateholders for the Master Servicer's duties and obligations under the Pooling and Servicing Agreement, without any diminution of such duties and obligations and as if the Master Servicer itself were performing such duties and obligations.

  Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer shall be the successor of the Master Servicer under the Pooling and Servicing Agreement, provided, however, that, so long as Certificates are outstanding under the Pooling and Servicing Agreement, the Master Servicer will covenant that any such consolidation, merger, sale or transfer shall be upon the condition that the due and punctual performance and observance of all the terms, covenants and conditions of the Pooling and Servicing Agreement to be kept or performed by the Master Servicer shall, by an agreement supplemental thereto, executed and delivered to the Trustee, be assumed by the corporation (if other than the Master Servicer) formed by or resulting from any such consolidation or merger, or which shall have received the transfer of all or substantially all of the property and assets of the Master Servicer, just as fully and effectually as if such successor corporation had been an original party thereto, and the representations and warranties set forth by the Master Servicer therein shall be true and correct with respect to such successor corporation in all material respects. No consent or approval of the Certificateholders shall be required as to any such transaction.

MASTER SERVICER TERMINATION EVENTS

  Any one of the following events constitutes a "Master Servicer Termination Event": (i) failure by the Master Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make any payment, transfer or deposit, on the date the Master Servicer is required to do so under the Pooling and Servicing Agreement, which is not cured within a five Business Day grace period; (ii) the Master Servicer assigns its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder, or failure on the part of the Master Servicer duly to observe or perform in any material respect any other covenants or agreements of the Master Servicer in the Pooling and Servicing Agreement which has a material adverse effect on the Insurer or the Certificateholders and which continues unremedied for a period of 60 days after the date on which the Master Servicer shall have received written notice (or had actual knowledge) of such failure from the Trustee, the Insurer or the Holders of Certificates evidencing not less than 33 1/3% of the Class A Certificate Balance; (iii) any representation, warranty or certification made by the Master Servicer in the Pooling and Servicing Agreement or in any certificate delivered pursuant to the Pooling and Servicing Agreement proves to have been incorrect in any material respect when made, which has a material adverse effect on the rights of the Certificateholders or the Insurer, and which material adverse effect continues for a period of 60 days after written notice; (iv) certain bankruptcy or insolvency events occur with respect to the Master Servicer; and (v) certain tests with respect to the performance of the Home Equity Loans in the Mortgage Pool are not met.

RIGHTS UPON THE OCCURRENCE OF A MASTER SERVICER TERMINATION EVENT

  Subject to the cure periods specified above and so long as a Master Servicer Termination Event has not been remedied, the Insurer may terminate all of the rights and obligations of the Master Servicer as servicer of the Home Equity Loans under the Pooling and Servicing Agreement. On or after the receipt by the Master Servicer of written notice of such termination, all authority and power of the Master Servicer under the Pooling and Servicing Agreement, whether with respect to the Certificates or the Home Equity Loans or otherwise, will pass to and be vested in the Trustee.

TERMINATION; PURCHASE OF HOME EQUITY LOANS

  The Pooling and Servicing Agreement will terminate upon the taking of the last action required to be taken by the Trustee on the final Payment Date following the earlier of (i) the purchase or (ii) the final payment or other liquidation, of the principal balance of the last Home Equity Loan remaining in the Trust and the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Home Equity Loan.

  Subject to provisions in the Pooling and Servicing Agreement concerning adopting a plan of complete liquidation, the Master Servicer may, at its option, terminate the Pooling and Servicing Agreement on any Payment Date following the first date (the "Optional Termination Date") on which the Pool Principal Balance is less than 10% of the Adjusted Original Pool Principal Balance by purchasing, on the next succeeding Payment Date, all of the outstanding Home Equity Loans and REO Properties then remaining in the Trust at a price (the "Termination Price") equal to the sum of (w) 100% of the principal balance of each Home Equity Loan (other than any Liquidated Home Equity Loans and any Home Equity Loan which is in "REO Property" status and whose fair market value is included pursuant to clause (x) below) as of the Payment Date upon which the proceeds of any such purchase are to be distributed, (x) the fair market value of REO Property (but in no event less than the principal balance and accrued and unpaid interest of the related Home Equity Loan),
(y) accrued and unpaid interest at the applicable Mortgage Interest Rate on the principal balance of each Home Equity Loan and (z) all Reimbursement Amounts owing the Insurer.

  If the Master Servicer does not exercise such option within 90 days of the first Payment Date upon which the Pool Principal Balance is less than 10% of the Adjusted Original Pool Principal Balance, the Trustee is required to conduct a termination auction (the "Termination Auction"). The Trustee will solicit one or more active participants in the asset-backed securities or mortgage loan markets that are not affiliated with the Master Servicer to make a bid to purchase the Home Equity Loans at the Termination Auction. The Trustee will sell all the Home Equity Loans to the highest bidder, subject, among other things, to: (i) the requirement that the highest bid equal or exceed the Minimum Termination Amount; and (ii) the requirement that at least one bid be tendered by an active participant in the asset-backed securities or mortgage loan market that is not affiliated with the Master Servicer. If the foregoing requirements are satisfied, the successful bidder or bidders shall remit the aggregate purchase price for the Home Equity Loans to the Trustee. If the foregoing requirements are not satisfied, the purchase shall not occur and distributions will continue to be made on the Certificates. Any sale and consequent termination of the Trust as a result of a Termination Auction must constitute a "qualified liquidation" of the Trust under Section 860F of the Code. If satisfactory bids are received as described above, such remaining Home Equity Loans will be sold and the proceeds distributed to the Certificateholders in the same priority as distributions are made on any Payment Date.

  The "Minimum Termination Amount" is defined to be the sum of (i) the Class A Certificate Balance, (ii) the interest on the respective Class Certificate Balance for each Class of Class A Certificates at the respective Pass-Through Rate for the next succeeding Payment Date, (iii) all Reimbursement Amounts owing to the Insurer, (iv) all outstanding Advances and Servicing Advances and
(v) Liquidation Expenses (as defined in the Pooling and Servicing Agreement) owing to the Master Servicer.

  The "Pool Principal Balance" as of any date is the sum of the Group Principal Balances for each of Loan Group 1 and Loan Group 2.

AMENDMENT OF POOLING AND SERVICING AGREEMENT

  The Pooling and Servicing Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee by written agreement, without prior notice to, or consent of, the Certificateholders, but with the consent of the Insurer, to cure any ambiguity, to correct or supplement any provisions therein, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement, provided that such action does not, as evidenced by an opinion of counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder.

  The Pooling and Servicing Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee by written agreement, without prior notice to, or consent of, the Certificateholders, but with the consent of the Insurer, to modify, eliminate or add to the provisions thereof as may be necessary to maintain the qualification of the Trust as a REMIC under the Code or to avoid, or minimize the risk of, the imposition of any tax on the Trust under the Code, or to prevent the Trust from entering into any "prohibited transaction" as defined in the Code; provided that (a) there shall have been delivered an opinion of counsel addressed to the Trustee to the effect that such action is necessary or appropriate to prevent the Trust from entering into such prohibited transaction and (b) such amendment shall not adversely affect in any material respect the interests of any Certificateholder.

  The Pooling and Servicing Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee with the consent of the Insurer and Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Class A Certificate Balance, such classes voting together as a class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Home Equity Loans or distributions that shall be required to be made on any Certificate without the consent of the Holder of such Certificate, or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding. Furthermore, no such amendment shall be effective unless the Trustee has received an opinion of counsel with respect to certain tax matters.

ASSIGNMENT OF HOME EQUITY LOANS

  On the Closing Date, the Seller will transfer to the Trust all of its right, title and interest in and to each Home Equity Loan, the related mortgage note, mortgages and other related documents (collectively, the "Related Documents"), including all payments received after the Cut-off Date. The Trustee, concurrently with such initial transfer, will deliver the Certificates to the Seller. Each Home Equity Loan transferred to the Trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Pooling and Servicing Agreement. Such schedule will include information as to the principal balance of each Home Equity Loan as of the Cut-off Date, as well as other information. The Seller will comply with the same requirements for all Subsequent Loans.

  The Pooling and Servicing Agreement will require that, within the time period specified therein, the Seller will deliver to the Trustee (or a custodian, as the Trustee's agent for such purpose) the Home Equity Loans endorsed to the Trustee and the Related Documents. Under the terms of the Pooling and Servicing Agreement, the Seller will prepare assignments of the Mortgages related to each Home Equity Loan in favor of the Trustee.

  During the period that the Class A Certificates are outstanding and so long as certain conditions specified by the Insurer are met, assignments of the related Mortgages from the entities that will sell Home Equity Loans to the Seller and from the Seller to the Trustee will not be required to be recorded. See "Risk Factors--Creditors' Rights and Bankruptcy Considerations" herein.

  If the conditions specified by the Insurer are not met, assignments of the Mortgages in favor of the Trustee will be required to be recorded (or opinions of counsel acceptable to the Insurer and the Rating Agencies will be obtained to the effect that recording is not required to protect the Trust's interest in and to the related Home Equity Loan). See "Description of the Certificates-- Assignment of the Home Equity Loans" in the Prospectus.

  Within 60 days of the Closing Date the Trustee will review the Home Equity Loans and the Related Documents pursuant to the Pooling and Servicing Agreement and if any Home Equity Loan or Related Documents are found to be defective in any material respect (a "Defective Home Equity Loan") and such defect is not cured within 90 days (with respect to defects relating to the Mortgage Note) or within 120 Days (with respect to defects relating to the Related Documents) following notification thereof to the Seller by the Trustee or the Insurer, the Seller will be obligated to either (i) substitute for such Home Equity Loan an Eligible Substitute Home Equity Loan or Loans; however, such substitution is permitted only within two years of the Closing Date or (ii) purchase such Home Equity Loan at a price (the "Purchase Price") equal to the outstanding principal balance of such Home Equity Loan as of the date of purchase, plus accrued and unpaid interest thereon through the calendar month in which such purchase occurs. The obligation of the Seller to repurchase or substitute for a Defective Home Equity Loan is the sole remedy regarding any defects in the Home Equity Loans and Related Documents available to the Trustee or the Certificateholders.

  In connection with the substitution of an Eligible Substitute Home Equity Loan or Loans for a Defective Home Equity Loan, the Seller will be required to deposit in the Collection Account the amount of any accrued and unpaid interest on the Defective Home Equity Loan plus the excess, if any, of the Principal Balance of the Defective Home Equity Loan over the aggregate Principal Balances of the Eligible Substitute Home Equity Loan or Loans for deposit into the Collection Account as a payment with respect to the Eligible Substitute Home Equity Loan or Loans.

  An "Eligible Substitute Home Equity Loan" is a Home Equity Loan to be substituted by the Seller for a Defective Home Equity Loan which must have an aggregate Principal Balance equal to or less than the Principal Balance of such Defective Home Equity Loan, a Mortgage Interest Rate of not less than the Mortgage Interest Rate of such Defective Home Equity Loan and not more than 1% in excess thereof, a final maturity of no more than six months earlier or later than the final maturity of such Defective Home Equity Loan (and in no event later than the latest maturing Home Equity Loan in the related Home Equity Loan Group) and a Combined Loan-to-Value Ratio no higher than that of the Defective Home Equity Loan and shall not be a Balloon Loan. In addition, if the Defective Home Equity Loan is an ARM Loan, the Eligible Substitute Home Equity Loan must be an ARM Loan and likewise for Fixed Rate Loans. Each Eligible Substitute Home Equity Loan shall itself be subject to repurchase or substitution. The Insurer may vary the above criteria.

  The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Home Equity Loan. In addition, the Seller will represent and warrant, on the Closing Date, that, among other things: (i) at the time of transfer to the Trust, the Seller has transferred or assigned all of its right, title and interest in each Home Equity Loan and the Related Documents, free of any lien; and (ii) each Home Equity Loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders or the Insurer in the related Home Equity Loan and Related Documents, the Seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured with the 90-day period, the Seller will be obligated to (i) substitute for such Home Equity Loan an Eligible Substitute Home Equity Loan or Loans or (ii) purchase such Home Equity Loan from the Trust. The same procedure and limitations that are set forth above for the substitution or purchase of Defective Home Equity Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Home Equity Loan as a result of a breach of a representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of the Certificateholders or the Insurer.

                THE CERTIFICATE INSURANCE POLICY AND THE INSURER

  The information set forth in this section has been provided by Ambac Assurance Corporation (the "Insurer"). No representation is made by the Seller, the Master Servicer, the Underwriter or any of their affiliates as to the accuracy or completeness of any such information.

THE INSURER

  The Insurer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the

District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. The Insurer primarily insures newly issued municipal and structured finance obligations. The Insurer is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC Inc.), a 100% publicly-held company. Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Rating Services ("S&P") and Fitch IBCA, Inc. have each assigned a triple-A claims-paying ability rating to the Insurer.

  The consolidated financial statements of the Insurer and its subsidiaries as of December 31, 1997 and December 31, 1996 and for the three years ended December 31, 1997, prepared in accordance with generally accepted accounting principles, included in the Current Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Commission on March 31, 1998; Commission File No. 1-10777) and the consolidated financial statements of the Insurer and its subsidiaries as of September 30, 1998 and for the periods ending September 30, 1998 and September 30, 1997 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended September 30, 1998 (which was filed with the Commission on November 13, 1998) are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

  All financial statements of the Insurer and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

  The following table sets forth the capitalization of the Insurer as of December 31, 1995, December 31, 1996, December 31, 1997 and September 30, 1998, respectively, in conformity with generally accepted accounting principles.

                          AMBAC ASSURANCE CORPORATION

                       CONSOLIDATED CAPITALIZATION TABLE

                          DECEMBER 31, DECEMBER 31, DECEMBER 31, SEPTEMBER 30,
                              1995         1996         1997         1998
                          ------------ ------------ ------------ -------------
                                                                  (UNAUDITED)
(Dollars in Millions)
Unearned premiums........    $  906       $  995       $1,184       $1,260
Other liabilities........       295          259          562          803
                             ------       ------       ------       ------
Total liabilities........     1,201        1,254        1,746        2,063
                             ======       ======       ======       ======
Stockholder's equity:(1)
  Common stock...........        82           82           82           82
  Additional paid in
   capital...............       481          515          521          527
  Accumulated other
   comprehensive income..        87           66          118          167
  Retained earnings......       907          992        1,180        1,341
                             ------       ------       ------       ------
Total stockholder's
 equity..................     1,557        1,655        1,901        2,117
                             ------       ------       ------       ------
Total liabilities and
 stockholder's equity....    $2,758       $2,909       $3,647       $4,180
                             ======       ======       ======       ======

--------
(1) Components of stockholder's equity have been restated for all periods presented to reflect "Accumulated other comprehensive income" in accordance with the Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" adopted by the Insurer effective January 1, 1998. As this new standard only requires additional information in the financial statements, it does not affect the Insurer's financial position or results of operations.

  For additional financial information concerning the Insurer, see the audited and unaudited financial statements of the Insurer incorporated by reference herein. Copies of the financial statements of the Insurer incorporated herein by reference and copies of the Insurer's annual statement for the year ended December 31, 1997 prepared in accordance with statutory accounting standards are available, without charge from the Insurer. The address of the Insurer's administrative offices and its telephone number are One State Street Plaza, 17th Floor, New York, New York 10004 and (212) 668-0340.

  The Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates and makes no representation regarding, nor has it participated in the preparation of, this Prospectus Supplement other than the information supplied by the Insurer and presented under this heading "The Certificate Insurance Policy and the Insurer" and in the financial statements incorporated herein by reference.

THE CERTIFICATE INSURANCE POLICY

  The Insurer will issue its Certificate Guarantee Insurance Policy for the Class A Certificates (the "Certificate Insurance Policy"). The Certificate Insurance Policy unconditionally guarantees the payment of Insured Payments on the Class A Certificates. The Insurer will make each required

Insured Payment to the Trustee on the later of (i) the Payment Date on which such Insured Payment is distributable to the Class A Certificateholders pursuant to the Pooling and Servicing Agreement and (ii) the Business Day next following the day on which the Insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the Trustee, specifying that an Insured Payment is due in accordance with the terms of the Certificate Insurance Policy.

  The Insurer's obligation under the Certificate Insurance Policy will be discharged to the extent that funds are received by the Trustee for distribution to the Class A Certificateholders, whether or not such funds are properly distributed by the Trustee.

  For purposes of the Certificate Insurance Policy, "Class A Certificateholder" as to a particular Certificate, does not and may not include the Trust, the Master Servicer or the Seller.

  The Certificate Insurance Policy does not guarantee to the Class A Certificateholders any rate of principal payments on the Class A Certificates. Furthermore, the Certificate Insurance Policy does not guarantee any payments of the LIBOR Carryover Amount. The Certificate Insurance Policy expires and terminates without any action on the part of the Insurer or any other person on the date that is one year and one day following the date on which the Class A Certificates have been paid in full.

  "Insured Payment" means (x) with respect to any Home Equity Loan Group and for any Payment Date the excess, if any, of (i) the sum of (a) the related Current Interest, (b) the related Overcollateralization Deficit and (c) the related Preference Amount (without duplication) over (ii) the related Total Available Funds (after applying the cross-collateralization provisions of the Pooling and Servicing Agreement, after any deduction of the related premium and after taking into account the portion of the related Principal Payment to be actually distributed on such Payment Date without regard to any related Insured Payments to be made with respect to such Payment Date) and (y) (without duplication) on the Payment Date in March, 2030, the Class Certificate Balance of any Class A Certificates then outstanding, to the extent not otherwise paid on such Payment Date.

  "Preference Amount" means any amount previously distributed to a holder of a Class A Certificate that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.) as amended from time to time, in accordance with a final non-appealable order of a court having competent jurisdiction.

  In the absence of payments under the Certificate Insurance Policy, Certificateholders will directly bear the credit and other risks associated with their undivided interest in the Trust.

  The Certificate Insurance Policy is non-cancelable.

  The Certificate Insurance Policy is issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

  THE CERTIFICATE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CAUSALITY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

  The information set forth above concerning the Insurer has been provided by the Insurer.

                                  THE TRUSTEE

  The First National Bank of Chicago, a national banking association organized under the laws of the United States of America (the "Trustee"), has its corporate trust offices at One First National Plaza, Chicago, Illinois 60670-0126.

  Pursuant to the Pooling and Servicing Agreement, the Trustee is required at all times to be a banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities. If at any time the Trustee shall cease to be eligible in accordance with the provisions described in this paragraph, the Trustee shall give notice of such ineligibility to the Master Servicer and shall resign, upon the request of the Insurer or of the Master Servicer (with the consent of the Insurer), in the manner and with the effect specified in the Pooling and Servicing Agreement.

  Any resignation or removal of the Trustee and appointment of a successor trustee shall become effective upon the acceptance of appointment by such successor trustee.

  The Trustee, or any successor trustee or trustees, may resign at any time by giving written notice to the Master Servicer in the manner set forth in the Pooling and Servicing Agreement. Upon receiving notice of resignation, the Master Servicer is required to promptly appoint a successor trustee or trustees acceptable to the Insurer meeting the eligibility requirements set forth above in the manner set forth in the Pooling and Servicing Agreement. The Master Servicer will deliver a copy of the instrument used to appoint a successor trustee to the Certificateholders. If no successor trustee shall have been appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

  At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such person or persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the provisions of the Pooling and Servicing Agreement, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  Upon the issuance of the Class A Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Seller, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust (as defined in the Pooling and Servicing Agreement) will qualify as a REMIC under the Code.

  For federal income tax purposes, (a) the Class R Certificate will constitute the sole class of "residual interests" in the Trust and (b) each class of Class A Certificates will represent ownership of "regular interests" in the Trust and will generally be treated as representing ownership of debt instruments of the Trust. See "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

  For federal income tax reporting purposes, the Class A Certificates will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Home Equity Loans in Loan Group 1 will prepay at a rate equal to 100% of the Prepayment Assumption and the Home Equity Loans in Loan Group 2 will prepay at a CPR of 30%. No representation is made that the Home Equity Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

  The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class A-2 Certificates should be aware that the OID Regulations and
Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Class A-2 Certificates. In addition, because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to debt instruments having an adjustable rate of interest and because the rules of the OID Regulations relating to such debt instruments are limited in their application in ways that could preclude their application to the Class A-2 Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class A-2 Certificates should be treated as having been issued with original issue discount, or that the Class A-2 Certificates should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Class A-2 Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

  In the absence of other authority, the Master Servicer believes that if the Class A-2 Certificates were determined to have been issued with original issue discount in excess of a de minimis amount, it would be proper to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period.

  If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates.

  The OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs in certain respects from that used by the issuer. Accordingly, it is possible for the holder of a Certificate to recognize original issue discount in amounts different from those to be reported by the Master Servicer to Certificateholders and the IRS.

  Certain classes of the Class A Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "-- Premium" in the Prospectus.

  The Class A Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest on the Class A Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such Class A Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Class A Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. See "Certain Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the Prospectus.

  For further information regarding federal income tax consequences of investing in the Class A Certificates, see "Certain Federal Income Tax Consequences" in the Prospectus.

                              ERISA CONSIDERATIONS

  A fiduciary of any employee benefit plan or other plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (a "Plan"), or any insurance company (whether investing through its general or separate accounts) or other person investing "plan assets" of any Plan, should carefully review with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The U.S. Department of Labor has issued an Exemption, as described under "ERISA Considerations--Prohibited Transaction Exemptions" in the Prospectus, to Prudential Securities Incorporated. The purchase or holding of the Class A Certificates by, on behalf of or with "plan assets" of a Plan may qualify for exemptive relief under the Exemption. However, the Exemption contains a number of conditions, as described under "ERISA Considerations-- Prohibited Transaction Exemptions" in the Prospectus, including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(i) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, amended. See "ERISA Considerations" in the Prospectus.

  On July 21, 1997, the U.S. Department of Labor (the "DOL") published in the Federal Register an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Certificates, the amendment will generally allow Subsequent Loans supporting payments to Certificateholders, and having a value equal to no more than 25% of the total principal amount of the Certificates, to be transferred to the Trust during the Pre-Funding Period, instead of requiring that all the Home Equity Loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of Certificates which otherwise qualify for the Exemption, provided that the following general conditions are met:

    (1) the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates must not exceed 25%;

    (2) all Subsequent Loans transferred to the Trust after the Closing Date must meet the same terms and conditions for eligibility as the Initial Loans used to create the Trust, which terms and conditions have been approved by one of the Exemption Rating Agencies;

    (3) the transfer of the Subsequent Loans to the Trust during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust;

    (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Home Equity Loans in the Trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the Home Equity Loans which were transferred to the Trust on the Closing Date;

    (5) either:

      (i) the characteristics of the Subsequent Loans must be monitored by an insurer or other credit support provider which is independent of the Seller; or

      (ii) an independent accountant retained by the Seller must provide the Seller with a letter (with copies provided to the Exemption Rating Agencies rating the Certificates, the Underwriter and the Trustee) stating whether or not the characteristics of the Subsequent Loans conform to the characteristics described in the Prospectus Supplement and/or the Pooling and Servicing Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Home Equity Loans which were transferred to the Trust as of the Closing Date;

    (6) the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the Pre-Funding Account falls below the minimum level specified in the Pooling and Servicing Agreement or an event of default occurs;

    (7) amounts transferred to the Pre-Funding Account and any capitalized interest account used in connection with the pre-funding may be invested only in cash or in investments which are permitted by the Exemption Rating Agencies rating the Certificates, and such investment must be described in the Pooling and Servicing Agreement and must:

      (i) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof

    (provided that such obligations are backed by the full faith and credit of the United States); or

      (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies;

    (8) the Prospectus or Prospectus Supplement must describe the duration of the Pre-Funding Period; and

    (9) the Trustee (or any agent with which the Trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The Trustee, as legal owner of the Trust, must enforce all the rights created in favor of Certificateholders of the Trust, including Plans.

  The Seller believes that the Exemption will apply to the acquisition and holding of Class A Certificates by Plans and that all conditions of the Exemption (other than those within the control of the investors) have been or will be met. See "ERISA Considerations" in the Prospectus.

                                LEGAL INVESTMENT

  Although upon their initial issuance the Class A Certificates will be rated "Aaa" by Moody's and "AAA" by S&P, the Class A Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because the Mortgage Pool includes Home Equity Loans that are secured by second Mortgages. Investors should consult their own legal advisers in determining whether and to what extent any Class of Certificates constitutes legal investments for such investors.

                                USE OF PROCEEDS

  The Seller will use the net proceeds received from the sale of the Class A Certificates to purchase the Home Equity Loans.

                                  UNDERWRITING

  Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") between the Seller and the Underwriter, the Seller has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Seller, all of the Class A Certificates offered hereby if any of such Certificates are purchased.

  The Seller has been advised that the Underwriter proposes initially to offer the Class A Certificates to certain dealers at such price less a selling concession not to exceed the percentage of the Certificate denomination set forth below, and that the Underwriter may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the Certificate denomination set forth below:

                                                           SELLING   REALLOWANCE
   CLASS                                                  CONCESSION  DISCOUNT
   -----                                                  ---------- -----------
   A-1...................................................   0.225%     0.1125%
   A-2...................................................   0.225%     0.1125%

  Until the distribution of the Class A Certificates is completed, rules of the Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Class A Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Class A Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A Certificates.

  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

  Neither the Seller nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Class A Certificates. In addition, neither the Seller nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Underwriting Agreement provides that the Seller and the Master Servicer will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  In the ordinary course of its businesses, the Underwriter and/or its affiliates has engaged, and may in the future engage, in investment banking and/or commercial banking transactions with the Seller and its affiliates.

                                    EXPERTS

  The consolidated financial statements of Ambac Assurance Corporation, as of December 31, 1997 and 1996 and for each of the years in the three year period ending December 31, 1997 are incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    RATINGS

  It is a condition to the issuance of the Class A Certificates that they be rated "Aaa" by Moody's and "AAA" by S&P. Such ratings do not address the likelihood that any LIBOR Carryover Amount will be paid.

  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Certificate, and, accordingly, there can be no assurance that the ratings assigned to the Class A Certificates upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter. In general, ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments.

                                 LEGAL MATTERS

  In addition to the legal opinions referred to in the Prospectus, certain legal matters relating to the Certificates will be passed upon for the Seller by Orrick, Herrington & Sutcliffe LLP and for the Underwriter by Stroock & Stroock & Lavan LLP. Certain federal income tax matters will be passed upon for the Seller by Orrick, Herrington & Sutcliffe LLP.

                              INDEX OF DEFINITIONS

                                                                            PAGE
                                                                            ----
1 Year CMT................................................................. S-26
6 Month LIBOR.............................................................. S-26
Accrual Period............................................................. S-36
Advance.................................................................... S-56
Adjusted Original Pool Principal Balance................................... S-35
ARM Loans.................................................................. S-19
Available Funds............................................................ S-48
Available Funds Shortfall.................................................. S-52
Available Payment Amount................................................... S-49
Average Interest Rate...................................................... S-70
Book-Entry Certificates.................................................... S-47
Business Day............................................................... S-48
Capitalized Interest Account............................................... S-34
Carryforward Amount........................................................ S-51
Cede....................................................................... S-47
Cedel...................................................................... S-47
Certificate Insurance Policy............................................... S-65
Certificate Owners......................................................... S-47
Certificateholders......................................................... S-47
Certificates............................................................... S-47
Chase...................................................................... S-48
Citibank................................................................... S-48
Class A Certificate Balance................................................ S-54
Class A Certificateholder.................................................. S-66
Class A Certificates....................................................... S-47
Class A-2 Pass-Through Rate................................................ S-50
Class Certificate Balance.................................................. S-54
Compensating Interest...................................................... S-58
CPR........................................................................ S-37
Current Interest........................................................... S-51
Cut-off Date............................................................... S-19
Defective Home Equity Loan................................................. S-62
Delayed First Adjustment Loans............................................. S-27
DOL........................................................................ S-70
DTC........................................................................ S-47
Eligible Substitute Home Equity Loan....................................... S-63
ERISA...................................................................... S-69
Euroclear.................................................................. S-47
Excess Overcollateralization Amount........................................ S-56
Final Scheduled Payment Dates.............................................. S-48
Fixed Rate Loans........................................................... S-19
FFAS....................................................................... S-43
Group 2 Net WAC Cap........................................................  S-1
Group Principal Balance.................................................... S-54
Home Equity Loan........................................................... S-47
Home Equity Loan Group..................................................... S-19
Initial Loans.............................................................. S-19
Institutional Program...................................................... S-43
Insured Payment............................................................ S-66

                                                                            PAGE
                                                                            ----
Insurer.................................................................... S-63
IRS........................................................................ S-68
LIBOR Carryover Amount..................................................... S-54
LIBOR Determination Date................................................... S-32
LIBOR Rate................................................................. S-54
Loan Group 1...............................................................  S-6
Loan Group 2...............................................................  S-6
Margin..................................................................... S-26
Master Servicer Termination Event.......................................... S-59
Maximum Mortgage Rate...................................................... S-26
Minimum Mortgage Rate...................................................... S-26
Minimum Termination Amount................................................. S-61
MMC........................................................................ S-42
Moody's.................................................................... S-64
Mortgage................................................................... S-47
Mortgage Loan Schedule..................................................... S-62
Mortgage Notes............................................................. S-19
Mortgage Pool.............................................................. S-47
Mortgaged Property......................................................... S-47
Net Mortgage Rate.......................................................... S-51
OID Regulations............................................................ S-68
One-Month LIBOR............................................................ S-50
Optional Termination Date.................................................. S-34
Original Pool Principal Balance............................................ S-19
Overcollateralization Amount............................................... S-55
Overcollateralization Deficit.............................................. S-57
Overcollateralization Increase Amount...................................... S-52
Overcollateralization Reduction Amount..................................... S-54
Overcollateralization Requirement.......................................... S-36
Percentage Interest........................................................ S-47
Periodic Cap............................................................... S-26
Plan....................................................................... S-69
Pool Principal Balance..................................................... S-61
Portfolio.................................................................. S-19
Preference Amount.......................................................... S-66
Pre-Funded Amount.......................................................... S-32
Pre-Funding Account........................................................ S-32
Pre-Funding Period......................................................... S-32
Prepayment Assumption...................................................... S-37
Prepayment Interest Shortfall.............................................. S-58
Principal Balance.......................................................... S-53
Principal Payment.......................................................... S-52
Purchase Price............................................................. S-62
real estate assets......................................................... S-69
Rating Agencies............................................................ S-17
Reference Banks............................................................ S-51
Related Documents.......................................................... S-62
Remittance Period.......................................................... S-54
REO Property............................................................... S-46

                                                                            PAGE
                                                                            ----
Retail Program............................................................. S-42
Riegle Act................................................................. S-13
S&P........................................................................ S-64
Servicing Advance.......................................................... S-58
Servicing Fee.............................................................. S-58
SMMEA...................................................................... S-71
Subsequent Loans........................................................... S-19
Subsequent Transfer Dates.................................................. S-32
Telerate Page 3750......................................................... S-50
Termination Auction........................................................ S-60
Termination Price.......................................................... S-60
Total Available Funds...................................................... S-55
Total Monthly Excess Cashflow.............................................. S-51
Total Monthly Excess Spread................................................ S-55
Trust...................................................................... S-47
Trustee.................................................................... S-67
Underwriting Agreement..................................................... S-72
Wholesale Program.......................................................... S-42

                                                                     APPENDIX A

                       GLOBAL CLEARANCE, SETTLEMENT AND
                         TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the globally offered TFC Home Equity Loan Trust 1998-1 Class A-1 Certificates and Class A-2 Certificates (collectively, the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery against payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

  Non U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

  All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investor securities custody accounts will be credited with their holdings yet payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lockup" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

  Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one Business Day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of either a 360 day year composed of twelve 30-day months or a year of 360 days, as applicable, and the actual number of days occurring in the period for which such interest is payable, as applicable. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

  CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular Cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one Business Day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a either a 360 day year composed of twelve 30-day months year of 360 days and the actual number of days occurring in the period for which such interest is payable, as applicable. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the proceeding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

  Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action was taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures.

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless under currently applicable laws (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

  Exemption for non-US. Persons (Form W8). Beneficial owners of Class A Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W8 (Certificate of Foreign Status). If the information shown on Form W8 changes, a new Form W8 must be filed within 30 days of such change.

  Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

  Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificateholders residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W8. Form 1001 may be filed by the Certificateholder or his agent.

  Exemption for U.S. Persons (Form W9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W9 (Payer's Request for Taxpayer Identification Number and Certification).

  U.S. Federal Income Tax Reporting Procedure. The holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

  Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or OID paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

                                                                     APPENDIX B

              METROPOLITAN MORTGAGE COMPANY UNDERWRITING CRITERIA

  Loans are underwritten at each Combined Loan-to-Value Ratio based upon the criteria set forth below. The application of such criteria is subject to the discussion under "Underwriting-Retail Program; Underwriting Guidelines."

  70% Combined Loan-to-Value Ratio--Loans are made in an amount up to 70% of the value of the Mortgaged Property for single family owner occupied residences. The property must have a stable market value. Minimum credit score of 620 is required for the borrower. Refinances and cash out refinancings are permitted under this category. Any existing senior mortgage on the property must be current.

  60% Combined Loan-to-Value Ratio--Loans are made in an amount up to 60% of the value of the Mortgaged Property for single family owner occupied residences. Condominium units and townhomes are permitted under this category. Only refinances are permitted under this category. Any existing senior mortgage on the property must be current.

  55% Combined Loan-to-Value Ratio--Loans are made in an amount up to 55% of the value of the Mortgaged Property for single family owner occupied residences. Condominium units and townhomes are permitted under this category. Cash out refinances, home improvements and debt consolidations are permitted under this category. Any existing senior mortgage on the property must not be 30 days or more past due.

  50% Combined Loan-to-Value Ratio--Loans are made in an amount up to 50% of the value of the Mortgaged Property for single family residences, condominiums, and townhomes, in each case whether or not owner occupied. Cash out refinances, home improvements and purchases are permitted under this category. Any existing senior mortgage on the property must not be 60 days or more past due.

  40% Combined Loan-to-Value Ratio--Loans are made in an amount up to 40% of the value of the Mortgaged Property for single family residences, condominiums, mobile homes and townhomes, in each case whether or not owner occupied. In addition, mobile homes that are less than 5 years old and are located inside mobile home parks are permitted within this category, provided that the borrower owns the land underlying the mobile home. Cash out refinances, debt consolidation, home improvements, purchases and new construction are permitted under this category. Any existing senior mortgage on the property must not be 90 days or more past due.

  25% Combined Loan-to-Value Ratio--Loans are made in an amount up to 25% of the value of the Mortgaged Property for single family residences, condominiums, mobile homes and townhomes, in each case whether or not owner occupied. In addition, mobile homes that are less than 5 years old and are located inside mobile home parks are permitted within this category, provided that the borrower owns the land underlying the mobile home. In addition, all other mobile homes are permitted within this category. Cash out refinances, debt consolidation, home improvements, purchases and new construction are permitted under this category. The status of any existing senior mortgage on the property is not considered.

Additional Guidelines

  In certain instances, such as if the property (i) is for sale, (ii) is non-owner occupied, (iii) was inherited within the last 12 months, (iv) is located in a congested area, (v) is located behind a privately held first mortgage or
(vi) is located in an historic district or is very old, then the maximum Combined Loan-to-Value Ratio may be reduced by 10%. Certain other circumstances may require prior approval from a senior executive at MMC's home office. These circumstances include the following: (a) all loans where the borrower has been in bankruptcy within the prior year, (b) all loans secured by buildings that do not conform to current zoning laws, (c) all loans secured by property located in a flight path, (d) all loans secured by property in foreclosure and all loans where the borrower is more than 90 days past due on the first mortgage, (e) all loans secured by vacant or non-buildable lots, (f) all construction loans and loans secured by commercial property or property used for mixed commercial and residential purposes, and
(g) all loans secured by property with unique single purpose usage for the area and luxury or estate homes. MMC will consider an 80% Combined Loan-to-Value Ratio on mortgaged property consisting of single family owner occupied residences where the borrower has a credit score greater than 620, job stability, current first mortgage with an excellent payment history for two years and a marketing time of 0-3 months that would have been approved under the institutional non-conforming product guidelines.

PROSPECTUS
                          TFC HOME EQUITY LOAN TRUSTS
                TFC HOME EQUITY LOAN ASSET-BACKED CERTIFICATES
                             (ISSUABLE IN SERIES)
                               ---------------
        TRANSAMERICA MORTGAGE COMPANY OR METROPOLITAN MORTGAGE COMPANY
                                MASTER SERVICER

  The TFC Home Equity Loan Asset-Backed Certificates (the "Certificates") offered hereby may be sold from time to time in series (each, a "Series") as described in the related Prospectus Supplement. Each Series of Certificates will be issued by a separate trust (each, a "Trust").

  The assets of each Trust will consist primarily of (i) a pool (a "Mortgage Pool") of mortgage loans (each, a "Home Equity Loan") secured primarily by mortgages, deeds of trust or other instruments (each, a "Mortgage") creating a first, second or more junior lien on one- to four-family dwellings, units in planned unit developments, condominium developments or cooperatives and mobile or manufactured homes (each, a "Mortgaged Property") to be transferred to such Trust by Transamerica Consumer Mortgage Receivables Corporation, as specified in the related Prospectus Supplement (the "Seller") and (ii) all monies received on the Home Equity Loans on and after the related Cut-off Date (as defined herein). All of the Home Equity Loans are closed-end Home Equity Loans where the principal amount is disbursed in full at origination. The Home Equity Loans will be master serviced by Transamerica Mortgage Company or Metropolitan Mortgage Company (in such capacity as servicer, the "Master Servicer") and were originated or acquired by Transamerica Mortgage Company, Metropolitan Mortgage Company or certain of their affiliates in the ordinary course of business, as described in the related Prospectus Supplement. The Home Equity Loans and other assets of each Trust as described herein and in the related Prospectus Supplement will be held for the benefit of the holders of the related Series of Certificates.

  Each Series of Certificate may be issuable in one or more classes (each, a "Class"), each of which may represent beneficial ownership interests in the Home Equity Loans held by the related Trust. A Series may include one or more Classes of Certificates entitled to principal distributions and disproportionate, nominal or no interest distributions, or to interest distributions and disproportionate, nominal or no principal distributions.
The rights of one or more Classes of Certificates of a Series may be senior or subordinate to the rights of one or more of the other Classes of Certificates of such Series. A Series may include two or more Classes of Certificates which differ as to the timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both.

  If specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series may have the benefit of one or more of a letter of credit, financial guaranty insurance policy, mortgage pool insurance policy, special hazard insurance policy, reserve fund, spread account, cash collateral account, overcollateralization or other form of credit enhancement. If specified in the related Prospectus Supplement, the Home Equity Loans underlying a Series of Certificates may be insured under one or more of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy or similar credit enhancement. In addition to or in lieu of any or all of the foregoing, credit enhancement with respect to one or more Classes of Certificates of a Series may be provided through subordination. See "Description of Credit Enhancement" in the related Prospectus Supplement.

  The yield on each Class of Certificates of a Series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Home Equity Loans in the related Trust and the timing of receipt of such payments. See "Certain Yield and Prepayment Considerations" herein and in the related Prospectus Supplement. A Trust may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

  Offers of the Certificates of a Series may be made through one or more different methods, including offerings through underwriters, as described under "Plan of Distribution" herein and "Underwriting" in the related Prospectus Supplement. There will have been no secondary market for the Certificates of any Series prior to the offering thereof. There can be no assurance that a secondary market for any Class of Certificates of any Series will develop or, if one does develop, that it will continue. None of the Certificates will be listed on any securities exchange.

                               ---------------
  FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENTS IN THE CERTIFICATES, SEE "RISK FACTORS," WHICH BEGINS ON PAGE 13 HEREIN.
                               ---------------

  One or more elections will be made to treat the related Trust or a designated portion of the assets of the related Trust as one or more real estate mortgage investment conduits (each, a "REMIC") for federal income tax purposes. For a description of certain tax consequences of owning the Certificates, including, without limitation, original issue discount, see "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.
                               ---------------
PROCEEDS OF THE ASSETS IN THE TRUST ARE THE SOLE SOURCE OF PAYMENTS ON THE CERTIFICATES. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE MASTER SERVICER OR ANY OF THEIR AFFILIATES. EXCEPT AS EXPRESSLY SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, NEITHER THE CERTIFICATES NOR THE UNDERLYING HOME EQUITY LOANS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE SELLER, THE MASTER SERVICER OR ANY OF THEIR AFFILIATES.
                               ---------------
NONE OF SUCH ENTITIES WILL HAVE ANY OBLIGATIONS IN RESPECT OF THE CERTIFICATES, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT.
                               ---------------
THESE CERTIFICATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ---------------

  Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

  Prospective investors should refer to the "Index of Principal Definitions" herein for the location of the definitions of capitalized terms that appear in this Prospectus.

November 23, 1998

  No dealer, salesman, or any other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or the related Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by the Seller or any dealer, salesman, or any other person. Neither the delivery of this Prospectus or the related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein or therein since the date hereof. This Prospectus and the related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

  Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the related Certificates, whether or not participating in the distribution thereof, may be required to deliver this Prospectus and the related Prospectus Supplement. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             AVAILABLE INFORMATION

  The Seller has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http://www.sec.gov).

                              REPORTS TO HOLDERS

  Unless and until the Offered Certificates are no longer issued in book-entry form, the Trust will provide to CEDE & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates and, upon request, to Participants (as defined herein) of DTC, monthly and annual reports concerning the Certificates pursuant to the Pooling and Servicing Agreement. See "Description of the Certificates--Reports to Holders." Such reports may be made available to the owners of the certificates (the "Certificate Owners") upon request to their Participants. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Trust does not intend to provide any financial information to any holder of the Certificates which has been examined and reported upon, with an opinion expressed, by an independent public accountant.

  The Master Servicer will file with the Commission such periodic reports with respect to each Trust as are required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules regulations or orders of the Commission thereunder. Each Trust that issues a Series of Certificates may discontinue filing periodic reports under the Exchange Act at the beginning of the fiscal year following the issuance of such Certificates if there are fewer than 300 holders of such Certificates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All reports and other documents filed by the Seller pursuant to Section 13(a), Section 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Seller will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any of or all the documents incorporated herein by reference (other than exhibits to such documents). Requests for such copies should be directed to Corporate Secretary, 1150 South Olive Street, Suite 2800, Los Angeles, California 90015.

                             SUMMARY OF PROSPECTUS

  The following Summary of Prospectus is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the related Prospectus Supplement. Capitalized terms used but not defined in this Summary of Prospectus shall have the meanings ascribed to such terms elsewhere in this Prospectus. The Index of Principal Definitions included in this Prospectus sets forth the pages on which the definitions of certain principal terms appear.

Seller........................  Transamerica Consumer Mortgage Receivables
                                 Corporation, a Delaware corporation (the
                                 "Seller") and a special purpose, wholly owned indirect subsidiary of Transamerica Finance Corporation, will sell and assign the Home Equity Loans to the Trust. Each Home Equity Loan will be serviced by the Master Servicer.

Issuer........................  With respect to each Series of Certificates, a trust entitled "TFC Home Equity Loan Trust"
                                 (the "Trust"), with an additional designation to indicate the Series of Certificates to which it relates. Each Trust will be formed pursuant to a Pooling and Servicing Agreement among the Seller, the Master Servicer (defined herein) and the trustee named therein (the "Trustee").

Master Servicer...............  Transamerica Mortgage Company, a California
                                 corporation, or Metropolitan Mortgage Company, a Florida corporation (in such capacity as servicer, the "Master Servicer").

Trustee.......................  The entity or entities named as trustee in the related Prospectus Supplement.

Cut-off Date..................  The date specified in the related Prospectus
                                 Supplement on and after which payments due or received on the related Home Equity Loans, as specified in the related Prospectus Supplement, are transferred to the related Trust and available for payment to the holders of the related Certificates (each, a "Cut-off Date").

Closing Date..................  The date on which the Certificates of any
                                 Series are initially issued (each, a "Closing Date") as specified in the related Prospectus Supplement.

Description of Certificates...  The Certificates of each Series may be issued in one or more classes (each, a "Class") and will represent beneficial interests in a segregated pool (each, a "Mortgage Pool") of mortgage loans (the "Home Equity Loans") originated or acquired by Transamerica Mortgage Company, Metropolitan Mortgage Company or certain of their affiliates. See "Description of the Mortgage Pools."

                                A Series of Certificates may include one or
                                 more Classes entitled to distributions of principal and disproportionate, nominal or no interest distributions or distributions of interest and disproportionate, nominal or no principal distributions. The principal amount of any Certificate may be zero or may be a notional amount as specified in the related Prospectus Supplement. A Class of Certificates of a Series entitled to payments of interest may receive interest at a specified rate (a "Pass-Through Rate") which may be fixed, variable or adjustable and may differ from other Classes of the same Series, may receive interest based on the weighted average interest rate on the underlying Home Equity Loans or may receive interest as otherwise determined, all as described in the related Prospectus Supplement. One or more Classes of a Series may be Certificates upon which interest will accrue but not be currently paid until certain other Classes have received principal payments due to them in full or until the happening of certain events, as set forth in the related Prospectus Supplement. One or more Classes of Certificates of a Series may be entitled to receive principal payments pursuant to a planned amortization schedule or may be entitled to receive interest payments based on a notional principal amount which reduces in accordance with a planned amortization schedule. The rights of one or more Classes of Certificates may be senior or subordinate to the rights of one or more of the other Classes of Certificates. A Series may include two or more Classes of Certificates which differ as to the timing, sequential order, priority of payment or amount of distributions of principal or interest or both.

                                Except as expressly set forth in the related
                                 Prospectus Supplement, neither the
                                 Certificates nor the underlying Home Equity
                                 Loans will be guaranteed or insured by any governmental agency or instrumentality or the Seller, the Master Servicer or any of their affiliates.

Payment Date..................  The monthly date specified in the related
                                 Prospectus Supplement on which payments will be made to holders of Certificates (each, a "Payment Date").

Determination Date............  With respect to each Payment Date the day
                                 (each, a "Determination Date") specified in the related Prospectus Supplement.

Record Date...................  The calendar day (each, a "Record Date")
                                 specified in the related Prospectus
                                 Supplement.

Interest......................  Unless otherwise specified in the related
                                 Prospectus Supplement, interest on each Class of Certificates of a Series (other than a Class of Certificates entitled to receive only principal) will accrue during each period specified in the related Prospectus Supplement (each, an "Accrual Period") at the Pass-Through Rate for such Class specified in the related Prospectus

                                 Supplement. Interest accrued on each Class of Certificates at the applicable Pass-Through Rate during each Accrual Period will be paid, to the extent monies are available therefor, on each Payment Date, commencing on the day specified in the related Prospectus Supplement and will be distributed in the manner specified in such Prospectus Supplement, except for any Class of Certificates ("Accrual Certificates") on which interest is to accrue and not be paid until the interest and principal of certain other Classes has been paid in full or until the occurrence of certain events as specified in such Prospectus Supplement. If so described in the related Prospectus Supplement, interest that has accrued but is not yet payable on any Accrual Certificates will be added to the principal balance thereof on each Payment Date and will thereafter bear interest at the applicable Pass-Through Rate. Payments of interest with respect to any Class of Certificates entitled to receive interest only or a disproportionate amount of interest and principal will be paid in the manner set forth in the related Prospectus Supplement. Payments of interest (or accruals of interest, in the case of Accrual Certificates) with respect to any Series of Certificates or one or more Classes of Certificates of such Series, may be reduced to the extent of interest shortfalls not covered by Advances (defined herein), if any, or by any applicable credit enhancement.

Principal.....................  On each Payment Date, commencing with the
                                 Payment Date specified in the related
                                 Prospectus Supplement, principal with respect to the related Home Equity Loans during the period specified in the related Prospectus Supplement (each such period, a "Remittance Period") will be paid to holders of the Certificates of the related Series (other than a Class of Certificates of such Series entitled to receive interest only) in the priority, manner and amount specified in such Prospectus Supplement, to the extent funds are available therefor. Unless otherwise specified in the related Prospectus Supplement, such principal payments will generally include (i) the principal portion of all scheduled payments ("Monthly Payments") received on the related Home Equity Loans during the related Remittance Period, (ii) any principal prepayments of any such Home Equity Loans in full ("Principal Prepayments") and in part ("Curtailments") received during the related Remittance Period or such other period (each, a "Prepayment Period") specified in the related Prospectus Supplement, (iii) the principal portion of (A) the proceeds of any insurance policy relating to a Home Equity Loan, a Mortgaged Property (defined herein) or a REO Property (defined herein), net of any amounts applied to the repair of the Mortgaged Property or released to the Mortgagor (defined herein) and net of reimbursable expenses (such net proceeds, "Insurance Proceeds"), (B) proceeds received in connection with the liquidation of any defaulted Home Equity Loans ("Liquidation Proceeds"), net of fees and advances reimbursable therefrom ("Net Liquidation Proceeds") and (C) proceeds received in connection with a taking of a related Mortgaged Property by condemnation or the exercise of eminent domain or in connection with any partial release of any such Mortgaged Property from the related lien ("Released Mortgaged Property Proceeds"), (iv) the principal portion of all amounts paid by the Seller or the Master Servicer in connection with the purchase of or substitution for a Home Equity Loan as to which there is defective documentation or a breach of a representation or warranty contained in the related Pooling and Servicing Agreement and (v) the principal balance of each defaulted Home Equity Loan or REO Property as to which the Master Servicer has determined that all amounts expected to be recovered have been recovered (each, a "Liquidated Home Equity Loan"), to the extent not included in the amounts described in clauses (i) through (iv) above (the aggregate of the amounts described in clauses (i) through (v), the "Basic Principal Payment"). Payments of principal with respect to a Series of Certificates or one or more Classes of such Series may be delayed or reduced to the extent of delinquencies or losses not covered by Advances, if any, or any applicable credit enhancement.

Denominations.................  Each Class of Certificates of a Series will be issued in the minimum denominations set forth in the related Prospectus Supplement. Each Certificate will represent a percentage interest (a "Percentage Interest") in the Certificates of the related Class determined by dividing the original dollar amount (or Notional Principal Amount (as defined below), in the case of Certificates entitled to interest only and assigned a Notional Principal Amount) represented by such Certificate by the original aggregate principal balance (or original aggregate Notional Principal Amount, if applicable). The related Prospectus Supplement will set forth the amount or method of calculating the Notional Principal Amount with respect to any Certificate having a Notional Principal Amount.

Registration of the
Certificates..................  Each or any Class of Certificates of a Series
                                 may be issued in definitive form or may
                                 initially be represented by one or more
                                 certificates registered in the name of Cede & Co. ("Cede") ("Book-Entry Certificates"), the nominee of The Depository Trust Company ("DTC"), and available only in the form of book-entries on the records of DTC, participating members thereof ("Participants") and other entities, such as banks, brokers, dealers and trust companies, that clear through or maintain custodial relationships with a Participant, either directly or indirectly ("Indirect Participants").
                                 Certificateholders may also hold Certificates of a Series through CEDEL or Euroclear (in Europe), if they are participants in such systems or indirectly through organizations that are participants in such systems. Certificates representing Book-Entry Certificates will be issued in definitive form only under the limited circumstances described herein and in the related Prospectus Supplement. With respect to the Book-Entry Certificates, all references herein to "holders" shall reflect the rights of owners of the Book-Entry Certificates as they may indirectly exercise such rights through DTC and Participants, except as otherwise specified herein. See "Risk Factors" and "Description of the Certificates--Registration and Transfer of the Certificates" herein.

The Trust Property............  Each Class of Certificates of a Series will represent an interest in (i) a segregated pool (the "Mortgage Pool") of fixed or adjustable rate mortgage loans originated or acquired by Transamerica Mortgage Company, Metropolitan Mortgage Company or certain of their affiliates and evidenced by promissory notes or other evidence of indebtedness (the "Home Equity Loans") secured primarily by mortgages, deeds of trust or other instruments (each, a "Mortgage") creating a first, second or more junior lien on one- to four-family dwellings, units in condominium developments, planned unit developments or cooperatives and mobile or manufactured homes (each, a "Mortgaged Property"), with the aggregate principal balance as of the Cut-off Date specified in the related Prospectus Supplement, after giving effect to payments due or received, as specified in the related Prospectus Supplement, on or prior to the Cut-off Date (the "Original Pool Principal Balance") and
                                 (ii) all monies due or received, as specified in the related Prospectus Supplement, on or with respect to the Home Equity Loans on or after the Cut-off Date. All of the Home Equity Loans are closed-end Home Equity Loans where the principal amount is disbursed in full at origination. One or more Classes of Certificates of any Series may, if so specified in the related Prospectus Supplement, have the benefit of one or more of a letter of credit, financial guaranty insurance policy, mortgage pool insurance policy, special hazard insurance policy, spread account, reserve fund, cash collateral account, overcollateralization, subordination or other credit enhancement as described herein under "Description of the Certificates--Description of Credit
                                 Enhancement."

                                The Prospectus Supplement for each Series of
                                 Certificates will specify certain information with respect to the related Mortgage Pool including, without limitation, the number of Home Equity Loans in the Mortgage Pool, the Original Pool Principal Balance, the respective percentages of the Home Equity Loans which are secured by first Mortgages, second

                                 Mortgages and more junior Mortgages, the minimum and maximum outstanding principal balances of the Home Equity Loans, the weighted average of the annual rates of interest on the Home Equity Loans (each such annual rate of interest hereinafter referred to as the "Mortgage Interest Rate"), the weighted average original term to maturity, the weighted average remaining term to maturity, the minimum and maximum remaining terms to maturity and the range of origination dates. If so specified in the related Prospectus Supplement, such information may be approximate, based on the expected Mortgage Pool, in which case the final information, to the extent of any variances, will be contained in the Current Report on Form 8-K referred to below. See "Description of the Mortgage Pools--General" herein and "Description of the Mortgage Pool" in the related Prospectus Supplement.

                                A Current Report on Form 8-K will be available
                                 to purchasers or underwriters of the related
                                 Series of Certificates and will generally be filed, together with the related primary documents, with the Securities and Exchange Commission within fifteen days after the related Closing Date.


Optional Termination..........  The Master Servicer, the Seller or the holders of the Class of Certificates specified in the related Prospectus Supplement may cause the Trust to sell all of the Home Equity Loans and all Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure ("REO Properties") when the Pool Principal Balance declines to the percentage of the Original Pool Principal Balance specified in the related Prospectus Supplement, the proceeds of which will be applied to retire the related Certificates. See "Description of the Certificates--Optional Disposition of Home Equity Loans" herein.

Mandatory Termination.........  If so specified in the related Prospectus
                                 Supplement, the Trustee, the Master Servicer or such other entities as may be specified in such Prospectus Supplement, may be required to effect early retirement of a Series of Certificates by soliciting competitive bids for the purchase of the assets of the related Trust or otherwise, under the circumstances and in the manner specified under "Description of the Certificates--Mandatory Disposition of Home Equity Loans" herein.

Yield and Prepayment
Considerations................  The yield on each Class of Certificates of a
                                 Series will be affected by, among other
                                 things, the rate of payment of principal
                                 (including prepayments) on the Home Equity
                                 Loans in the related Trust and the timing of receipt of such payments. See "Certain Yield and Prepayment Considerations" herein and in the related Prospectus Supplement. The Prospectus Supplement for a Series may specify certain yield calculations, based upon an assumed rate or range of prepayment assumptions on the related Home Equity Loans, for Classes receiving disproportionate allocations of principal and interest. A higher level of principal prepayments on the related Home Equity Loans than anticipated is likely to have an adverse effect on the yield of any Class of Certificates that is purchased at a premium and a lower level of principal prepayments on the related Home Equity Loans than anticipated is likely to have an adverse effect on the yield of any Class of Certificates that is purchased at a discount from its principal amount. It is possible under certain circumstances that holders of Certificates purchased at a premium (including Certificates entitled to receive interest only) could suffer a lower than anticipated yield or could fail to recoup fully their initial investment. See "Certain Yield and Prepayment Considerations" herein and in the related Prospectus Supplement.

Credit Enhancement............  If so specified in the related Prospectus
                                 Supplement, credit enhancement may be provided by any one or a combination of a letter of credit, financial guaranty insurance policy, mortgage pool insurance policy, special hazard insurance policy, reserve fund, spread account, cash collateral account, overcollateralization or other type of credit enhancement to provide full or partial coverage for certain defaults and losses relating to the underlying Home Equity Loans. Credit support may also be provided by subordination. The amount of any credit enhancement may be limited or have exclusions from coverage and may decline or be reduced over time or under certain circumstances, all as specified in the related Prospectus Supplement. See "Description of the Certificates--Description of Credit
                                 Enhancement" herein.

Advances......................  If so specified in the related Prospectus
                                 Supplement, on each Payment Date the Master
                                 Servicer may be required to make advances
                                 (each, an "Advance") to cover shortfalls in the amount payable to Certificateholders resulting from delinquent payments on the Home Equity Loans that remain uncollected as of the end of the preceding Remittance Period, to the extent the Master Servicer believes that the amount so advanced will be recoverable from subsequent payments and collections in respect of the related Home Equity Loan. However, no Advances will be made if after giving effect thereto the total amount of such Advances with respect to a particular Home Equity Loan outstanding at that time would exceed the total amount of delinquent payments of principal and interest on such Home Equity Loan as of the preceding Record Date, plus the total amount of Servicing Advances made during the preceding Remittance Period with respect to such Home Equity Loan. On each Payment Date, the Master Servicer will be entitled to a first priority reimbursement from amounts paid by borrowers for previous Advances.

                                In addition, the related Prospectus Supplement
                                 will specify whether the Servicer may advance funds to satisfy or to keep current any Home Equity Loans secured by senior liens, in order to preserve the Trust's interest in such Home Equity Loans, or to pay taxes, legal expenses and attorney fees, insurance premiums and similar expenses relating to a Home Equity Loan, to the extent that the Master Servicer believes that the amount so advanced will be recoverable from subsequent payments and collections on the related Home Equity Loan. The Master Servicer will be entitled to a first priority reimbursement from amounts paid by borrowers for such previous advances. See "Description of the Certificates--Advances; Servicing Advances" herein.

Servicing Fee.................  The Master Servicer will be entitled to receive a fee for its servicing duties in the amount specified in the related Prospectus Supplement (the "Servicing Fee"), payable monthly from payments and collections with respect to the Home Equity Loans.

Ratings.......................  At the date of issuance, as to each series, each class of Certificates offered hereby will be rated at the request of the Seller in one of the four highest rating categories by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Ratings" in the related Prospectus Supplement.

                                A security rating is not a recommendation to
                                 buy, sell or hold securities and may be
                                 subject to revision or withdrawal at any time. No person is obligated to maintain any rating on any Certificate and, accordingly, there can be no assurance that the ratings assigned to any Class of Certificates upon initial issuance thereof will not be lowered or withdrawn by a Rating Agency at any time thereafter. If a rating of any Class of Certificates of a Series is revised or withdrawn, the liquidity of such Class of Certificates may be adversely affected. In general, the ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments. See "Risk Factors Certificates Limited Liquidity" and "Ratings" herein.

Certain Legal Aspects of the
Home Equity Loans.............   The Home Equity Loans relating to a Series of
                                  Certificates may be secured by second or more junior Mortgages which are subordinate to one or more mortgage liens on the related Mortgaged Property prior to the lien of such Home Equity

                                 Loan (such senior lien, if any, a "Senior
                                 Lien"). A primary risk with respect to a junior Mortgage is that funds received in connection with a foreclosure will not be sufficient to satisfy fully both the Senior Lien and the junior Mortgage. See "Risk Factors" and "Certain Legal Aspects of the Home Equity Loans" herein.

Tax Status of the
Certificates..................  One or more elections will be made to treat the
                                 Trust relating to a Series of Certificates or one or more segregated pools of assets comprising such a Trust as one or more "real estate mortgage investment conduits" (each, a "REMIC"). The Certificates will constitute "regular interests" in a REMIC or "residual interests" in a REMIC, as specified in the related Prospectus Supplement. See "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA Considerations..........  A fiduciary of any employee benefit plan or other plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any insurance company (whether through its general or separate accounts) or other person investing "plan assets" of any Plan, should carefully review with its legal advisors whether the purchase or holding of any Class of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. Certain Classes of Certificates may not be permitted to be acquired by, on behalf of or with "plan assets" of any Plan, as specified in the related Prospectus Supplement. See "ERISA Considerations" herein and in the related Prospectus Supplement.

Legal Investment..............  Unless otherwise specified in the related
                                 Prospectus Supplement, no Class of
                                 Certificates will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 because the related Mortgage Pool will include Home Equity Loans that are secured by second or more junior mortgages. Investors should consult their own legal advisers in determining whether and to what extent the Certificates constitute legal investments for such investors. See "Legal Investment" herein and in the related Prospectus Supplement.

Use of Proceeds...............  The Seller will use the net proceeds received from each sale of Certificates to purchase
                                 Home Equity Loans from its affiliates. Such affiliates will use such proceeds for general corporate purposes.

                                 RISK FACTORS

  Investors should consider, among other things, the following factors in connection with the purchase of Certificates:

RISKS OF THE HOME EQUITY LOANS

  General Economic Conditions. General economic conditions have an impact on the ability of borrowers to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a borrower under a Home Equity Loan (a "Mortgagor"), it is possible that the holders of the related Certificates could experience a loss with respect to such Mortgagor's Home Equity Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Home Equity Loan, thus delaying the amount received by the holders of the related Certificates with respect to such Home Equity Loan. Moreover, if a bankruptcy court prevents the transfer of the related Mortgaged Property to the related Trust, any remaining balance on such Home Equity Loan may not be recoverable.

  Real Estate Market Conditions. An investment in securities such as the Certificates which are secured by or represent interests in mortgage loans may be affected by, among other things, a decline in real estate values. No assurance can be given that values of the Mortgaged Properties will remain at the levels existing on the dates of origination of the related Home Equity Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Home Equity Loans, together with loans secured by Senior Liens (defined below), if any, on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

  Geographic Concentration. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the Home Equity Loans relating to any Series of Certificates in such a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. See "Description of the Mortgage Pool" in the related Prospectus Supplement for further information regarding the geographic concentration of the Home Equity Loans underlying the Certificates of any Series.

  Junior Liens. The Home Equity Loans underlying the Certificates of a Series may be secured by Mortgages junior or subordinate to one or more other mortgages ("Senior Liens"), and the related Senior Liens may not be included in the Mortgage Pool. The rate of default of second or more junior mortgage loans may generally be expected to be greater than that of mortgage loans secured by senior liens on comparable properties. A primary risk to holders of Home Equity Loans secured by junior Mortgages is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Lien to first satisfy fully the Senior Lien and then make any payment in connection with the Home Equity Loan. A foreclosure sale by the holder of a Senior Lien will extinguish the lien of the junior Mortgage and it is unlikely that the holder of the junior Mortgage will receive any proceeds from such foreclosure sale. Thus, in servicing junior Mortgages, the Master Servicer may in certain circumstances desire to advance funds to keep the Senior Lien current in the event the Mortgagor is in default thereunder in order to forestall a foreclosure of the Senior Lien until after such time as the Master Servicer is able to foreclose on the junior Mortgage (subject to the Senior
Lien). The related Prospectus Supplement will specify whether the Master Servicer may advance such amounts. Unless such amounts are advanced by the Master Servicer, the related Trust will have no source of funds to satisfy any Senior Lien or make payments due to any senior mortgagee.

  If the Master Servicer were to foreclose on any junior Home Equity Loan, it would do so subject to any related Senior Lien. The amount received at any such sale will therefore be reduced to reflect the fact that the interest in the property conveyed will be subject to the Senior Lien. If such proceeds from a foreclosure or similar sale of the related Mortgaged Property (subject to the Senior Lien) are insufficient to satisfy the Home Equity Loan, the related Trust, as the holder of the junior Mortgage and, accordingly, holders of the Certificates, would bear (i) the risk of delay in distributions while a deficiency judgment against the Mortgagor is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. The junior Mortgages securing the Home Equity Loans are subject and subordinate to any Senior Liens affecting the related Mortgaged Property, including negative amortization features that may increase the outstanding balance secured by a Senior Lien and limitations and prohibitions which may be contained in such Senior Liens upon subordinate financing.

  Delays in Liquidating Defaulted Home Equity Loans or Property. Even assuming that the Mortgaged Properties provide adequate security for the Home Equity Loans underlying a Series of Certificates, substantial delays could be encountered in connection with the liquidation of defaulted Home Equity Loans and corresponding delays in the receipt of related proceeds by the related Trust could occur. An action to foreclose on a Mortgaged Property securing a Home Equity Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Some states allow a nonjudicial foreclosure proceeding which may proceed more swiftly than a judicial foreclosure action. However, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain Net Liquidation Proceeds sufficient to repay all amounts due on the related Home Equity Loan. In addition, the Master Servicer will be entitled to deduct from the amount of payments and collections received during the preceding Remittance Period all expenses reasonably incurred in attempting to recover amounts due and not yet repaid on Liquidated Home Equity Loans, including payments to senior lienholders, legal fees and costs of legal action, settlement costs, real estate taxes and maintenance and preservation expenses, thereby reducing collections available to the related Trust. See "Certain Legal Aspects of the Home Equity Loans--Foreclosure in General," and "--Rights of Redemption" herein.

  Likelihood of Disproportionate Liquidation Expenses. Some liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the Master Servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small mortgage loan than would be the case with the defaulted mortgage loan having a large remaining principal balance. To the extent that the average outstanding principal balance of the Home Equity Loans is small relative to the size of the average outstanding principal balance of the loans in a pool consisting only of conventional purchase-money mortgage loans, Net Liquidation Proceeds on Liquidated Home Equity Loans may also be smaller as a percentage of the principal balance of a Home Equity Loan than would be the case in a pool consisting only of conventional purchase-money mortgage loans.

  Risk of Early Defaults. Certain of the Home Equity Loans underlying a Series of Certificates may be recently originated as of the date of inclusion in the related Mortgage Pool. Defaults on mortgage loans may generally be expected to occur with greater frequency in their early years.

  Balloon Loans. Certain of the Home Equity Loans underlying a Series of Certificates may provide for the payment of the unamortized principal balance of the Home Equity Loan in a single payment at the maturity of the Home Equity Loan that is significantly greater than the scheduled monthly payments ("Balloon Loans"). See "Description of the Mortgage Pools" herein and "Description of the Mortgage Pool" in the related Prospectus Supplement. Because borrowers under Balloon Loans are required to make a relatively large payment upon maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing mortgage loans. The ability of a Mortgagor on a Balloon Loan to repay the Home Equity Loan upon maturity frequently depends upon, among other things, the borrower's ability to refinance the Home Equity Loan, which will be affected by a number of factors, including, without limitation, the level of mortgage rates available in the primary mortgage market at the time, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, the condition of the Mortgaged Property, tax law, general economic conditions and the general willingness of financial institutions to extend credit.

  Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by holders of the Certificates of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Home Equity Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults.

  Certain Home Equity Loans. Certain of the Home Equity Loans underlying a Series of Certificates may be delinquent for a period not exceeding 59 days, as specified in the related Prospectus Supplement. Such Home Equity Loans may be subject to a greater risk of default. See "Description of the Mortgage Pools" herein and "Description of the Mortgage Pool" in the related Prospectus Supplement.

  Legal and Regulatory Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures and, unless an exemption is available, require licensing of the originators of home equity loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Home Equity Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Home Equity Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of the Home Equity Loans" herein.

  The Home Equity Loans are also subject to federal laws, including: (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the Mortgagors regarding the terms of the Home Equity Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the Mortgagor's credit experience; and (iv) certain other laws and regulations.

  Under environmental legislation and case law applicable in certain states, it is possible that liability for environmental hazards in respect of real property may be imposed on a holder of a mortgage note (such as the Trust) secured by real property. See "Certain Legal Aspects of the Home Equity Loans--Environmental Legislation" herein.

LIMITED OPERATING HISTORY OF TRANSAMERICA MORTGAGE COMPANY

  Transamerica Mortgage Company commenced originating and servicing mortgage loans in June 1996 as part of TFC's strategy to build a centralized real estate-secured lending operation. Accordingly, Transamerica Mortgage Company has a limited operating history, and no relevant delinquency or loss experience data is available.

CERTIFICATES

  Limited Liquidity. There is no assurance that a secondary market for any of the Certificates will develop or, if one does develop, that it will provide the holders with liquidity of investment or that it will continue for the life of such Certificates. None of the Certificates will be listed on any securities exchange.

  Issuance of any of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market because investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See "Description of the Certificates-- Registration and Transfer of the Certificates" herein.

  Limited Obligations. No Class of Certificates of any Series will represent an interest in or obligation of the Seller, the Master Servicer or any of their affiliates. The only obligations of the foregoing entities with respect to any of the Certificates or the related Home Equity Loans will be the Master Servicer's servicing obligations under the Pooling and Servicing Agreement and the obligations of the Seller to purchase, or substitute substantially similar mortgage loans for any Home Equity Loans as to which there is defective documentation or a breach of certain representations and warranties in the Pooling and Servicing Agreement. Except as expressly set forth in the related Prospectus Supplement, neither the Certificates nor the underlying Home Equity Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Seller, the Master Servicer or any of their affiliates.

  ERISA Considerations. An investment in a Class of Certificates of any Series by Plans may give rise to a prohibited transaction under Section 406 of ERISA and/or be subject to tax under Section 4975 of the Code unless a statutory or administrative exemption is available. Accordingly, fiduciaries of any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a "Plan") or any insurance company (whether through its general or separate accounts) or other person investing "plan assets" of any Plan, should consult their counsel before purchasing any Class of Certificates. Certain Classes of Certificates will not be eligible for purchase by, on behalf of or with "plan assets" of Plans. See "ERISA Considerations" herein and in the related Prospectus Supplement.

  Limitations, Reduction and Substitution of Credit Enhancement. Credit enhancement may be provided with respect to one or more Classes of Certificates of a Series to cover certain types of losses on the underlying Home Equity Loans. Credit enhancement may be provided by one or more forms, including but not limited to subordination of one or more Classes of Certificates of such Series, letter of credit, financial guaranty insurance policy, mortgage pool insurance policy, special hazard insurance policy, reserve fund, spread account, cash collateral account, overcollateralization or other type of credit enhancement. The coverage of any credit enhancement may be limited or have exclusions from coverage and may decline over time or under certain circumstances, all as specified in the related Prospectus Supplement. See "Description of the Certificates-- Description of Credit Enhancement" herein.

CREDITORS' RIGHTS AND BANKRUPTCY CONSIDERATIONS

  Creditors' Rights Considerations. During the period that the related Certificates are outstanding and so long as the ratings of the long-term senior unsecured debt of TFC satisfy the ratings requirements specified in the related Prospectus Supplement, assignments of the related Mortgages from the entities that will sell Home Equity Loans to the Seller (collectively, the "Prior Owners") to the Seller and from the Seller to the Trustee will not be required to be recorded. The failure to record assignments of the Mortgages to the Seller and to the Trustee in some states in which the Mortgaged Properties are located may have the result of making the sale thereof potentially ineffective against (i) creditors of a Prior Owner or the Seller, (ii) a purchaser to whom a Prior Owner or the Seller fraudulently, negligently, or inadvertently sells a Home Equity Loan, or (iii) any bankruptcy trustee or similar official appointed for a Prior Owner or the Seller.

  If TFC's long-term senior unsecured debt rating does not satisfy the ratings requirements specified in the related Prospectus Supplement, assignments of the Mortgages in favor of the Seller and the Trustee will be required to be recorded (or opinions of counsel acceptable to the Rating Agencies will be obtained to the effect that recording is not required to protect the Trust's interest in and to the related Home Equity Loan). See "Description of the Certificates--Assignment of the Home Equity Loans" herein.

  Bankruptcy Related Matters. The transactions described herein and by the related Prospectus Supplement will be structured such that the Seller is unlikely to become the debtor in a case under the United States Bankruptcy Code and so that, even if such a filing should occur, it should not result in consolidation of the assets and liabilities of the Seller with those of the Prior Owners. These steps include the creation of the Seller as a separate, limited purpose corporation, the certificate of incorporation of which contains limitations on the nature of its business and restrictions on the ability of the Seller to commence voluntary or involuntary cases or proceedings under the Bankruptcy Code without the prior unanimous affirmative vote of all its directors. The Seller does not and will not engage in any activities other than the transactions described herein and other similar transactions and activities incidental to, or necessary or convenient to accomplish the foregoing. Each of the Seller and the Prior Owners has no current intention of filing a voluntary petition under the Bankruptcy Code. No assurance can be given, however, that the Seller or a Prior Owner will not become a debtor in a case under the Bankruptcy Code, or that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of the Prior Owners.

  The Prior Owners will represent and warrant that the transfer of the Home Equity Loans to the Seller will constitute a sale by each of the Prior Owners to the Seller, and that the Prior Owners have taken and will take all actions that are required to perfect the Seller's ownership interests in the Home Equity Loans. Accordingly, it is intended that such Home Equity Loans will not be part of the bankruptcy estate of any Prior Owner, and will not be available to the creditors of any Prior Owner. However, in the event of the bankruptcy of any Prior Owner, it is possible that such Prior Owner, a bankruptcy trustee for such Prior Owner or a creditor of such Prior Owner may attempt to recharacterize the transaction between the Prior Owner and the Seller as a pledge of the Home Equity Loans in connection with a borrowing by such Prior Owner rather than a true sale. This position, if asserted, could prevent timely payments of amounts due on the related Certificates. If such an attempt were successful, reductions in distributions of principal and interest on such Certificates could result, or such a trustee in bankruptcy could elect to accelerate payment of the obligation to the Seller and liquidate the Home Equity Loans.

  Furthermore, for so long as the ratings of the long-term senior unsecured debt of TFC satisfy the ratings requirements specified in the related Prospectus Supplement, the Master Servicer is entitled to commingle with its own funds payments made with respect to the Home Equity Loans until the relevant Payment Date. In the event of a bankruptcy by the Master Servicer, the Trustee will likely not have a perfected interest in such payments and the inclusion thereof in the bankruptcy estate of the Master Servicer may result in delays in payment and failure to pay amounts due on the Certificates.

YIELD AND PREPAYMENT CONSIDERATIONS

  The yield to maturity of each Class of Certificates of a Series will depend on the rate and timing of payment of principal on the related Home Equity Loans, including prepayments, liquidations due to defaults and repurchases due to defective documentation or breaches of representations and warranties. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the Home Equity Loans. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. The yield to maturity of certain Classes of Certificates identified in the related Prospectus Supplement may be particularly sensitive to the rate and timing of principal payments (including prepayments, liquidations and repurchases) of the related Home Equity Loans, which may fluctuate significantly from time to time. Investors in a Class of Certificates offered at a discount from the principal amount thereof or with no stated principal amount should fully consider the associated risks, including the risk that an extremely rapid rate of principal payments could result in the failure of such investors to recoup their initial investments. See "Certain Yield and Prepayment Considerations" herein and in the related Prospectus Supplement.

ORIGINAL ISSUE DISCOUNT

  Certain Classes of Certificates of a Series may be treated as having been issued with original issue discount for federal income tax purposes. As a result, holders of such Certificates will be required to include amounts in income without the receipt of cash corresponding to that income. See "Certain Federal Income Tax Consequences--Original Issue Discount" herein and, if applicable, in the related Prospectus Supplement.

                       DESCRIPTION OF THE MORTGAGE POOLS

GENERAL

  Each Mortgage Pool will consist of Home Equity Loans having the aggregate principal balance outstanding as of the related Cut-off Date, after giving effect to payments due or received prior to such date, specified in the related Prospectus Supplement (the "Original Pool Principal Balance"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool will consist of fixed or adjustable rate Home Equity Loans (including both fully amortizing Home Equity Loans and Balloon Loans) originated and underwritten by or acquired by Transamerica Mortgage Company, Metropolitan Mortgage Company or certain of their affiliates. This subsection describes generally certain characteristics of the Home Equity Loans.

  Each Home Equity Loan will be selected by the Seller for inclusion in a Mortgage Pool from among those originated or acquired by Transamerica Mortgage Company, Metropolitan Mortgage Company and their affiliates. If a Mortgage Pool includes Home Equity Loans originated by entities other than Transamerica Mortgage Company, Metropolitan Mortgage Company or any of their affiliates, the related Prospectus Supplement will specify the extent of Home Equity Loans so acquired. The characteristics of the Home Equity Loans are as described in the related Prospectus Supplement. Other mortgage loans available for purchase by the Seller may have characteristics that would make them eligible for inclusion in a Mortgage Pool but were not selected for inclusion in such Mortgage Pool.

  The related Prospectus Supplement will describe certain characteristics of the related Home Equity Loans, including without limitation (i) the range of dates of origination and the latest scheduled maturity date, (ii) the minimum remaining term to maturity, the weighted average original term to maturity and the weighted average remaining term to maturity, (iii) the range of Mortgage Interest Rates and the weighted average Mortgage Interest Rate, (iv) the range of principal balances outstanding, the range of original principal balances and the weighted average outstanding principal balance, (v) the percentages of Home Equity Loans secured by first Mortgages, second Mortgages and more junior Mortgages, respectively, (vi) the maximum Combined Loan-to-Value Ratio at origination (defined below), the weighted average Combined Loan-to-Value Ratio, the maximum Home Equity Loan Ratio (defined below) at origination and the weighted average Home Equity Loan Ratio, (vii) the percentage of Home Equity Loans secured by fee simple interests in single-family dwelling units, attached or detached two- to four-family dwelling units, units in planned unit developments, condominiums or cooperatives, and manufactured or mobile homes, respectively, and the percentage of Home Equity Loans secured by units in cooperatives, (viii) the percentage of Home Equity Loans as to which the related Mortgagor represented at the time of origination that the related Mortgaged Property would be occupied by such Mortgagor as a primary or secondary residence, (ix) certain summary information relating to the geographic concentration of the Mortgaged Properties securing the Home Equity Loans, (x) the percentage of Home Equity Loans that are Balloon Loans and the dates after origination the balloon payment is due, (xi) the percentage of Home Equity Loans that are 0-29 days and 30-59 days contractually delinquent. If so specified in the related Prospectus Supplement, the characteristics of the Home Equity Loans described in items (v) through (ix) above, inclusive, may be based on a random sample of Home Equity Loans included in the related initial Mortgage Pool (a "Sample Pool"). No assurance can be given, however, that the characteristics of a Sample Pool are representative of the characteristics of the initial Mortgage Pool. In addition, if so specified in the related Prospectus Supplement, such information may be approximate based on the expected characteristics of the Home Equity Loans to be included in the related Mortgage Pool and any significant variations therefrom provided on the related Current Report on Form 8-K, as described below.

  For purposes of the foregoing, the "Combined Loan-to-Value Ratio" of any Home Equity Loan is the ratio (expressed as a percentage) of (i) the sum of
(a) the original principal balance of such Home Equity Loan at the date of origination (which, unless otherwise specified in the related Prospectus Supplement, includes certain financed fees) plus (b) the outstanding balance of the Senior Lien, if any, at such time divided by the value of the related Mortgaged Property, based upon the appraisal or other valuation, such as a real estate broker's price opinion, made at the time of origination of the Home Equity Loan or not less than 12 months prior to the time of origination of the Home Equity Loan. See "The Consumer Mortgage Loan Program-- Credit Policy and Procedures Relating to Consumer Mortgage Loans" herein. The "Home Equity Loan Ratio" of any Home Equity Loan is the ratio (expressed as a percentage) of (i) the original principal balance of such Home Equity Loan divided by (ii) the lesser of (a) the value of the related Mortgaged Property, based upon the appraisal, if any, or other valuation made at the time of origination of the Home Equity Loan and (b) the purchase price of the Mortgaged Property if the Home Equity Loan proceeds were used to purchase the Mortgaged Property. For Home Equity Loans secured by a first Mortgage, the Combined Loan-to-Value Ratio and the Home Equity Loan Ratio will be the same.

  In addition, the related Prospectus Supplement or, if so specified therein, the Current Report on Form 8-K to be filed within fifteen days after the delivery of a Series of Certificates, will set forth in tabular form certain more detailed information relating to the characteristics of the related Home Equity Loans by number and outstanding principal balance and by percentage of the Mortgage Pool including, without limitation, the outstanding principal balances of the Home Equity Loans, the geographic distribution of the related Mortgaged Properties (by state), the Combined Loan-to-Value Ratios, the Home Equity Loan Ratios, the Mortgage Interest Rates, the remaining months to stated maturity and the number of months since origination, in each case (except for geographic distribution) within the ranges specified therein. If so specified in the related Prospectus Supplement, some or all of this information may be based on a Sample Pool.

PAYMENTS ON THE HOME EQUITY LOANS

  The related Prospectus Supplement will specify the percentage of Home Equity Loans underlying a Series of Certificates that provide for (a) payments that are allocated to principal and interest according to the daily simple interest method (a "Simple Interest Loan"), (b) payments in level monthly installments (except, in the case of Balloon Loans, the final payment) consisting of interest equal to one-twelfth of the applicable Mortgage Interest Rate times the unpaid principal balance, with the remainder of such payment applied to principal (an "Actuarial Loan") and (c) adjustable Mortgage Interest Rates ("ARM Loans").

  A Simple Interest Loan provides for the amortization of the amount financed under the Home Equity Loan over a series of equal monthly payments (except, in the case of a Balloon Loan, the final payment). Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Home Equity Loan multiplied by the stated Mortgage Interest Rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such Home Equity Loan. As payments are received under a Simple Interest Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a Simple Interest Loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater amount to interest if such payment is made on its scheduled due date.

  Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a Simple Interest Loan is made on or prior to its scheduled due date, the principal balance of the Home Equity Loan will amortize in the manner described in the preceding paragraph. However, if the borrower consistently makes scheduled payments after the scheduled due date the Home Equity Loan will amortize more slowly than scheduled. If a Simple Interest Loan is prepaid, the borrower is required to pay interest only to the date of prepayment.

  ARM Loans generally will provide for a fixed initial Mortgage Interest Rate until the first date on which such Mortgage Interest Rate is to be adjusted. Thereafter, the Mortgage Interest Rate is subject to periodic adjustment as described in the related Prospectus Supplement based on changes in the relevant index (the "Index") described in the applicable Prospectus Supplement, to a rate equal to the Index plus a fixed percentage spread over the Index established contractually for each ARM Loan at the time of its origination (the "Gross Margin"). The initial Mortgage Interest Rate on an ARM Loan may be lower than the sum of the then-applicable Index and the Gross Margin for such ARM Loan.

  ARM Loans have features that provide investment considerations different from those for fixed rate loans. In particular, adjustable interest rates can cause payment increases that may exceed some Mortgagors' capacity to cover such payments. However, to the extent specified in the related Prospectus Supplement, an ARM Loan may provide that its Mortgage Interest Rate may not be adjusted to a rate above the applicable maximum Mortgage Interest Rate (the "Maximum Mortgage Rate") or below the applicable minimum Mortgage Interest Rate (the "Minimum Mortgage Rate"), if any, for such ARM Loan. In addition, to the extent specified in the related Prospectus Supplement, certain of the ARM Loans may provide for limitations on the maximum amount by which their interest rates may adjust for any single adjustment period (the "Periodic Cap"). Some ARM Loans provide for limitations on the amount of scheduled payments of principal and interest.

  Certain ARM Loans may be subject to negative amortization from time to time prior to their maturity (such ARM Loans, "Neg-Am ARM Loans"). Such negative amortization may result from either the adjustment of the Mortgage Interest Rate on a more frequent basis than the adjustment of the scheduled payment or the application of a cap on the size of the scheduled payment. In the first case, negative amortization results if an increase in the Mortgage Interest Rate occurs prior to an adjustment of the scheduled payment on the related Home Equity Loan and such increase causes accrued monthly interest on the Home Equity Loan to exceed the scheduled payment. In the second case, negative amortization results if an increase in the Mortgage Interest Rate causes accrued monthly interest on a Home Equity Loan to exceed the limit on the size of the scheduled payment on such Home Equity Loan. In the event that the scheduled payment is not sufficient to pay the accrued monthly interest on a Neg-Am ARM Loan, the amount of accrued monthly interest that exceeds the scheduled payment on such Home Equity Loans (the "Deferred Interest") is added to the principal balance of such ARM Loan and is to be repaid from future scheduled payments. Neg-Am ARM Loans do not provide for the extension of their original stated maturity to accommodate changes in their Mortgage Interest Rates. The related Prospectus Supplement will specify whether the ARM Loans underlying a series are Neg-Am ARM Loans.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

  The rate of principal payments on each Class of Certificates of a Series entitled to principal, the aggregate amount of each interest payment on each Class of Certificates of a Series entitled to interest and the yield to maturity of each Class of Certificates of a Series will be related to the rate and timing of payments of principal on the related Home Equity Loans, which may be in the form of scheduled and unscheduled payments. The rate of prepayment on a pool of mortgage loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. In general, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. Defaults on mortgage loans may generally be expected to occur with greater frequency in their early years. The rate of default on second or more junior mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. Prepayments, liquidations and purchases of the Home Equity Loans will result in distributions to the holders of amounts of principal which would otherwise be distributed over the remaining terms of the Home Equity Loans.

  In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer, the Seller or the holders of the Class of Certificates of any Series specified in the related Prospectus Supplement may, at their option, cause the related Trust to sell all of the outstanding Home Equity Loans and REO Properties underlying the related Series of Certificates, and thus effect the early retirement of the related Certificates, after the date on which the Pool Principal Balance (as defined herein) is less than the percentage of the Original Pool Principal Balance specified in the related Prospectus Supplement. See "Description of the Certificates--Optional Disposition of Home Equity Loans" herein. Further, if so specified in the related Prospectus Supplement, the Master Servicer or such other entities as may be specified in such Prospectus Supplement may be required to effect early retirement of a Series of Certificates by soliciting competitive bids for the purchase of the assets of the related Trust or otherwise. See "Description of the Certificates--Mandatory Disposition of Home Equity Loans" herein.

  As described above, the rate of prepayment on a pool of mortgage loans is affected by prevailing market rates for comparable mortgage loans. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. No representation is made as to the particular factors that will affect the prepayment of the Home Equity Loans underlying any Series of Certificates, as to the relative importance of such factors, as to the percentage of the principal balance of the Home Equity Loans that will be paid as of any date or as to the overall rate of prepayment on the related Home Equity Loans.

  The yield to maturity of certain Classes of Certificates of a Series may be particularly sensitive to the rate and timing of principal payments (including prepayments) of the Home Equity Loans, which may fluctuate significantly from time to time. The Prospectus Supplement relating to such Certificates will provide certain additional information with respect to the effect of such payments on the yield to maturity of such Certificates under varying rates of prepayment, including the rate of prepayment, if any, which would reduce the holder's yield to zero.

  Greater than anticipated prepayments of principal will increase the yield on Certificates purchased at a price less than par. Conversely, greater than anticipated prepayments of principal will decrease the yield on Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Home Equity Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of each Class of Certificates of a Series will also be affected by the amount and timing of delinquencies and defaults on the related Home Equity Loans and the recoveries, if any, on defaulted Home Equity Loans and foreclosed properties in the related Mortgage Pool.

  The "weighted average life" of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Certificate is repaid. The weighted average life of each Class of Certificates of a Series will be influenced by, among other factors, the rate at which principal payments are made on the Home Equity Loans, including final payments made upon the maturity of Balloon Loans.

                                  THE TRUSTS

  Each Trust will be formed under a Pooling and Servicing Agreement (a "Pooling and Servicing Agreement") among the Seller, the Master Servicer and the Trustee named therein (a "Trustee"). The property of each Trust will include: (i) the related Home Equity Loans as from time to time are subject to the related Pooling and Servicing Agreement and all proceeds thereof, (ii) such assets as from time to time are identified as REO Property or are deposited in the Collection Account (defined herein) or other accounts established under any of the documents governing the Trust or the related Certificates, including amounts on deposit in such accounts and invested in Permitted Instruments, (iii) the Trustee's rights under all insurance policies with respect to the Home Equity Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any Insurance Proceeds, (iv) Liquidation Proceeds and
(v) Released Mortgaged Property Proceeds.

  The Master Servicer will service the Home Equity Loans either directly or through Subservicers in accordance with the Pooling and Servicing Agreement and generally in accordance with the first and second mortgage loan servicing standards and procedures accepted by prudent mortgage lending institutions. See "The Consumer Mortgage Loan Program--Servicing of Consumer Mortgage Loans" and "Description of the Certificates--Servicing Standards" and "--Use of Subservicers" below for a further description of the Master Servicer's servicing procedures and provisions of the Pooling and Servicing Agreement relating to servicing standards and the use of Subservicers.

                       TRANSAMERICA FINANCE CORPORATION

  Transamerica Finance Corporation ("TFC") was incorporated in Delaware in 1931 and is a wholly owned subsidiary of Transamerica Corporation, a Delaware corporation ("Transamerica"). TFC borrows money in wholesale markets and, through its subsidiaries, provides a wide range of consumer and commercial financing, including leasing, to individuals and businesses primarily in the United States, Canada and Europe. Transamerica is a Delaware corporation with approximately $49 billion in assets which, through its subsidiaries, engages primarily in the finance and insurance business. TFC's principal executive offices are located at 600 Montgomery Street, San Francisco, California, and its telephone number is (415) 983-4000.

                    THE MASTER SERVICER AND ITS AFFILIATES

  Transamerica Mortgage Company, Metropolitan Mortgage Company and their consumer lending affiliates, which are all wholly owned indirect subsidiaries of TFC, originate mortgage loans secured by residential dwellings, purchase such loans on a wholesale basis from other lenders and service such loans. Transamerica Mortgage Company was incorporated in Delaware in 1996 as part of TFC's strategy to build a centralized real estate-secured lending operation. Transamerica Mortgage Company generates its loans through independent loan brokers. Its underwriting and servicing operations are located in Dallas, Texas. Metropolitan Mortgage Company was incorporated in Florida in 1953 and was acquired by TFC in March 1997. Metropolitan Mortgage Company's underwriting and servicing operations are located in Miami, Florida.

  Transamerica's consumer lending business is also conducted through Transamerica Home Loan. Transamerica Home Loan was incorporated in California in 1992 and was previously in the business of originating and servicing unsecured loans to professionals. Transamerica Home Loan commenced servicing and originating mortgage loans in June 1997, following the sale in June 1997 of Transamerica's former consumer lending business, Transamerica Financial Services Holding Company. Transamerica Home Loan's loan underwriting and servicing operations are located in Lenexa, Kansas.

  In the event that Transamerica Mortgage Company is to act as Master Servicer with respect to a Series, both Transamerica Home Loan and Metropolitan Mortgage Company will subservice the Home Equity Loans they have originated or acquired with respect to any such Series.

  Transamerica is also establishing a federal savings bank, Transamerica Federal Savings Bank ("Transamerica FSB"), to originate mortgage loans. Transamerica may establish other affiliates from time to time to originate and service mortgage loans. Such other affiliates, if any, will be described in the related Prospectus Supplement.

                                  THE SELLER

  Transamerica Consumer Mortgage Receivables Corporation (the "Seller") was incorporated in December 1995 in the State of Delaware, with the special purpose of acquiring mortgage loans and selling them to the Trusts. Transamerica Consumer Finance Holding Company, a Delaware corporation and wholly owned subsidiary of TFC, owns all of the outstanding capital stock of the Seller. The Seller's executive office is located at 1150 South Olive Street, Suite 2800, Los Angeles, California 90015 and its telephone number is
(213) 742-4865.

  The Seller's charter limits the Seller's purpose to acquiring and selling mortgage loans, acting as grantor of one or more trusts consisting primarily of mortgage loans and other liens on and interests in real estate and related activities incidental to and necessary to accomplish such activities.

  In addition, the Seller's charter provides that the Seller will not, without the consent of the Rating Agencies, undertake certain significant actions such as liquidating or filing a bankruptcy petition. Furthermore, the related Pooling and Servicing Agreement will require the Seller to obtain the approval of the Rating Agencies prior to amending certain provisions in the Seller's charter.

  The Seller has no intent to file, and Transamerica Consumer Finance Holding Company and TFC have advised the Seller that they have no intent to cause the filing of, a voluntary petition for relief under the Bankruptcy Code with respect to the Seller.

                      THE CONSUMER MORTGAGE LOAN PROGRAM

  The following is a general discussion of the lending practices of Transamerica Mortgage Company and its consumer lending affiliates (collectively, "TMC"). If a Mortgage Pool includes Home Equity Loans that have been originated under lending practices that vary materially from those described below, the related Prospectus Supplement will describe such other lending practices. In particular, the underwriting criteria applied by the originators of Home Equity Loans included in a Mortgage Pool may vary significantly. The related Prospectus Supplement will describe generally certain aspects of the underwriting criteria, to the extent known by the Company, that were applied by the originators of such Home Equity Loans. TMC's portfolio of mortgage loans are secured by first, second and third mortgages on residential dwellings. Such loans are referred to herein as the "Consumer Mortgage Loans."

LENDING

  Consumer Mortgage Loans are originated under several lending programs. Potential borrowers may be identified based on a variety of factors and a database of such borrowers is maintained. Potential borrowers may be contacted by mail or by sales representatives based in sales offices located in key metropolitan areas. In addition, borrowers contact TMC themselves in response to media advertising.

  Consumer Mortgage Loans are also originated under a correspondent program with unaffiliated licensed mortgage lenders or other financial institutions. Under this program, participating lenders identify borrowers who do not meet such lenders' underwriting criteria but may qualify for a loan from TMC. When such a borrower is identified, the lender may refer the borrower to TMC or may complete the underwriting and documentation of a loan in conformance with underwriting and documentation requirements specified by TMC. TMC will either fund or purchase such a loan after TMC has re-underwritten the loan and reviewed the documentation.

  Consumer Mortgage Loans may also be originated by independent loan brokers located throughout the United States who underwrite and document loans in conformance with underwriting and documentation requirements specified by TMC. These loans are underwritten again by TMC prior to their purchase by TMC.

  In the State of Florida, Consumer Mortgage Loans are marketed through retail branch offices and through television and radio advertising.

  TMC may also acquire Consumer Mortgage Loans through acquisitions of businesses or bulk purchases of such loans from unaffiliated financial institutions. If a Mortgage Pool includes Home Equity Loans originated by entities other than TMC, the related Prospectus Supplement will specify the extent of Home Equity Loans so acquired.

CREDIT POLICY AND PROCEDURES RELATING TO CONSUMER MORTGAGE LOANS

  Underwriting standards utilized by TMC are less stringent than those used by conventional mortgage loan lenders or purchase programs such as those administered by FHLMC or FNMA. For example, Consumer Mortgage Loans are made to borrowers who have a wide range of experiences in their recent credit histories, including bankruptcy, or whose ratio of total monthly credit payments may be 50% or more of income. In addition, the loan-to-value ratio of a Consumer Mortgage Loan may exceed 80% without the benefit of private mortgage insurance. The applicable Prospectus Supplement will specify the number and principal amount of Home Equity Loans with loan-to-value ratios in excess of 80% and, if available, the number and principal amount of Home Equity Loans whose borrowers have been subject to bankruptcy proceedings. In addition, if so specified in the related Prospectus Supplement, Home Equity Loans included in a Mortgage Pool may have been originated in connection with a governmental program under which underwriting standards were designed to promote home ownership, such as loans partially guaranteed by the Veterans Administration ("VA Loans") or insured by the Federal Housing Administration ("FHA Loans").

  Unless a potential borrower qualifies for a "no documentation," "limited documentation" or "limited income verification" loan described below, potential borrowers generally complete an application designed to provide pertinent information concerning assets, liabilities, income, credit history, employment history and personal information. They also authorize TMC to obtain credit reports from credit repositories, verification of deposits in financial institutions, verification of employment from employers, and verification of mortgage payment history from prior real estate lenders. Borrowers are required to have sufficient credit history established to allow reliable evaluation.

  In order to arrive at a lending decision, TMC generally evaluates the creditworthiness of the borrower, the sufficiency of projected income to total fixed obligations, the adequacy of the property to serve as collateral and economic conditions in the metropolitan area in which the property is located. Income sufficiency on adjustable rate loans is underwritten at no less than 1% below fully indexed rates. A title insurance policy sufficient to cover the Consumer Mortgage Loan and payable to TMC is required along with properly endorsed property casualty insurance.

  In determining the value of the related Mortgaged Property, TMC relies on written appraisal reports prepared by impartial state licensed or certified residential property appraisers or, if so specified in the related Prospectus Supplement, other acceptable valuation methods described in the Prospectus Supplement such as a real estate broker's price opinion or an appraisal prepared by a staff appraiser.

  TMC's experience indicates that the presence of an individual high-risk loan attribute historically generally does not result in an unacceptable level of loan losses. However, when multiple high risk attributes are exhibited in the same loan without sufficient compensating factors (commonly referred to as "layering" of risk factors or "layered risks"), their cumulative effect dramatically increases the observed loan losses. Thus, TMC generally bases credit decisions on the existence of multiple risk attributes on the same loan which combine to produce unacceptable levels of credit risk.

  If so specified in the related Prospectus Supplement, certain Home Equity Loans may have been originated under "limited documentation," "no documentation" or "limited income verification" programs which generally require less documentation and verification than do traditional "full documentation" programs. Under such a program, underwriting may be based primarily or entirely on an appraisal or other valuation of the Mortgaged Property and the Loan-to-Value Ratio at origination, and minimal or no investigation is undertaken as to a borrower's credit history and income profile. Loans may be originated under these programs at lower Loan-to-Value Ratios than loans originated with full documentation and full income verification.

  A Consumer Mortgage Loan is funded after a review by one or more loan officers and, in certain cases, management personnel, confirming that the loan conforms with established credit policies and procedures.

  TMC's management regularly reviews the quality of the Consumer Mortgage Loans included in its portfolio and also periodically conducts audits to ensure compliance with its established policies and procedures.

SERVICING OF CONSUMER MORTGAGE LOANS

  TMC follows specific servicing and collection procedures. Servicing includes, but is not limited to, post-origination loan processing, customer service, payment handling, collections and liquidations.

  It is TMC's policy to begin the collection process after a payment due under a Consumer Mortgage Loan is between one and 30 days past due. TMC collection representatives handling delinquent accounts attempt to initiate contact with the delinquent borrower by telephone and/or through letters targeted to the particular history of an account.

  Foreclosure procedures begin when all collection methods have proved ineffective. Typically, an account is between 60 to 120 days past due at this point. The recommendation to initiate a foreclosure action is made by a foreclosure specialist and approved by a manager. If TMC obtains title to the property upon foreclosure, the account is placed in a "Real Estate Owned" status until the property is liquidated.

  TMC may not foreclose on the property securing a second mortgage loan unless it forecloses subject to the first mortgage. If the first mortgage is in default after TMC has initiated its foreclosure action, TMC may advance funds to keep the mortgage current. In the event that foreclosure proceedings have been instituted on the first mortgage prior to the initiation of TMC's foreclosure action, TMC will either satisfy the first mortgage at or before the time of the foreclosure sale or take other action to protect its interest in the related property. See "Description of the Certificates--Advances; Servicing Advances" herein.

  Upon sale of a "Real Estate Owned" property, the proceeds are applied to the loan balance and any collectible expenses due to TMC. If the sale proceeds do not cover the existing balance due TMC, the remainder of the balance is charged off to bad debts.

  Payment extensions require special circumstances and must be approved by a manager. In situations where a borrower is experiencing a temporary financial difficulty (most commonly loss of employment), the payment schedule of a Consumer Mortgage Loan may be modified if certain requirements relating to the Consumer Mortgage Loan, such as minimum equity requirements, are satisfied.

DELINQUENCY AND LOSS EXPERIENCE

  Because Transamerica Mortgage Company commenced originating and servicing mortgage loans only recently, no relevant delinquency or loan loss experience for home equity loans serviced by Transamerica Mortgage Company is available. Furthermore, with respect to Home Equity Loans acquired from an originator other than Transamerica Mortgage Company, including as a result of the acquisition of or merger with such originator, delinquency and loan loss experience with respect to home equity loans serviced or owned by such originator is generally not available to Transamerica Mortgage Company. However, if such data is available with respect to purchased Home Equity Loans included in a Mortgage Pool, it will be set forth in the related Prospectus Supplement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  The following summary describes certain terms of the Certificates common to each Pooling and Servicing Agreement. A form of the Pooling and Servicing Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus forms a part. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Certificates, the Pooling and Servicing Agreement and the related Prospectus Supplement. Where particular provisions or terms used in any of such documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

  The Certificates will represent beneficial interests in the assets of the related Trust, including (i) the Home Equity Loans and all proceeds thereof,
(ii) REO Property, (iii) amounts on deposit in the funds and accounts established with respect to the related Trust, including all investments of amounts on deposit therein, and (iv) certain other property, if described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series may have the benefit of one or more of a letter of credit, financial guaranty insurance policy, mortgage pool insurance policy, special hazard insurance policy, reserve fund, spread account, cash collateral account, overcollateralization or other form of credit enhancement. If so specified in the related Prospectus Supplement, a Series of Certificates may have the benefit of one or more of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy of similar credit enhancement. Any such credit enhancement may be included in the assets of the related Trust. See "Description of the Certificates--Description of Credit Enhancement" herein.

  A Series of Certificates may include one or more Classes entitled to distributions of principal and disproportionate, nominal or no interest distributions or distributions of interest and disproportionate, nominal or no principal distributions. The principal amount of any Certificate may be zero or may be a notional amount as specified in the related Prospectus Supplement. A Class of Certificates of a Series entitled to payments of interest may receive interest at a specified rate (a "Pass-Through Rate") which may be fixed, variable or adjustable and may differ from other Classes of the same Series, may receive interest based on the weighted average Mortgage Interest Rate on the related Home Equity Loans, or may receive interest as otherwise determined, all as described in the related Prospectus Supplement. One or more Classes of a Series may be Certificates upon which interest will accrue but not be currently paid until certain other Classes have received principal payments due to them in full or until the occurrence of certain events, as set forth in the related Prospectus Supplement. One or more Classes of Certificates of a Series may be entitled to receive principal payments pursuant to a planned amortization schedule or may be entitled to receive interest payments based on a notional principal amount which reduces in accordance with a planned amortization schedule. The rights of one or more Classes of Certificates may be senior or subordinate to the rights of one or more of the other Classes of Certificates. A Series may include two or more Classes of Certificates which differ as to the timing, sequential order, priority of payment or amount of distributions of principal or interest or both.

  Each Class of Certificates of a Series will be issued in the denominations specified in the related Prospectus Supplement. Each Certificate will represent a percentage interest (a "Percentage Interest") in the Certificates of the respective Class, determined by dividing the original dollar amount (or Notional Principal Amount (as defined below), in the case of certain Certificates entitled to receive interest only) represented by such Certificate by the Original Principal Balance of such Class. The related Prospectus Supplement will set forth the amount or method of calculating the Notional Principal Amount with respect to any Certificate.

  One or more Classes of Certificates of a Series may be issuable in the form of fully registered definitive certificates or, if so specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series (the "Book-Entry Certificates") may initially be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC"), and available only in the form of book-entries on the records of DTC, participating members thereof ("Participants") and other entities, such as banks, brokers, dealers and trust companies, that clear through or maintain custodial relationships with a Participant, either directly or indirectly ("Indirect Participants"). Certificateholders may also hold Certificates of a Series through CEDEL or Euroclear (in Europe), if they are participants in such systems or indirectly through organizations that are participants in such systems. Certificates representing the Book-Entry Certificates will be issued in definitive form only under the limited circumstances described herein and in the related Prospectus Supplement. With respect to Book-Entry Certificates, all references herein to "holders" of Certificates shall reflect the rights of owners of the Book-Entry Certificates, as they may indirectly exercise such rights through DTC and Participants, except as otherwise specified herein. See "--Registration and Transfer of the Certificates" herein.

  Unless otherwise specified in the related Prospectus Supplement, on each Payment Date there shall be paid to each person in whose name a Certificate is registered on the related Record Date (which in case of the Book-Entry Certificates initially will be only Cede, as nominee of DTC), the portion of the aggregate payment to be made to holders of such Class to which such holder is entitled, if any, based on the Percentage Interest, held by such holder of such Class.

INTEREST

  Unless otherwise specified in the related Prospectus Supplement, interest will accrue on each Class of Certificates of a Series (other than a Class of Certificates entitled to receive only principal) during each period specified in the related Prospectus Supplement (each, an "Accrual Period") at the Pass-Through Rate for such Class specified in the related Prospectus Supplement. Interest accrued on each Class of Certificates at the applicable Pass-Through Rate during each Accrual Period will be paid, to the extent monies are available therefor, on each Payment Date, commencing on the day specified in the related Prospectus Supplement and will be distributed in the manner specified in such Prospectus Supplement, except for any Class of Certificates ("Accrual Certificates") on which interest is to accrue and not be paid until the interest and principal of certain other Classes has been paid in full or the occurrence of certain events as specified in such Prospectus Supplement. If so described in the related Prospectus Supplement, interest that has accrued but is not yet payable on any Accrual Certificates will be added to the principal balance thereof on each Payment Date and will thereafter bear interest at the applicable Pass-Through Rate. Payments of interest with respect to any Class of Certificates entitled to receive interest only or a disproportionate amount of interest and principal will be paid in the manner set forth in the related Prospectus Supplement. Payments of interest (or accruals of interest, in the case of Accrual Certificates) with respect to any Series of Certificates or one or more Classes of Certificates of such Series, may be reduced to the extent of interest shortfalls not covered by Advances, if any, or by any applicable credit enhancement.

PRINCIPAL

  On each Payment Date, commencing with the Payment Date specified in the related Prospectus Supplement, principal with respect to the related Home Equity Loans during the period specified in the related Prospectus Supplement (each such period, a "Remittance Period") will be paid to holders of the Certificates of the related Series (other than a Class of Certificates of such Series entitled to receive interest only) in the priority, manner and amount specified in such Prospectus Supplement, to the extent funds are available therefor. Unless otherwise specified in the related Prospectus Supplement, such principal payments will generally include (i) the principal portion of all scheduled payments ("Monthly Payments") received on the related Home Equity Loans during the related Remittance Period, (ii) any principal prepayments of any such Home Equity Loans in full ("Principal Prepayments") and in part ("Curtailments") received during the related Remittance Period or such other period (each, a "Prepayment Period") specified in the related Prospectus Supplement, (iii) the principal portion of (A) the proceeds of any insurance policy relating to a Home Equity Loan, a Mortgaged Property (defined herein) or a REO Property (defined herein), net of any amounts applied to the repair of the Mortgaged Property or released to the Mortgagor (defined herein) and net of reimbursable expenses ("Insurance Proceeds"), (B) proceeds received in connection with the liquidation of any defaulted Home Equity Loans ("Liquidation

Proceeds"), net of fees and advances reimbursable therefrom ("Net Liquidation Proceeds") and (C) proceeds received in connection with a taking of a related Mortgaged Property by condemnation or the exercise of eminent domain or in connection with any partial release of any such Mortgaged Property from the related lien ("Released Mortgaged Property Proceeds"), (iv) the principal portion of all amounts paid by the Seller in connection with the purchase of or substitution for a Home Equity Loan as to which there is defective documentation or a breach of a representation or warranty contained in the related Pooling and Servicing Agreement and (v) the principal balance of each defaulted Home Equity Loan or REO Property as to which the Master Servicer has determined that all amounts expected to be recovered have been recovered (each, a "Liquidated Home Equity Loan"), to the extent not included in the amounts described in clauses (i) through (iv) above (the aggregate of the amounts described in clauses (i) through (v), the "Basic Principal Payment"). Payments of principal with respect to a Series of Certificates or one or more Classes of such Series may be reduced to the extent of delinquencies or losses not covered by advances or any applicable credit enhancement.

ASSIGNMENT OF THE HOME EQUITY LOANS

  At the time of issuance of a Series of Certificates, the Seller will assign the Home Equity Loans to the Trust pursuant to a Pooling and Servicing Agreement together with all principal and interest received on or with respect to the Home Equity Loans, other than principal and interest due or received on or before the related Cut-off Date, as specified in the related Prospectus Supplement.

  Each Home Equity Loan will be identified in a schedule included as an exhibit to the related Pooling and Servicing Agreement (the "Home Equity Loan Schedule"). The Home Equity Loan Schedule will set forth certain information with respect to each Home Equity Loan, including, among other things, the principal balance as of the Cut-off Date, the Mortgage Interest Rate, the Index for ARM Loans, the scheduled monthly payment of principal and interest, the maturity of the Mortgage Note, the Combined Loan-to-Value Ratio at origination and, as applicable, the Home Equity Loan Ratio at origination.

  Under the terms of each Pooling and Servicing Agreement, during the period that the related Certificates are outstanding and so long as the ratings of the long-term senior unsecured debt of TFC satisfy the rating conditions set forth in the related Prospectus Supplement, assignments of the Mortgages in favor of the Seller or the Trustee are not required to be recorded. If TFC's long-term senior unsecured debt rating does not satisfy the above-described conditions, assignments of the Mortgages in favor of the Trustee will be required to be recorded (or opinions of counsel acceptable to the Rating Agencies will be obtained to the effect that recording is not required to protect the Trust's interest in and to the related Home Equity Loan). Under the Pooling and Servicing Agreement, the Trustee is appointed attorney-in-fact for the Seller with power to prepare, execute and record assignments of the Mortgages in the event that the Seller fails to do so on a timely basis. See "Risk Factors-- Creditors' Rights and Bankruptcy Considerations" herein.

  Since assignments of the Mortgages to the Seller and to the Trustee will not be recorded, it might be possible for a Prior Owner and the Seller to transfer the Home Equity Loans to third parties, notwithstanding and in derogation of the rights of the Trustee. See "Risk Factors--Creditors' Rights and Bankruptcy Considerations" herein.

  The Trustee is required to review the original documentation delivered to it relating to each Home Equity Loan, including the related Mortgage Note and Mortgage (the "Mortgage File"), and if any document required to be included in the Mortgage File is found to be defective in any material respect and such defect is not cured within 90 days following written notification thereof to the Master Servicer by the Trustee, the Seller will be required to repurchase the related Home Equity Loan in the manner set forth below.

  The Trustee will be authorized to appoint a custodian to review and maintain possession of the Mortgage Files as the agent of the Trustee. The custodian may not be an affiliate of the Master Servicer and shall meet certain other criteria set forth in the Pooling and Servicing Agreement. Any such Custodian will be required to release the Mortgage Files to the Master Servicer or to any Subservicers in connection with its servicing activities or for review by licensing authorities. Any such Custodial Agreement will be on such terms as the Trustee, the Master Servicer and the Custodian shall agree.

REPRESENTATIONS AND WARRANTIES OF THE SELLER

  Unless otherwise specified in the related Prospectus Supplement, the Seller will represent, among other things, that as to each Home Equity Loan conveyed by the Seller as of the related Closing Date:

    1. The information with respect to each Home Equity Loan set forth in the Home Equity Loan Schedule is true and correct.

    2. All of the original or certified documentation constituting the Mortgage Files (including all material documents related thereto) has been delivered to the Trustee or the custodian appointed to hold the Mortgage Files, if any, on the Closing Date or as otherwise provided in the Agreement.

    3. Each Home Equity Loan is secured primarily by the related Mortgaged Property. Each Mortgaged Property is improved by a one- to four-family residential dwelling, including, if and to the extent specified in the related Prospectus Supplement, cooperatives.

    4. All of the Balloon Loans, if any, provide for monthly payments based on an amortization schedule specified in the related Mortgage Note and have a final balloon payment no earlier than the number of months following the date of origination set forth in the related Prospectus Supplement and no later than at the end of the year following the date of origination set forth in the related Prospectus Supplement. Each other Mortgage Note will provide for a schedule of substantially equal monthly payments which are, if timely paid, sufficient to fully amortize the principal balance of such Mortgage Note on or before its maturity date.

    5. Each Mortgage is a valid and subsisting first, second or, if so specified in the related Prospectus Supplement, more junior lien of record on the Mortgaged Property subject, in the case of any second or more junior Home Equity Loans, only to the Senior Lien or Liens on such Mortgaged Property and subject in all cases to the exceptions to title set forth in the title insurance policy, or the other evidence of title delivered pursuant to the Pooling and Servicing Agreement, with respect to the related Home Equity Loan, which exceptions are generally acceptable to second mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage.

    6. Immediately prior to the transfer of the Home Equity Loans to the Trust, the Seller held good and indefeasible title to, and was the sole owner of, each Home Equity Loan conveyed by the Seller subject to no liens, charges, mortgages, encumbrances or rights of others.

    7. Each Home Equity Loan conforms, and all Home Equity Loans in the aggregate conform, to the description thereof set forth in this Prospectus and the related Prospectus Supplement.

  Such Seller will also make representations in the related Prospectus Supplement as to the percentage of all of the Home Equity Loans or of the Home Equity Loans in the Sample Pool which are secured by an owner-occupied Mortgaged Property, the percentage of Home Equity Loans which are Balloon Loans and the percentage of Home Equity Loans secured by Mortgaged Properties located within any single zip code area.

  Upon the discovery by any of the Seller, the Master Servicer, any Subservicer, the Custodian, if any, the Credit Provider, if any, the Trustee or any other party specified in the Pooling and Servicing Agreement that any of the representations and warranties described above have been breached in any material respect as of the Closing Date, with the result that the interests of the holders of the related Certificates in the related Home Equity Loan or the interests of any Credit Provider or any other party specified in such Pooling and Servicing Agreement are materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Within 60 days (or such other period as may be specified in the related Prospectus

Supplement) of the earlier to occur of its discovery or its receipt of notice of any such breach, the Seller is required to (i) cure such breach in all material respects, (ii) remove each Home Equity Loan which has given rise to the requirement for action, or substitute one or more mortgage loans that meet certain criteria set forth in the related Pooling and Servicing Agreement (each a "Qualified Substitute Home Equity Loan") and, if the outstanding principal balance of such Qualified Substitute Home Equity Loans plus accrued and unpaid interest thereon as of the date of such substitution is less than the outstanding principal balance, plus accrued and unpaid interest thereon, of the replaced Home Equity Loans as of the date of substitution, deliver or cause to be delivered to the Trustee, the amount of any such shortfall (a "Substitution Adjustment"), or (iii) purchase such Home Equity Loan at a price equal to the outstanding principal balance of such Home Equity Loan as of the date of purchase plus all accrued and unpaid interest on such outstanding principal balance computed at the Mortgage Interest Rate, and deposit such purchase price into the Collection Account on the next succeeding Determination Date or other date specified in the related Pooling and Servicing Agreement; provided, however, that no such purchase or substitution may be made if such Home Equity Loan is not in default or no default as to such Home Equity Loan is imminent and no substitution may be made more than two years after the Closing Date, in each case unless there shall have been delivered to the Trustee an opinion of counsel knowledgeable in federal income tax matters which states that such a purchase or substitution would not constitute a prohibited transaction under the REMIC Provisions (defined herein) or cause the Trust to otherwise incur a tax liability or to fail to qualify as a REMIC at any time the related Certificates are outstanding. The obligation of the Seller to cure, substitute or purchase any Home Equity Loan as described above will constitute the sole remedy respecting a material breach of any such representation or warranty to the holders of the related Certificates or the Trustee.

PAYMENTS ON THE HOME EQUITY LOANS

  Unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will permit the Master Servicer to retain payments received in respect of the Home Equity Loans and commingle them with its own assets until the Payment Date of the month following the calendar date of receipt for so long as the ratings on the short-term unsecured senior debt obligations of TFC are at least the ratings specified in the related Prospectus Supplement. On each Payment Date, the Master Servicer will be required to deposit all amounts received in respect of the Home Equity Loans during the preceding Remittance Period, net of the amounts specified in the related Prospectus Supplement, into the Collection Account for distribution to Certificateholders.

  If the ratings criteria specified in the related Prospectus Supplement are not met, the Master Servicer will be required to deposit payments received in respect of the Home Equity Loans, not later than two Business Days following the application of such amounts on the accounting system at its headquarter office. Unless otherwise specified in the related Prospectus Supplement, all funds in the Collection Account are required to be held (i) uninvested, either in trust or insured by the Federal Deposit Insurance Corporation up to the limits provided by law, (ii) invested in certain permitted investments, which are generally limited to United States government securities and other high-quality investments and repurchase agreements or similar arrangements with respect to such investments or (iii) invested in certain asset management accounts maintained by the Trustee (collectively, "Permitted Instruments"). Unless otherwise specified in the related Prospectus Supplement, any investment earnings on funds held in the Collection Account will be for the account of the Master Servicer.

  Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may make withdrawals from the Collection Account only for the following purposes:

    (i) to pay to the Trustee any fees and expenses payable under the Pooling and Servicing Agreement;

    (ii) to pay to the Credit Provider any premiums or fees for the credit enhancement, if any;

    (iii) to reimburse itself for any accrued unpaid Servicing Fees, unreimbursed Servicing Advances and certain other expenses paid by the Master Servicer, the Master Servicer's rights to such reimbursement being prior to the rights of holders of the related Certificates;

    (iv) for payment to Certificateholders, the aggregate excess, if any, of interest collected on the related Home Equity Loans during the Remittance Period over interest accrued on the related Certificates at the applicable Pass-Through Rates on the related Payment Date (the "Excess Spread"), and the Available Payment Amount for the related Remittance Period;

    (v) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

    (vi) to make investments in Permitted Instruments and, after effecting the remittance described in clause (iii) above, to pay itself interest earned in respect of Permitted Instruments or on funds deposited in the Collection Account;

    (vii) to withdraw any funds deposited in the Collection Account that were not required to be deposited therein (such as servicing compensation) or were deposited therein in error;

    (viii) to pay itself the Servicing Fee and any other permitted servicing compensation to the extent not previously retained or paid;

    (ix) to withdraw funds necessary for the conservation and disposition of REO Property;

    (x) to make Servicing Advances, as more fully described below; and

    (xi) to clear and terminate the Collection Account upon the termination of the Pooling and Servicing Agreement.

ADVANCES; SERVICING ADVANCES

  If so specified in the related Prospectus Supplement, on each Payment Date the Master Servicer may be required to make advances (each, an "Advance") to cover shortfalls in the amount payable to Certificateholders resulting from delinquent payments on the Home Equity Loans that remain uncollected as of the end of the preceding Remittance Period, to the extent the Master Servicer believes that the amount so advanced will be recoverable from subsequent payments and collections in respect of the related Home Equity Loan. However, no Advances will be made if after giving effect thereto the total amount of such Advances with respect to a particular Home Equity Loan outstanding at that time would exceed the total amount of delinquent payments of principal and interest on such Home Equity Loan as of the preceding Record Date, plus the total amount of Servicing Advances made with respect to such Home Equity Loan during the preceding Remittance Period.

  In the course of performing its servicing obligations, the Master Servicer will pay certain out-of-pocket costs and expenses incurred in the performance of its servicing obligations ("Servicing Advances"), including, but not limited to, the cost of (i) maintaining REO Properties; (ii) any enforcement or judicial proceedings, including foreclosures; and (iii) the management and liquidation of Mortgaged Property acquired in satisfaction of the related Mortgage, in each case to the extent that the Master Servicer believes that the amount so advanced will be recoverable from subsequent payments and collections in respect of the related Home Equity Loan.

  On each Payment Date, the Master Servicer will be entitled to a first priority reimbursement from amounts paid by borrowers for previous Advances and Servicing Advances.

DISTRIBUTIONS

  The Trustee is required to establish a trust account (referred to herein as the "Collection Account," but which may have such other designation as is set forth in the related Prospectus Supplement) into which there shall be deposited collections with respect to the Home Equity Loans. The Collection Account is required to be maintained as an Eligible Account. Amounts on deposit in the Collection Account may be invested in Permitted Instruments and other investments specified in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, on each Payment Date the Trustee is required to withdraw from the Collection Account and distribute the amounts set forth in the related Prospectus Supplement, to the extent available, in the priority set forth therein, which generally will include (in no particular order of priority):

    (i) deposits into any account established for the purpose of paying credit enhancement fees and premiums;

    (ii) if a Spread Account, Reserve Account or similar account is established with respect to a Series of Certificates, deposits into such fund or account of the Excess Spread or other amounts required to be deposited therein;

    (iii) payments to the holders of the Certificates on account of interest and principal, in the order and manner set forth in the related Prospectus Supplement;

    (iv) reimbursement of the Master Servicer for amounts expended by the Master Servicer and reimbursable thereto under the related Pooling and Servicing Agreement but not previously reimbursed; and

    (v) after the payments and deposits described above and in the related Prospectus Supplement, the balance, if any, to the persons specified in the related Prospectus Supplement.

  The amount available to make the payments described above will generally equal (a) the sum of (i) the Available Payment Amount for the related Remittance Period and (ii) the amount available under any credit enhancement, including amounts withdrawn from any Spread Account or Reserve Account, less
(b) the amount of the premiums or fees payable to the Trustee, the Master Servicer and the Credit Provider, if any, during the related Remittance Period.

  Generally, to the extent a Credit Provider makes payments to holders of Certificates, such Credit Provider will be subrogated to the rights of such holders with respect to such payments and shall be deemed, to the extent of the payments so made, to be a registered holder of such Certificates.

  For purposes of the provisions described above, the following terms have the respective meanings ascribed to them below, each determined as of any Payment Date.

  "Available Payment Amount" generally means the result of (a) collections on or with respect to the Home Equity Loans received by the Master Servicer during the related Remittance Period, net of the Servicing Fee paid to the Master Servicer during the related Remittance Period and reimbursements for accrued unpaid Servicing Fees and for certain expenses and Advances and Servicing Advances paid by the Master Servicer during prior Remittance Periods, fees and expenses payable to the Trustee and premiums and fees payable to the Credit Provider, if any, plus (b) the amount of Advances, if any, less, if so specified in the related Prospectus Supplement, plus (c) the Excess Spread or other amounts specified in such Prospectus Supplement.

  "Home Equity Loan Losses" means, for Home Equity Loans that become Liquidated Home Equity Loans during the related Remittance Period, the amount, if any, by which (i) the sum of the outstanding principal balance of each such Home Equity Loan (determined immediately before such Home Equity Loan became a Liquidated Home Equity Loan) and accrued and unpaid interest thereon at the Mortgage Interest Rate to the date on which such Home Equity Loan became a Liquidated Home Equity Loan exceeds (ii) the Net Liquidation Proceeds received during such Remittance Period in connection with the liquidation of such Home Equity Loan which have not theretofore been used to reduce the Principal Balance of such Home Equity Loan.

  "Payment Date" means the monthly date specified in the related Prospectus Supplement on which payments will be made to holders of the related Certificates.

OPTIONAL DISPOSITION OF HOME EQUITY LOANS

  If so specified in the related Prospectus Supplement, the Master Servicer, the Seller or the holders of the Class of Certificates or such other person specified in such Prospectus Supplement may cause the Trust to sell all of the Home Equity Loans and all REO Properties when the Pool Principal Balance declines to the percentage of the Original Pool Principal Balance specified in the related Prospectus Supplement, when the outstanding principal balance of a Class of Certificates specified in the related Prospectus Supplement declines to the percentage of the original principal balance of such Class specified in the related Prospectus Supplement or at such other time as is specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the related Pooling and Servicing Agreement will establish a minimum price at which such Home Equity Loans and REO Properties may be sold. Such minimum price may include certain expenses and other amounts or such party as is specified in the related Prospectus Supplement may be required to pay all or a portion of such expenses or other amounts at the time of sale. Unless otherwise specified in the related Prospectus Supplement, the proceeds of any such sale will be distributed to holders of the Certificates on the Payment Date next following the date of disposition.

MANDATORY DISPOSITION OF HOME EQUITY LOANS

  If so specified in the related Prospectus Supplement, the Master Servicer, the Seller or such other entities as may be specified in such Prospectus Supplement may be required to effect early retirement of a Series of Certificates by soliciting competitive bids for the purchase of the assets of the related Trust or otherwise, under the circumstances set forth in such Prospectus Supplement. The procedures for the solicitation of such bids will be described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and any Underwriter (defined herein) will be permitted to submit bids. If so specified in the related Prospectus Supplement, a minimum bid or reserve price may be established. If so specified in the related Prospectus Supplement, or if the Master Servicer or the Seller is the purchaser, the Underwriter or such other entity specified in such Prospectus Supplement will be required to confirm that the accepted bid will result in the sale of the assets of the Trust at their fair market value.

REPORTS TO HOLDERS

  On each Payment Date, there will be forwarded to each holder a statement setting forth, among other things, the information as to such Payment Date required by the related Pooling and Servicing Agreement, which generally will include, except as otherwise provided therein, if applicable:

    (A) the Available Payment Amount (and any portion of the Available Payment Amount that has been deposited in the Collection Account but may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to
  Section 362 of the United States Bankruptcy Code);

    (B) the principal balance of each class of Certificates as reported in the report for the immediately preceding Payment Date, or, with respect to the first Payment Date for a Series of Certificates, the Original Principal Balance of such Class;

    (C) the principal portion of all Monthly Payments received during the related Remittance Period;

    (D) the amount of interest received on the Home Equity Loans during the related Remittance Period;

    (E) the aggregate amount of the Advances, if any, to be made with respect to the Payment Date;

    (F) certain delinquency and foreclosure information as described more fully in the related Pooling and Servicing Agreement, and the amount of Home Equity Loan Losses during the related Remittance Period;

    (G) the amount of interest and principal due to the holders of each Class of Certificates of such Series on such Payment Date;

    (H) the amount then available in any Spread Account or Reserve Account;

    (I) the amount of the payments, if any, to be made from any credit enhancement on the Payment Date;

    (J) the amount to be distributed to the holders of any subordinated or residual securities on the Payment Date;

    (K) the principal balance of each Class of Certificates of such Series after giving effect to the payments to be made on the Payment Date;

    (L) with respect to the Mortgage Pool, the weighted average maturity and the weighted average Mortgage Interest Rate of the Home Equity Loans as of the last day of the related Remittance Period;

    (M) the amount of all payments or reimbursements to the Master Servicer for accrued unpaid Servicing Fees, unreimbursed Servicing Advances and interest in respect of Permitted Instruments or funds on deposit in the Collection Account and certain other amounts during the related Remittance Period;

    (N) the Pool Principal Balance as of the immediately preceding Payment Date, the Pool Principal Balance after giving effect to payments received and Home Equity Loan Losses incurred during the related Remittance Period and the ratio of the Pool Principal Balance to the Original Pool Principal Balance. As of any Payment Date, the "Pool Principal Balance" equals the aggregate outstanding principal balance of all Home Equity Loans, as reduced by the aggregate Home Equity Loan Losses, at the end of the related Remittance Period;

    (O) certain information with respect to the funding, availability and release of monies from any Spread Account or Reserve Account;

    (P) the number of Home Equity Loans outstanding at the beginning and at the end of the related Remittance Period;

    (Q) the amounts that are reimbursable to the Master Servicer or the Seller, as appropriate; and

    (R) such other information as the holders may reasonably request in writing.

  The Master Servicer will also be required to furnish to any holder upon request (i) annual audited financial statements of TFC (which include on a consolidated basis the Master Servicer) for one or more of the most recently completed three fiscal years for which such statements are available, and (ii) interim unaudited financial statements of TFC (which include on a consolidated basis the Master Servicer) relating to periods subsequent to the most recent annual audited period.

DESCRIPTION OF CREDIT ENHANCEMENT

  To the extent specified in the related Prospectus Supplement, credit enhancement for one or more Classes of a Series of Certificates may be provided by one or more of a letter of credit, financial guaranty insurance policy, mortgage pool insurance policy, special hazard insurance policy, reserve fund, spread account, cash collateral account, overcollateralization, subordination or other type of credit enhancement. Credit enhancement may also be provided by subordination of one or more Classes of Certificates of a Series to one or more other Classes of Certificates of such Series. Any credit enhancement will be limited in amount and scope of coverage. Unless otherwise specified in the related Prospectus Supplement, credit enhancement for a Series of Certificates will not be available for losses incurred with respect to any other Series of Certificates. To the extent credit enhancement for any Series of Certificates is exhausted, or losses are incurred which are not covered by such credit enhancement, the holders of the Certificates will bear all further risk of loss.

  The amounts and types of credit enhancement, as well as the provider thereof (the "Credit Provider"), if applicable, with respect to each Series of Certificates will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the related Pooling and Servicing Agreement, any credit enhancement may be periodically modified, reduced or substituted for as the aggregate principal balance of the related Mortgage Pool decreases, upon the occurrence of certain events or otherwise. Unless otherwise specified in the related Prospectus Supplement, to the extent permitted by the applicable Rating

Agencies and provided that the then current rating of the affected Certificates is not reduced or withdrawn as a result thereof, any credit enhancement may be cancelled, reduced or modified in amount or scope of coverage or both.

  The descriptions of credit enhancement arrangements included in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of governing documents, copies of which will be available upon request.

  To the extent that any credit enhancement represents a material asset of the related Trust, additional disclosure regarding the provider of the credit enhancement, including where appropriate financial statements of such provider, will be included in the Prospectus Supplement. If the provider of any such credit enhancement is subsequently replaced with another provider, or if such credit enhancement is subsequently replaced with another form of credit enhancement, similar additional disclosure will be included in the periodic reports of the related Trust.

  Financial Guaranty Insurance Policy. If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond (a "Certificate Insurance Policy") may be obtained and maintained for a Class or Series of Certificates. The issuer of the Certificate Insurance Policy (the "Insurer") will be described in the related Prospectus Supplement and a copy of the form of Certificate Insurance Policy will be filed with the related Current Report on Form 8-K.

  Unless otherwise specified in the related Prospectus Supplement, a Certificate Insurance Policy will be unconditional and irrevocable and will guarantee to holders of the applicable Certificates that an amount equal to the full amount of distributions due to such holders will be received by the Trustee or its agent on behalf of such holders for distribution on each Payment Date. The specific terms of any Certificate Insurance Policy will be set forth in the related Prospectus Supplement. A Certificate Insurance Policy may have limitations and generally will not insure the obligation of the Seller or the Master Servicer to purchase or substitute for a defective Home Equity Loan and will not guarantee any specific rate of principal prepayments. Unless otherwise specified in the related Prospectus Supplement, the Insurer will be subrogated to the rights of each holder to the extent the Insurer makes payments under the Certificate Insurance Policy.

  Letter of Credit. If so specified in the related Prospectus Supplement, all or a component of credit enhancement for a Class or a Series of Certificates may be provided by a letter of credit (a "Letter of Credit") issued by a bank or other financial institution (a "Letter of Credit Issuer") identified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Letter of Credit will be irrevocable. A Letter of Credit may provide coverage with respect to one or more Classes of Certificates or the underlying Home Equity Loans or, if specified in the related Prospectus Supplement, may support a specified obligation or be provided in lieu of the funding with cash of a Reserve Account or Spread Account (each as defined below). The amount available, conditions to drawing, if any, and right to reimbursement with respect to a Letter of Credit will be specified in the related Prospectus Supplement. A Letter of Credit will expire on the date specified in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms.

  Mortgage Pool Insurance Policy. If so specified in the related Prospectus Supplement, credit enhancement with respect to a Series of Certificates may be provided by a mortgage pool insurance policy (a "Pool Insurance Policy") issued by the insurer (a "Pool Insurer") specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Pool Insurance Policy will, subject to limitations described in such Prospectus Supplement, insure against losses due to defaults in the payment of principal or interest on the underlying Home Equity Loans up to the amount specified in such Prospectus Supplement (or in a Current Report on Form 8-K). The Pooling and Servicing Agreement with respect to any Series of Certificates for which a Pool Insurance Policy is provided will require the Master Servicer or other party specified therein to use reasonable efforts to maintain the Pool Insurance Policy and to present claims to the Pool Insurer in the manner required thereby. No Pool Insurance Policy will be a blanket policy against loss and will be subject to the limitations and conditions precedent described in the related Prospectus Supplement.

  Special Hazard Insurance Policy. If so specified in the related Prospectus Supplement, credit enhancement with respect to a Series of Certificates may be provided in part by an insurance policy (a "Special Hazard Policy") covering losses due to physical damage to a Mortgaged Property other than a loss of the type covered by a standard hazard insurance policy or flood insurance policy or losses resulting from the application of co-insurance clauses contained in standard hazard insurance policies. The Prospectus Supplement relating to a Series of Certificates for which a Special Hazard Policy is provided will identify the issuer of such policy and any limitations on coverage. No Special Hazard Policy will cover extraordinary losses such as those due to war, civil insurrection, governmental action, errors in design or workmanship, chemical contamination or similar causes. Each Special Hazard Policy will contain an aggregate limit on claims specified in the related Prospectus Supplement. No claim will be paid under any Special Hazard Policy unless hazard insurance on the Mortgaged Property is in force and protection and preservation expenses have been paid.

  Spread Account and Reserve Account. If so specified in the related Prospectus Supplement, all or any component of credit enhancement for a Series of Certificates may be provided by a reserve account (a "Reserve Account") or a spread account (a "Spread Account"). A Reserve Account or Spread Account may be funded by a combination of cash, one or more letters of credit or one or more Permitted Instruments provided by the Seller or other party identified in the related Prospectus Supplement, amounts otherwise distributable to one or more Classes of Certificates subordinated to one or more other Classes of Certificates or all or any portion of Excess Spread. If so specified in the related Prospectus Supplement, a Reserve Account for a Series of Certificates may be funded in whole or in part on the applicable Closing Date. If so specified in the related Prospectus Supplement, cash deposited in a Reserve Account or a Spread Account may be withdrawn and replaced with one or more letters of credit or Permitted Instruments. A Reserve Account or Spread Account may be pledged or otherwise made available to a Credit Provider. If so specified in the related Prospectus Supplement, a Reserve Account or Spread Account may not be deemed part of the assets of the related Trust or may be deemed to be pledged or provided by one or more of the Seller, the holders of the Class of Certificates otherwise entitled to the amounts deposited in such account or such other party as is identified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, a Spread Account or Reserve Account may also include an account (a "Yield Supplement Account"). Funds on deposit in the Yield Supplement Account for any Series may be applied to supplement interest payable on the related Home Equity Loans if necessary to pay interest to holders of one or more classes of Certificates of such Series at the applicable Pass-Through Rate.

  Cash Collateral Account. If so specified in the related Prospectus Supplement, all or any portion of credit enhancement for a Series of Certificates may be provided by the establishment of a cash collateral account (a "Cash Collateral Account"). A Cash Collateral Account will be similar to a Reserve Account or Spread Account except that generally a Cash Collateral Account is funded initially by a loan from a cash collateral lender (the "Cash Collateral Lender"), the proceeds of which are invested with the Cash Collateral Lender or other eligible institution. Unless otherwise specified in the related Prospectus Supplement, the Cash Collateral Account will be required to be maintained as an Eligible Account. The loan from the Cash Collateral Lender will be repaid from Excess Spread, if any, or such other amounts as are specified in the related Prospectus Supplement. Amounts on deposit in the Cash Collateral Account will be available in generally the same manner described above with respect to a Spread Account or Reserve Account. As specified in the related Prospectus Supplement, a Cash Collateral Account may be deemed to be part of the assets of the related Trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related Prospectus Supplement and pledged for the benefit of the holders of one or more Classes of Certificates of a Series.

  Subordination. If so specified in the related Prospectus Supplement, distributions of scheduled principal, Principal Prepayments, Curtailments, interest or any combination thereof otherwise payable to one or more Classes of Certificates of a Series ("Subordinated Certificates") may instead be payable to holders of one or more other Classes of Certificates of such Series ("Senior Certificates") under the circumstances and to the extent specified in such Prospectus Supplement. A Class of Certificates may be subordinated to one or more Classes of Certificates and senior to one or more other Classes of Certificates of a Series. If so specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Home Equity Loans and losses on defaulted Home Equity Loans will be borne first by the various Classes of Subordinated Certificates and thereafter by the various Classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate losses in respect of defaulted Home Equity Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificates that will be distributable to Senior Certificates on any Payment Date may be limited as specified in the related Prospectus Supplement or the availability of subordination may otherwise be limited as specified in the related Prospectus Supplement. If losses or delinquencies were to exceed the amounts payable and available to holders of Subordinated Certificates of a Series or if such amounts were to exceed any limitation on the amount of subordination available, holders of Senior Certificates of such Series could experience losses.

  In addition, if so specified in the related Prospectus Supplement, amounts otherwise payable to holders of Subordinated Certificates on any Payment Date may be deposited in a Reserve Account or Spread Account, as described above. Such deposits may be made on each Payment Date, on each Payment Date for a specified period or to the extent necessary to cause the balance in such account to reach or maintain a specified amount, as specified in the related Prospectus Supplement, and thereafter, amounts may be released from such Reserve Account or Spread Account in the amounts and under the circumstances specified in such Prospectus Supplement.

  Distributions may be allocated as among Classes of Senior Certificates and as among Classes of Subordinated Certificates in order of their final scheduled payment dates, in accordance with a schedule or formula or otherwise, as specified in the related Prospectus Supplement. As between Classes of Subordinated Certificates, payments to holders of Senior Certificates on account of delinquencies or losses and deposits to any Reserve Account or Spread Account will be allocated as specified in the related Prospectus Supplement. Principal Prepayments and Curtailments may be paid disproportionately to Classes of Senior Certificates pursuant to a "shifting interest" structure or otherwise, as specified in the related Prospectus Supplement.

  Other Credit Enhancement. Credit enhancement may also be provided for a Series of Certificates in the form of overcollateralization, surety bond, insurance policy or other type of credit enhancement approved by the applicable Rating Agencies to cover one or more risks with respect to the Home Equity Loans or the Certificates, as specified in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the form or amount of credit enhancement may be changed after the issuance of the related Certificates with the approval of the applicable Rating Agencies.

PAYMENT OF CERTAIN EXPENSES

  If so specified in the related Prospectus Supplement, in order to provide for the payment of the fees of the Credit Provider, if any, the Trustee may be required to establish a credit enhancement account and to deposit therein on the dates specified in the related Prospectus Supplement, from amounts on deposit in the Collection Account, in the priority indicated, an amount that is sufficient to pay the premiums or fees due to the Credit Provider.

  Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will require the Trustee's fees and reasonable expenses and disbursements to be paid prior to distributions to Certificateholders.

SERVICING COMPENSATION

  As compensation for servicing and administering the Home Equity Loans, the Master Servicer is entitled to a fee in the amount specified in the related Prospectus Supplement (the "Servicing Fee"), payable monthly from payments and collections with respect to the Home Equity Loans. In addition to the Servicing Fee, the Master Servicer will generally be entitled under the related Pooling and Servicing Agreement to retain as additional servicing compensation any assumption and other administrative fees (including bad check charges, late payment fees and similar fees), the excess of any Net Liquidation Proceeds over the outstanding principal balance of a Liquidated Home Equity Loan, to the extent not otherwise required to be remitted to the Trustee for deposit into the Collection Account, and interest paid on funds on deposit in the Collection Account.

SERVICING STANDARDS

  General Servicing Standards. The Master Servicer will agree to service the Home Equity Loans in accordance with the Pooling and Servicing Agreement and, in servicing and administering the Home Equity Loans, to employ or cause to be employed procedures, including collection, foreclosure and REO Property management procedures, and exercise the same care it customarily employs and exercises in servicing and administering mortgage loans for its own account, in accordance with accepted first and junior mortgage servicing practices of prudent lending institutions and giving due consideration to the holders', and any Credit Provider's reliance on the Master Servicer. The interests of the holders of each Class of Certificates of any Series and the Credit Provider, if any, may differ with respect to servicing decisions which may affect the rate at which prepayments are received. For example, holders of certain Classes of Certificates may prefer that "due-on-sale" clauses be waived in the event of a sale of the underlying Mortgaged Property, that delinquent Mortgagors be granted extensions or other accommodations and that liquidations of Home Equity Loans be deferred, if an increase in the rate of principal prepayments would have an adverse effect on the yield to investors in such Certificates. Depending on the timing of such prepayments, holders of other classes of Certificates may prefer that "due-on-sale" clauses be enforced or that other actions be taken which would increase prepayments. No holder of a Certificate will have the right to make any decisions with respect to the underlying Home Equity Loans. The Master Servicer will have the right and obligation to make such decisions in accordance with its normal servicing procedures and the standards set forth in the related Pooling and Servicing Agreement. In certain cases, the consent or approval of the Credit Provider, if any, may be permitted or required. The interests of the Credit Provider, if any, with respect to, among other things, matters which affect the timing of payments and prepayments may not be the same as those of the holders of each Class of Certificates of such Series.

  Hazard Insurance. The Master Servicer will exercise its best reasonable efforts to cause to be maintained fire and hazard insurance with extended coverage (sometimes referred to as "standard hazard insurance") customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the outstanding Principal Balance owing on the Home Equity Loan; provided, however, that, if so specified in the related Prospectus Supplement, standard hazard insurance may not be required for Home Equity Loans where the principal amount is less than $5,000 or the unimproved land valuation of the Mortgaged Property. In some states the Master Servicer's ability to require such insurance coverage may be limited by law. The Master Servicer will also be required to maintain on REO Property, to the extent such insurance is available, fire and hazard insurance in the applicable amounts described above, and liability insurance. Any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary mortgage servicing procedures) will be deposited in the Collection Account on the following Payment Date, subject to retention by the Master Servicer to the extent such amounts constitute servicing compensation or to withdrawal pursuant to the related Pooling and Servicing Agreement.

  If the Master Servicer obtains and maintains a blanket policy insuring against fire and hazards of extended coverage on all of the Home Equity Loans and/or the REO Properties, then, to the extent such policy names the Master Servicer as loss payee and provides coverage in an amount equal to the aggregate outstanding principal balance on the Home Equity Loans without co-insurance, the Master Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

  In general, the standard hazard insurance policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to

Home Equity Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reactions, wet or dry rot, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. No other insurance coverage (other than title insurance as specified herein) is required under the Home Equity Loan or the Pooling and Servicing Agreement.

  Since, as a general matter, the cost of construction of residential properties has increased in recent years, if the amount of hazard insurance maintained on the improvements securing a Home Equity Loan were to decline as its principal balance decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a loss.

  Enforcement of Due on Sale Clauses. When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer, on behalf of the Trustee, may, but is not required to, enforce the rights of the Trustee as the mortgagee of record to accelerate the maturity of the related Home Equity Loan under a "due-on-sale" clause, if any, contained in the related Mortgage or Mortgage Note; provided, however, that the Master Servicer will not be permitted to exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law. The Master Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage Note or Mortgage, the Mortgagor remains liable thereon. The Master Servicer will also be authorized (with the prior approval of any Credit Provider, if required) to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note.

  Realization Upon Defaulted Home Equity Loans. The Master Servicer is required to foreclose upon or otherwise comparably effect the ownership in the name of the Trustee on behalf of the holders of the related Certificates of Mortgaged Properties relating to defaulted Home Equity Loans as to which no satisfactory arrangements can be made for collection of delinquent payments; provided, however, that the Master Servicer will not be required to foreclose if it determines that foreclosure would not be in the best interests of the holders or any Credit Provider. In connection with such foreclosure or other conversion, the Master Servicer is required to exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use as it would exercise or use under the circumstances in the conduct of its own affairs.

  Collection of Home Equity Loan Payments. Each Pooling and Servicing Agreement will require the Master Servicer to make reasonable efforts to collect all payments called for under the terms and provisions of the Home Equity Loans. Consistent with the foregoing, the Master Servicer may at its own discretion waive any late payment charge, assumption fee or any penalty interest in connection with the prepayment of a Home Equity Loan or any other fee or charge which the Master Servicer would be entitled to retain as servicing compensation and may waive, vary or modify any term of any Home Equity Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any Mortgagor, subject to the limitations set forth in the related Pooling and Servicing Agreement.

USE OF SUBSERVICERS

  The Master Servicer will be permitted under each Pooling and Servicing Agreement to enter into subservicing agreements ("Subservicing Agreements") for any servicing and administration of Home Equity Loans with any institution that is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement (a "Subservicer") and is either (i) designated by Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") as an approved Seller-Master Servicer for first and second mortgage loans, (ii) approved by the United States Department of Housing and Urban Development ("HUD") as a mortgagee or (iii) an affiliate or a wholly owned subsidiary of the Master Servicer.

  Notwithstanding any Subservicing Agreement, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will not be relieved of its obligations under a Pooling and Servicing Agreement, and the Master Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Home Equity Loans. The Master Servicer will be entitled to enter into any agreement with a subservicer for indemnification of the Master Servicer by such subservicer and nothing contained in any Pooling and Servicing Agreement shall be deemed to limit or modify such indemnification.

SERVICING CERTIFICATES AND AUDITS

  The Master Servicer is required to deliver, not later than the last day of the fourth month following the end of the Master Servicer's fiscal year, commencing in the year specified in the related Pooling and Servicing Agreement, an officers' certificate stating that (i) the Master Servicer has fully complied with the provisions of the Pooling and Servicing Agreement which relate to the servicing and administration of the Home Equity Loans,
(ii) a review of the activities of the Master Servicer during such preceding year and of performance under the Pooling and Servicing Agreement has been made under such officers' supervision, and (iii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Master Servicer to remedy such default.

  The Master Servicer is required to cause to be delivered, not later than the last day of the fourth month following the end of the Master Servicer's fiscal year, commencing in the year set forth in the related Pooling and Servicing Agreement, a letter or letters of a firm of independent certified public accountants reasonably acceptable to the Trustee stating that such firm has, with respect to the Master Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

LIMITATIONS ON LIABILITY OF THE MASTER SERVICER AND ITS AGENTS

  Each Pooling and Servicing Agreement will provide that the Master Servicer and any director, officer, employee or agent of the Master Servicer may rely on any document of any kind that is reasonably and in good faith believed to be genuine and adopted or signed by the proper authorities respecting any matters arising under the Pooling and Servicing Agreement. In addition, the Master Servicer will not be required to appear with respect to, prosecute or defend any legal action that is not incidental to the Master Servicer's duty to service the Home Equity Loans in accordance with the related Pooling and Servicing Agreement, other than certain claims made by third parties with respect to such Pooling and Servicing Agreement.

REMOVAL AND RESIGNATION OF MASTER SERVICER

  Unless otherwise specified in the related Prospectus Supplement, any Credit Provider or the holders of Certificates of a Series representing a majority in principal amount of Certificates of such Series, voting as a single class (a "Majority in Aggregate Voting Interest"), with the consent of any Credit Provider, may, pursuant to the related Pooling and Servicing Agreement, remove the Master Servicer only upon the occurrence and continuation beyond the applicable cure period of any of the following events (each a "Master Servicer Termination Event"):

  (b) the failure by Master Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make any payment, transfer or deposit, on the date the Master Servicer is required to do so under the Pooling and Servicing Agreement, which is not cured within a five business day grace period;

  (c) the Master Servicer assigns its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder, or failure on the part of the Master Servicer duly to observe or perform in any material respect any other covenants or agreements of the Master Servicer in the Pooling and Servicing Agreement which has a material adverse effect on the Certificateholders and which continues unremedied for a period of sixty days after written notice or knowledge of such default;

  (d) any representation, warranty or certification made by the Master Servicer in the Pooling and Servicing Agreement or in any certificate delivered pursuant to the Pooling and Servicing Agreement proves to have been incorrect in any material respect when made, which has a material adverse effect on the rights of the Certificateholders, and which material adverse effect continues for a period of sixty days after written notice; or

  (e) the occurrence of certain events of bankruptcy with respect to the Master Servicer, although this provision may not be enforceable.

  No removal of the Master Servicer shall be effective until the appointment and acceptance of a successor Master Servicer other than the Trustee (unless the Trustee agrees to serve) meeting the requirements described below and otherwise acceptable to any Credit Provider and majority in Percentage Interest of each Class of Certificates of such Series.

  Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not assign the related Pooling and Servicing Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Master Servicer, any Credit Provider, the Trustee and the Majority in Aggregate Voting Interest or upon the determination that the Master Servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Master Servicer. No such resignation shall become effective until a successor has assumed the Master Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

  Unless otherwise specified in the related Prospectus Supplement, upon removal or resignation of the Master Servicer other than as described in the second preceding paragraph, the Trustee will be the successor servicer (the "Successor Master Servicer"). The Trustee, as Successor Master Servicer, is obligated to make Servicing Advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as Successor Master Servicer, or if the Majority in Aggregate Voting Interest or any Credit Provider so requests in writing, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to such Credit Provider having a net worth of not less than the amount set forth in the related Pooling and Servicing Agreement and which is either approved as a servicer by FNMA and FHLMC or approved as a mortgagee by HUD as the Successor Master Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer.

  The Trustee and any other Successor Master Servicer in such capacity is entitled to the same reimbursement for advances and other Servicing Compensation as the Master Servicer. See "Servicing Compensation" above.

REGISTRATION AND TRANSFER OF THE CERTIFICATES

  If so specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series will be issued in definitive certificated form and will be transferable and exchangeable at the office of the registrar identified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, no service charge will be made for any such registration or transfer of such Certificates, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

  If so specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series ("Book-Entry Certificates") may be initially represented by one or more certificates registered in the name of The

Depository Trust Company ("DTC") or other securities depository and be available only in the form of book-entries. Any Book-Entry Certificates will initially be registered in the name of Cede, the nominee of DTC. Certificateholders may also hold Certificates of a Series through CEDEL or Euroclear (in Europe), if they are participants in such systems or indirectly through organizations that are participants in such systems. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' certificates accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' certificates accounts in the Depositaries' names on the books of DTC. Citibank, N.A. ("Citibank"), will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, the "Depositaries").

  Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving certificates in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of certificates received in CEDEL or Euroclear as a result of a transaction with a DTC participant will be made during subsequent certificates settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such certificates settled during such processing will be reported to the relevant Euroclear or CEDEL participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of certificates by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences--Foreign Investors in REMIC Certificates" herein.

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Certificates Exchange Act of 1934, as amended. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Beneficial owners ("Owners") that are not Participants but desire to purchase, sell or otherwise transfer ownership of Book-Entry Certificates may do so only through Participants (unless and until Definitive Certificates, as defined below, are issued). In addition, Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee or any Trustee, as the case may be, through DTC and Participants. Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below.

  Unless and until Definitive Certificates (as defined below) are issued, it is anticipated that the only "holder" of Book-Entry Certificates of any Series will be Cede, as nominee of DTC. Owners will only be permitted to exercise the rights of holders indirectly through Participants and DTC.

  While any Book-Entry Certificates of a Series are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants with whom Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Owners. Accordingly, although Owners will not possess certificates, the Rules provide a mechanism by which Owners will receive distributions and will be able to transfer their interests.

  Unless and until Definitive Certificates are issued, Owners who are not Participants may transfer ownership of Book-Entry Certificates of a Series only through Participants by instructing such Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Owners.

  Book-Entry Certificates of a Series will be issued in registered form to Owners, or their nominees, rather than to DTC (such Book-Entry Certificates being referred to herein as "Definitive Certificates") only under the circumstances provided in the related Pooling and Servicing Agreement, which generally will include, except if otherwise provided therein, if (i) DTC or the Master Servicer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates of such Series and the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its sole option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Master Servicer Termination Event, a majority of the aggregate Percentage Interest of any Class of Certificates of such Series advises DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Owners is no longer in the best interests of Owners of such Class of Certificates. Upon issuance of Definitive Certificates of a Series to Owners, such Book-Entry Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

  DTC has advised the Master Servicer and the Seller that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a holder only at the direction of one or more Participants to whose DTC accounts the Certificates are credited. DTC has advised the Master Servicer and the Seller that DTC will take such action with respect to any Percentage Interests of the Book-Entry Certificates of a Series only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Book-Entry Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

  Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to a Series of Certificates offered hereby. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

  The Euroclear System ("Euroclear") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers with respect to a Series of Certificates offered hereby. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Certificates clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in the Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant systems' rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" herein. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement or the relevant Supplement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

                CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS

  The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed in part by applicable state laws (which laws may differ substantially from one another), the summaries do not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws of all states in which the Mortgaged Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Home Equity Loans.

GENERAL

  The Home Equity Loans will be secured by either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the Mortgaged Property subject to a Home Equity Loan is located. A mortgage conveys legal title to or creates a lien upon the property to the mortgagee subject to a condition subsequent, i.e., the payment of the indebtedness secured thereby. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

  If so specified in the related Prospectus Supplement, a Mortgage Pool may include loans on units in cooperatives ("Cooperative Loans"). Cooperative Loans are evidenced by notes secured by security interests in shares issued by cooperatives, which are corporations entitled to be treated as housing cooperatives under federal tax law, and in the related proprietary leases or occupancy agreements granting rights to occupy specific dwelling units within the cooperative buildings. The security agreement will create a lien upon or grant a title interest in the property which it covers, the priority of which lien will depend on the terms of the agreement and the order of recordation in the appropriate recording office. Ownership of a unit in a cooperative is held through the ownership of stock in the corporation, together with the related proprietary lease or occupancy agreement. Such ownership interest is generally financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the proprietary lease or occupancy agreement and a security interest in the related cooperative shares.

  Each cooperative owns in fee or has a leasehold interest in the real property and improvements, including all separate dwelling units therein. The cooperative is responsible for property management and generally for the payment of real estate taxes, insurance and similar charges, the cost of which is shared by the owners. The cooperative building or underlying land may be subject to one or more mortgages (generally incurred in connection with the construction or purchase of the building) for which the cooperative is responsible. The interest of an occupant under proprietary leases or occupancy agreements is generally subordinate to that of the holder of such a mortgage or land lease. If the cooperative is unable to meet the payment obligations under such mortgage or any land lease, the holder of such mortgage or land lease could foreclose the mortgage or terminate the land lease, which may have the effect of terminating all proprietary leases or occupancy agreements. In the event of such foreclosure or termination, the value of any collateral held by a lender which financed the purchase by a tenant/shareholder of cooperative shares or, in the case of the Home Equity Loans, the collateral securing the Cooperative Loans could be eliminated or significantly reduced.

FORECLOSURE IN GENERAL

  Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not contested by any of the parties defendant.

  Foreclosure of a deed of trust or a security deed is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or security deed which authorizes the sale of the property upon default by the borrower under the terms of the note, deed of trust or security deed. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of such notice. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligations. Generally, state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

  In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is often a public sale. Because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property subject to the lien of the mortgage or the deed of trust may have deteriorated during the foreclosure proceedings, a third party may be unwilling to purchase the property at a foreclosure sale.

  For these reasons, it is common for the lender to purchase the property from the trustee or referee with a "credit bid" in an amount less than or equal to the principal amount of the indebtedness secured by the mortgage or deed of trust, accrued and unpaid interest and the expenses of foreclosure. The lender thereby assumes the burdens of ownership, including the obligation to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. In some states there is a statutory minimum purchase price which the lender may offer for the property. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

  Under the Pooling and Servicing Agreement (and the REMIC Provisions of the
Code), the Master Servicer may hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the cost of direct operation by the Master Servicer.

  Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the unpaid portion of the debt from the mortgagor. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

JUNIOR MORTGAGES

  Some of the Home Equity Loans may be secured by second or more junior mortgages or deeds of trust, which are subordinate to first or more senior mortgages or deeds of trust held by other lenders. The rights of the holders, as the holders of a junior deed of trust or a junior mortgage, are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior mortgagee satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "-- Foreclosure in General" herein.

  Furthermore, the terms of the second or more junior mortgage or deed of trust are subordinate to the terms of the first or senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage. See "Risk Factors--Risks of the Home Equity Loans--Junior Liens" herein for a further discussion of certain risks associated with junior mortgage loans.

RIGHTS OF REDEMPTION

  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

  Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following a nonjudicial foreclosure or sale under a deed of trust. In addition, some states prohibit a deficiency judgment where the loan proceeds were used to purchase a dwelling occupied by the borrower. A deficiency judgment is a personal judgment against a borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the borrower following a judicial sale to the excess of the outstanding debt over the "fair value" of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining both the property (or the proceeds therefrom) and a large deficiency judgment against the borrower as a result of low or no bids at the foreclosure sale.

  In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the residence had yet occurred prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the bankruptcy case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

  Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

  The Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Home Equity Loans.

ENFORCEABILITY OF CERTAIN PROVISIONS

  Unless otherwise specified in the related Prospectus Supplement, all of the Home Equity Loans will include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

  Some courts have imposed general equitable principles to limit the remedies available in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. For example, some courts have required that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders' judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lenders to foreclose if the default under the mortgage instrument or deed of trust is not monetary, such as the borrower's failure to maintain adequately the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been willing to relieve a borrower from the consequences of the default if the borrower has not received adequate notice of the default.

  The Home Equity Loans may contain due-on-sale clauses, which permit the lender to accelerate the maturity of the Home Equity Loan if the borrower sells, transfers, or conveys the related Mortgaged Property. The enforceability of these clauses has been the subject of legislation or litigation in many states. Some jurisdictions automatically enforce such clauses, while others require a showing of reasonableness and hold, on a case-by-case basis, that a "due-on-sale" clause may be invoked only where a sale threatens the legitimate security interests of the lender.

  The Garn-St Germain Depository Institutions Act of 1982 purports to preempt state laws which prohibit the enforcement of "due-on-sale" provisions in certain loans made after October 15, 1982. The Master Servicer may thus be able to accelerate the Home Equity Loans that were originated after that date and contain a "due-on-sale" provision, upon transfer of an interest in the related Mortgaged Property, regardless of its ability to demonstrate that a sale threatens its legitimate security interest. Each Pooling and Servicing Agreement will provide that the Master Servicer, on behalf of the Trustee, may, but is not required to, enforce any right of the Trustee as the mortgagee of record to accelerate a Home Equity Loan in the event of a sale or other transfer of the related Mortgaged Property.

RELIEF ACT LIMITATIONS ON INTEREST PAYMENTS AND FORECLOSURES

  Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Home Equity Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Home Equity Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Home Equity Loans underlying a Series of Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Home Equity Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Home Equity Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the related Mortgaged Property in a timely fashion.

ENVIRONMENTAL LEGISLATION

  Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party which takes a deed in lieu of foreclosure, acquires a mortgaged property at a foreclosure sale or which has been involved in decisions which may lead to contamination of a property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender (such as the related Trust).

  The Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as well as some similar state laws, contains an exemption from liability for holders of security interests in property. The scope of that exemption was uncertain until the recent passage of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"). The Asset Conservation Act, which was passed on September 30, 1996, clarifies that in order to be considered to have "participated in the management" of a property a lender must actually participate in the environmental management of the property. The Asset Conservation Act also provides that most conventional activities by a lender, taken to protect its security interest, will not subject the lender to CERCLA liability.

  It should be noted that liability for certain cleanup costs may be governed by state law or may fall outside of CERCLA. CERCLA does not apply to petroleum products and the security interest exemption, therefore will not apply to many properties. There is a similar lender liability provision, however, in the Resource Conservation and Recovery Act ("RCRA"), which applies to underground storage tanks (other than heating oil tanks).

  The Pooling and Servicing Agreement requires that the Master Servicer, in making a determination to foreclose on or otherwise acquire a Mortgaged Property, take into account (and the Master Servicer is not required to foreclose or otherwise acquire a Mortgaged Property in the case of) the existence of hazardous wastes or hazardous substances on such Mortgaged Property. If title to a Mortgaged Property securing a Home Equity Loan is acquired by a Trust and cleanup costs are incurred in respect of the Mortgaged Property, the holders of the Certificates might incur a loss if such costs were required to be paid by the Trust and sufficient funds were not available from any Reserve Account, Spread Account or similar account or from collections on the Home Equity Loans.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "State and Other Tax Consequences" herein. Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

  The following discussion addresses securities ("REMIC Certificates") representing interests in a Trust, or a portion thereof, which the Master Servicer will covenant to elect to have treated as a REMIC under Sections 860A through 860G (the "REMIC Provisions") of the Code. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

  The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

 Classification of REMICs

  Upon the issuance of each series of REMIC Certificates, the special tax counsel to the Seller identified in the related Prospectus Supplement ("Tax Counsel"), will deliver their opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

  If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust as a REMIC will be terminated.

 Characterization of Investments in REMIC Certificates

  In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3)(C) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Master Servicer will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

  The assets of the REMIC will include, in addition to Home Equity Loans, payments on Home Equity Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Home Equity Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Home Equity Loans for purposes of all of the foregoing sections. In addition, in some instances Home Equity Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe the Home Equity Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Home Equity Loans held pending distribution are considered part of the Home Equity Loans for purposes of Section 856(c)(5)(A) of the Code.

 Tiered REMIC Structures

  For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Tax Counsel will deliver their opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

  Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and "loans secured by an interest in real property" under
Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

 General

  Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

 Original Issue Discount

  Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

  The Code requires that a prepayment assumption be used with respect to Home Equity Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption used by the Master Servicer in reporting original issue discount for each series of REMIC Regular Certificates (the "Prepayment Assumption") will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Seller nor the Master Servicer will make any representation that the Home Equity Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

  The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

  In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied by the Master Servicer with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

  Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Payment Date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

  In addition, if the accrued interest to be paid on the first Payment Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Payment Date) and that portion of the interest paid on the first Payment Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Payment Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Payment Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

  Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" herein for a description of such election under the OID Regulations.

  If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

  As to each "accrual period," that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Payment Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing
Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Home Equity Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Home Equity Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

  A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of such Certificate's "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and
(ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

 Market Discount

  A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-- Taxation of Owners of REMIC Regular Certificates--Premium" herein. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

  However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" herein. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

  Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

  To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includable in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

  Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includable in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

 Premium

  A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC Regular Certificate, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" herein. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

 Realized Losses

  Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Home Equity Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

  Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Home Equity Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

 General

  As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Home Equity Loans or as debt instruments issued by the REMIC.

  A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

  A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce (or increase) the income or loss of a holder of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

  Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includable in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

  The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

 Taxable Income of the REMIC

  The taxable income of the REMIC will equal the income from the Home Equity Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by the amortization of any premium received on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Home Equity Loans, bad debt deductions with respect to the Home Equity Loans and, except as described below, for servicing, administrative and other expenses.

  For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the Master Servicer intends to treat the fair market value of the Home Equity Loans as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates. Such aggregate basis will be allocated among the Home Equity Loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Home Equity Loans and other property held by the REMIC.

  Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Home Equity Loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC Regular Certificateholders (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to Home Equity Loans with market discount that it holds.

  A Home Equity Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includable in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Home Equity Loans. Premium on any Home Equity Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.

  The REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates-- Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

  If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess, "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

  As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" herein. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

 Basis Rules, Net Losses and Distributions

  The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

  A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

  Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the Trust. However, such basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

  The effect of these rules is that a Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" herein. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have had in the hands of the original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" herein.

 Excess Inclusions

  Any "excess inclusions" with respect to a REMIC Residual Certificate will, with an exception discussed below for certain REMIC Residual Certificates held by thrift institutions, be subject to federal income tax in all events.

  In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

  For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

  Although it has not done so, the Treasury also has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value." The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have an aggregate issue price at least equal to two percent of the aggregate issue prices of all of the related REMIC's Regular and Residual Certificates. In addition, based on the Prepayment Assumption, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered to have "significant value" under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and the Seller will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above-described rules.

  In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

 Noneconomic REMIC Residual Certificates

  Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

  The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Seller will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

MARK-TO-MARKET RULES

  Treasury regulations provide that any REMIC Residual Certificate acquired after January 4, 1995 will not be treated as a security and therefore generally may not be marked to market.

POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS

  Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

  With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult carefully with their tax advisors prior to making an investment in such Certificates.

SALES OF REMIC CERTIFICATES

  If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions" herein. Except as described below, any such gain or loss generally will be capital gain or loss.

  Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includable in the seller's income with respect to such REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over

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

(ii) the amount of ordinary income actually includable in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the Certificate was held. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" herein.

  REMIC Certificates will be "evidences of indebtedness" within the meaning of
Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

  A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

  Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

  Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the Certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) within six months of the date of such sale, the sale will be subject to the "wash sale" rules of
Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

  The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Home Equity Loan, the receipt of income from a source other than a Home Equity Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Home Equity Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

  In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

  REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

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

  Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

  Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or Trustee in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer or the Trustee will be payable out of the related Trust resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS

  If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling and Servicing Agreement.

  In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization.

  For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in
Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

TERMINATION

  A REMIC will terminate immediately after the Payment Date following receipt by the REMIC of the final payment in respect of the Home Equity Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

  Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Master Servicer will file REMIC federal income tax returns on behalf of the related REMIC, will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects, and generally will hold at least a nominal amount of REMIC Residual Certificates.

  As the tax matters person, the Master Servicer will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Master Servicer, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

  Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face certain information including the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

  As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports

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

will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the Master Servicer will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" herein.

  The responsibility for complying with the foregoing reporting rules will be borne by the Trustee. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Such request should be directed to the Trustee at First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attn: Corporate Trust Services Division.

BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

  Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS IN REMIC CERTIFICATES

  A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

  In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

  Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

  Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

                       STATE AND OTHER TAX CONSEQUENCES

  In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" herein, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the certificates offered hereunder.

                             ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes similar prohibited transaction restrictions on tax-qualified retirement or annuity plans described in Section 401(a) or 403(a) of the Code ("Qualified Plans") and on individual retirement accounts ("IRAs") described in Section 408 of the Code (collectively, "Tax-Favored Plans"). Generally, any person who has discretionary authority or control respecting the management or disposition of "plan assets" of any ERISA Plan or Tax-Favored Plan (collectively, "Plans"), and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the Plan involved.

  Any fiduciary or other Plan investor considering whether to purchase any Certificates on behalf of or with "plan assets" of any Plan should consult with its counsel and refer to the applicable Prospectus Supplement for guidance regarding the ERISA Considerations applicable to the Certificates offered thereby.

  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the Certificates without regard to the ERISA considerations described herein and in the applicable Prospectus Supplement, subject to the provisions of other applicable federal and state law. However, any such plan that is a Qualified Plan and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503(b) of the Code.

  In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving "plan assets" of Plans and persons (referred to as "parties in interest" in ERISA or "disqualified persons" in Section 4975 of the Code) (collectively, "Parties in Interest") who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty or an excise tax imposed pursuant to
Section 502 of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available.

PLAN ASSET REGULATION

  An investment of Plan Assets (as defined below) in Certificates may cause the Home Equity Loans and other assets of the related Trust to be deemed "plan assets" of all Plans involved. Section 2510.3-101 of the U.S. Department of Labor (the "DOL") regulations (the "DOL Regulation") addresses whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust), for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, when such Plan acquires an "equity interest" (such as a Certificate) in such entity. Because of the indefinite nature of certain of the rules set forth in the DOL Regulation, the assets of a Plan which acquires Certificates of any Class may be deemed to include merely its interest in the Certificates or both such interest and an undivided interest in the assets of the related Trust. Therefore, Plan Assets should not be used to acquire or hold Certificates in reliance upon the availability of any exception under the DOL Regulation. For purposes of the sections of this Prospectus and any Prospectus Supplement headed "ERISA Considerations," the terms "Plan Assets" and "assets of a Plan" have the meaning specified in the DOL Regulation and include an undivided interest in the underlying assets of certain entities in which a Plan invests.

  The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a Trust and cause the Seller, the Master Servicer, any Subservicer, the Trustee, the obligor under any credit enhancement mechanism and certain affiliates thereof, to be considered or become Parties in Interest with respect to the assets of any Plan that are invested in Certificates issued by the Trust. If so, the acquisition or holding of Certificates by or on behalf of a Plan or with Plan Assets could also give rise to a prohibited transaction under ERISA and Section 4975 of the Code, unless a statutory or administrative exemption is available. Certificates acquired by a Plan would be assets of that Plan. Under the DOL Regulation, the Home Equity Loans and other assets held in the Trust may also be deemed to be assets of each Plan that acquires Certificates. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such Plan Assets, a Seller, the Master Servicer, a Subservicer, the Trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (1) has investment discretion with respect to the investment of Plan Assets, or (2) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect thereto.

  Any person who has discretionary authority or control with respect to the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee (in the manner described above), is a fiduciary with respect to such Plan. If the Home Equity Loans and other Trust assets were deemed to be Plan Assets, any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to all Plans involved and, therefore, subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to such Plans. In addition, if the Home Equity Loans and other Trusts assets were deemed to be Plan Assets, the acquisition or holding of Certificates by or on behalf of a Plan or with Plan Assets, as well as the normal operations of the Trust, may constitute or result in a prohibited transaction under ERISA and Section 4975 of the Code.

PROHIBITED TRANSACTION EXEMPTIONS

  Underwriters' Exemptions. The DOL has issued individual exemptions (each, an "Exemption") to a large number of investment banking firms, broker-dealers and banks or their affiliates (each, an "Underwriter"), which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to
Section 4975(a) and (b) of the Code, certain transactions (among others) relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates issued by a trust as to which an Underwriter to whom the DOL has issued an Exemption (or any of its affiliates) is the sole underwriter or the manager or co-manager of the underwriting syndicate, or a selling or placement agent, with respect to such certificates, provided that certain conditions set forth in the applicable Exemption are satisfied. The Prospectus Supplement for each Series will state (in the section headed "ERISA Considerations") whether or not the DOL has issued an Exemption to an Underwriter with respect that Series and identify the Classes of Certificates of that Series to which any such Exemption may apply.

  General Conditions. Each Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates with Plan Assets must be on terms that are at least as favorable to the Plans involved as they would be in an arm's-length transaction with an unrelated party. Second, an Exemption only applies to Certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other Certificates of the same Trust. Third, the Certificates, at the time of their acquisition with Plan Assets, must be rated in one of the three highest generic rating categories by S&P, Moody's, D&P or Fitch (collectively, the "Exemption Rating Agencies"). Fourth, the Trustee must not be an affiliate of any member of the "Restricted Group," which consists of any Underwriter, the Seller, the Master Servicer, any Subservicer and any mortgagor with respect to Home Equity Loans constituting more than 5% of the aggregate unamortized principal balance of the Home Equity Loans held in the related Trust as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting or placing the Certificates; the sum of all payments made to and retained by the Seller pursuant to the assignment of the Home Equity Loans and other Trust assets to the related Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Subservicers must represent not more than reasonable compensation for such persons' services under the related Pooling and Servicing Agreement and reimbursement of such persons' reasonable expenses in connection therewith. Sixth, each Exemption states that the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

  A Plan fiduciary or other investor of Plan Assets contemplating purchasing a Certificate must make its own determination that the general conditions described above will be satisfied with respect to such Certificate.

  If the general conditions of an applicable Exemption are satisfied, the Exemption may provide exemptive relief from the restrictions imposed by
Section 406(a) of ERISA, and the excise taxes imposed by Section 4975(a) and
(b) by reason of Section 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Section 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a Certificate by or with Plan Assets of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to Plan Assets of such Excluded Plan. For purposes of the sections of this Prospectus and any Prospectus Supplement headed "ERISA Considerations," the term "Excluded Plan" means a Plan sponsored by any member of the Restricted Group (as defined above).

  Specific Conditions. If certain specific conditions of an applicable Exemption are also satisfied, the Exemption may provide exemptive relief from the restrictions imposed by Section 406(b)(1) and (2) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Certificates, in the initial issuance of Certificates between a Seller or an Underwriter and an investor of Plan Assets, when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant Plan Assets in the Certificates is a mortgagor with respect to 5% or less of the fair market value of the Home Equity Loans or other assets held in the Trust (or an affiliate of such a person), and (2) the direct or indirect acquisition or disposition in the secondary market and holding of Certificates by a Plan or with Plan Assets.

  Further, if certain specific conditions of an applicable Exemption are satisfied, the Exemption may provide exemptive relief from the restrictions imposed by Section 406(a) and (b) of ERISA, and the excise taxes imposed by
Section 4975(a) and (b) by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pools. The Seller expect that those specific conditions of an applicable Exemption will be satisfied with respect to the Certificates so that the Exemption would provide exemptive relief from those restrictions and excise taxes for transactions in connection with the servicing, management and operation of the Mortgage Pools, provided that the general conditions of the Exemption are satisfied.

  An applicable Exemption also may provide exemptive relief from the restrictions imposed by Section 406(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) by reason of Section 4975(e)(1)(A) through (D) of the Code, if such restrictions are otherwise deemed to apply merely because a person is deemed to be a

Party in Interest with respect to a Plan (or the investing entity holding Plan Assets) by virtue of providing services to the Plan(s) involved, or by virtue of having certain specified relationships to such a person, solely as a result of the ownership of Certificates by a Plan or with Plan Assets.

  Advance Determinations. Before purchasing any Class of Certificates of any Series, a Plan fiduciary or other investor of Plan Assets should itself determine that (1) the DOL has issued an Exemption to an Underwriter with respect that Series, (2) the Exemption applies to Certificates of that Class,
(3) the Certificates constitute "certificates" as defined in the Exemption, and (4) the specific and general conditions and any other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided by an applicable Exemption, the Plan fiduciary or other investor of Plan Assets should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates with Plan Assets.

  Any Plan fiduciary or other of Plan Assets investor who proposes to purchase Certificates with Plan Assets should consult with its counsel with respect to the potential applicability of ERISA and Section 4975 of the Code to such investment and the availability of exemptive relief under an Exemption or any other prohibited transaction exemption in connection therewith. In particular, in connection with a contemplated purchase of Certificates representing a beneficial ownership interest in a pool of single-family residential mortgage loans, any fiduciary or other Plan investor should consider the availability of an Exemption or Prohibited Transaction Class Exemption ("PTCE") 83-1 for certain transactions involving mortgage pool investment trusts. The Prospectus Supplement for any Series of Certificates may contain additional information regarding the application of an Exemption, PTCE 83-1 or any other prohibited transaction exemption with respect to the Certificates offered thereby. However, PTCE 83-1 does not provide exemptive relief with respect to Certificates evidencing interests in Trusts which include Cooperative Loans. In addition, such fiduciary or other Plan Asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts. The applicable Prospectus Supplement may contain additional Information regarding the application of the Exemption, PTCE 83-1, PTCE 95-60 or other DOL class exemptions with respect to the Certificates offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular Plan's or other Plan Asset investor's investment in the Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment.

INSURANCE COMPANY GENERAL ACCOUNTS

  In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL was required to issue final regulations ("the 401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. The DOL issued proposed regulations under Section 401(c) on December 22, 1997, but the required final regulations have not been issued as of the date hereof. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal counsel with respect to the applicability of Sections I and III of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

REPRESENTATION FROM INVESTING PLANS

  The exemptive relief afforded by the Exemption will not apply to the purchase, sale or holding of any class of Subordinated Certificates. To the extent Certificates are Subordinated Certificates, transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using Plan Assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Seller, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Seller, the Trustee and the Master Servicer, which opinion will not be at the expense of the Seller, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Seller, the Trustee and the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. In lieu of such opinion of counsel, the transferee may provide a certification of facts substantially to the effect that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, will not subject the Seller, the Trustee or the Master to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following conditions are met: (a) the source of funds used to purchase such Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60), and (b) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates.

TAX EXEMPT INVESTORS

  A Plan that is exempt from federal income taxation pursuant to Section 501(a) of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") (within the meaning of Section 512 of the Code). All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and, therefore, will be subject to federal income tax. See "Certain Federal Income Tax Consequences-- Taxation of Owners of REMIC Residual Interests--Excess Inclusions" herein.

CONSULTATION WITH COUNSEL

  There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the Certificates or, even if all of the conditions specified therein were satisfied, that the exemption would apply to transactions involving a Trust. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the Certificates.

  Any fiduciary or other investor of Plan Assets that proposes to acquire or hold Certificates on behalf of or with Plan Assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment and the Exemption, the availability of exemptive relief under PTCE 83-1, Sections I and III of PTCE 95-60 or any other DOL class exemption.

                               LEGAL INVESTMENT

  Unless otherwise specified in the related Prospectus Supplement, no Class of Certificates of a Series will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because the related Mortgage Pool will include Home Equity Loans that are secured by second or more junior Mortgages. Investors should consult their own legal advisers in determining whether and to what extent any Class of Certificates of a Series constitutes legal investments for such investors.

                                USE OF PROCEEDS

  The Seller will use the net proceeds received from each sale of Certificates to purchase Home Equity Loans from its affiliates. Such affiliates will use such proceeds for general corporate purposes.

                             PLAN OF DISTRIBUTION

  The Certificates of each Series may be sold to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters or such other underwriting arrangement as may be specified in the related Prospectus Supplement or may be offered or placed either directly or through agents. The Seller intends that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of such methods or that an offering of a particular Series of Certificates may be made through a combination of such methods.

  The distribution of Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

  In connection with the sale of the Certificates, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell Certificates to certain dealers at prices less a concession. Underwriters may allow and such dealers may reallow a concession to certain other dealers. Underwriters, dealers and agents that participate in the distribution of the Certificates of a Series may be deemed to be underwriters and any discounts or commissions received by them from the Seller or the related Trust and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any such underwriters or agents will be identified, and any such compensation received from the Seller or the related Trust will be described, in the related Prospectus Supplement.

  Under agreements which may be entered into by the Seller, underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Seller against certain liabilities, including liabilities under the Securities Act of 1933.

  The underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

                                    RATINGS

  Each Class of Certificates of a Series offered hereby will be rated at their initial issuance in one of the four highest categories by at least one Rating Agency.

  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Certificate, and, accordingly, there can be no assurance that the ratings assigned to a Certificate upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter. In general, ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments.

                                 LEGAL MATTERS

  Certain legal matters relating to the Certificates and certain federal income tax consequences of the issuance of the Certificates will be passed upon by Orrick, Herrington & Sutcliffe LLP, counsel to the Seller, the Master Servicer and TFC.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                            PAGE
Accrual Certificates.......................................................   6
Accrual Period.............................................................   5
Actuarial Loan.............................................................  19
Advance....................................................................  10
ARM Loans..................................................................  19
Asset Conservation Act.....................................................  49
Available Payment Amount...................................................  32
Balloon Loans..............................................................  14
Basic Principal Payment....................................................   7
Book-Entry Certificates....................................................   7
Cash Collateral Account....................................................  36
Cash Collateral Lender.....................................................  36
Cede.......................................................................   7
CEDEL......................................................................  43
CEDEL Participants.........................................................  43
CERCLA.....................................................................  49
Certificate Insurance Policy...............................................  35
Certificate Owners.........................................................   2
Certificateholder..........................................................  50
Certificates...............................................................   1
Citibank...................................................................  42
Class......................................................................   1
Closing Date...............................................................   4
Code.......................................................................  12
Collection Account.........................................................  31
Combined Loan-to-Value Ratio...............................................  18
Commission.................................................................   2
Committee Report...........................................................  52
Consumer Mortgage Loans....................................................  23
Contributions Tax..........................................................  62
conversion transaction.....................................................  62
Cooperative................................................................  44
Cooperative Loans..........................................................  45
Credit Provider............................................................  34
Curtailments...............................................................   6
Cut-off Date...............................................................   4
Deferred Interest..........................................................  20
Definitive Certificates....................................................  43
Depositaries...............................................................  42
Determination Date.........................................................   5
DOL........................................................................  66
DOL Regulation.............................................................  66
DTC........................................................................   7

                                                                            PAGE
ERISA......................................................................  12
ERISA Considerations.......................................................  12
ERISA Plans................................................................  66
Euroclear..................................................................  44
Euroclear Operator.........................................................  44
Euroclear Participants.....................................................  44
Excess Spread..............................................................  31
Exchange Act...............................................................   2
Excluded Plan..............................................................  68
Exemption..................................................................  67
Exemption Rating Agencies..................................................  68
FHA Loans..................................................................  24
FHLMC......................................................................  39
FNMA.......................................................................  30
Gross Margin...............................................................  20
Home Equity Loan...........................................................   1
Home Equity Loan Losses....................................................  32
Home Equity Loan Ratio.....................................................  19
Home Equity Loan Schedule..................................................  28
Home Equity Loans..........................................................   4
HUD........................................................................  40
Index......................................................................  20
Index of Principal Definitions.............................................   1
Indirect Participants......................................................   7
Insurance Proceeds.........................................................   6
Insurer....................................................................  35
IRAs.......................................................................  66
IRS........................................................................  52
Issue Premium..............................................................  58
Letter of Credit...........................................................  35
Letter of Credit Issuer....................................................  35
Liquidated Home Equity Loan................................................   7
Liquidation Proceeds.......................................................   7
Majority in Aggregate Voting Interest......................................  40
Master Servicer............................................................   1
Master Servicer Termination Event..........................................  41
Maximum Mortgage Rate......................................................  20
Minimum Mortgage Rate......................................................  20
Monthly Payments...........................................................   6
Morgan.....................................................................  42
Mortgage...................................................................   1
Mortgage File..............................................................  28

                                 PAGE                                       PAGE

Mortgage Interest Rate......................................................   9
Mortgage Pool...............................................................   1
mortgage related securities.................................................  12
Mortgaged Property..........................................................   1
Mortgagor...................................................................  13
Neg-Am ARM Loans............................................................  20
Net Liquidation Proceeds....................................................   7
OID Regulations.............................................................  50
Original Pool Principal Balance.............................................  18
Owners......................................................................  42
Participants................................................................   7
Parties in Interest.........................................................  66
Pass-Through Rate...........................................................   5
Payment Date................................................................   5
Percentage Interest.........................................................   7
Periodic Cap................................................................ 20
Permitted Instruments.......................................................  30
Plan........................................................................  12
Plan Assets.................................................................  12
Plans.......................................................................  66
Pool Insurance Policy.......................................................  35
Pool Insurer................................................................  35
Pool Principal Balance......................................................  34
Prepayment Assumption.......................................................  52
Prepayment Period...........................................................   6
Principal Prepayments.......................................................   6
Prior Owners................................................................  16
Prohibited Transactions Tax.................................................  62
PTCE........................................................................  69
Qualified Plans.............................................................  66
Qualified Substitute Home Equity Loan.......................................  30
Rating Agency...............................................................  11
RCRA........................................................................  49
real estate assets..........................................................  51
Real Estate Owned...........................................................  25
Record Date.................................................................   5
regular interests...........................................................  12
Released Mortgaged Property Proceeds........................................   7
Relief Act..................................................................  48
REMIC.......................................................................   1
REMIC Certificates..........................................................  50
REMIC Provisions............................................................  50

REMIC Regular Certificates..................................................  50
REMIC Regulations...........................................................  50
REMIC Residual Certificates.................................................  50
Remittance Period...........................................................   6
REO Properties..............................................................   9
Reserve Account.............................................................  36
residual interests..........................................................  12
Rules.......................................................................  43
Sample Pool.................................................................  18
Seller......................................................................   1
Senior Certificates.........................................................  36
Senior Lien.................................................................  12
Series......................................................................   1
Servicing Advances..........................................................  31
Servicing Fee...............................................................  11
Simple Interest Loan........................................................  19
SMMEA.......................................................................  71
Special Hazard Policy.......................................................  36
Spread Account..............................................................  36
Subordinated Certificates...................................................  36
Subservicer.................................................................  39
Subservicing Agreements.....................................................  39
Substitution Adjustment.....................................................  30
Successor Master Servicer...................................................  41
Tax Counsel.................................................................  50
Tax Exempt Investor.........................................................  70
Tax-Favored Plans...........................................................  66
Terms and Conditions........................................................  44
TFC.........................................................................  22
TFC Home Equity Loan Trust..................................................   4
Tiered REMICs...............................................................  51
TMC.........................................................................  23
Transamerica................................................................  22
Transamerica FSB............................................................  22
Trust.......................................................................   1
Trustee.....................................................................   1
UBTI........................................................................  70
Underwriter.................................................................  67
VA Loans....................................................................  24
weighted average life.......................................................  21
Yield Supplement Account.................................................... 36

                                  $93,860,000

                 TFC HOME EQUITY LOAN ASSET-BACKED CERTIFICATES

                                 SERIES 1998-1

                         METROPOLITAN MORTGAGE COMPANY
                                MASTER SERVICER

                               ----------------

                             PROSPECTUS SUPPLEMENT

                               ----------------

                       PRUDENTIAL SECURITIES INCORPORATED

                                  Underwriter

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.

DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT.

                               NOVEMBER 23, 1998